UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
CRONOS GROUP INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2022
Dear Shareholder:
On behalf of the Board of Directors and management of Cronos Group Inc., I am pleased to invite you to the 2022 Annual Meeting of shareholders which will be held on June 23, 2022 at 11:00 a.m., Toronto time.
Consistent with last year, given the continued public health impact of the coronavirus disease 2019 (COVID-19), and to mitigate risks to the health and safety of our communities, shareholders, employees and other stakeholders, we will hold our 2022 Annual Meeting in a virtual only format, which will be conducted via live audio webcast.
The attached Notice of 2022 Annual Meeting and Proxy Statement describe the formal business to be conducted at the 2022 Annual Meeting. Registered shareholders and duly appointed proxyholders will have an equal opportunity to participate in the 2022 Annual Meeting online regardless of their geographic location, including having the opportunity to ask questions and vote on a number of important matters. The attached Proxy Statement contains detailed instructions about how to participate in the virtual 2022 Annual Meeting.
Your vote is important. Whether or not you plan to attend the virtual 2022 Annual Meeting, please vote your shares at your earliest convenience by using the facsimile and Internet voting procedures described on the proxy card or voting instruction form or, if you received a paper copy of a proxy card or voting instruction form by mail, by completing, signing, dating and returning your proxy card or voting instruction form in the envelope provided.
Thank you for your continued support of Cronos.

Sincerely,

Michael Gorenstein
Chairman, President and Chief Executive Officer

CRONOS GROUP INC.
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, JUNE 23, 2022
NOTICE HEREBY IS GIVEN that the 2022 Annual Meeting (the “Annual Meeting”) of the holders (the “Shareholders”) of common shares (“Shares”) of Cronos Group Inc. (the “Company”) will be held on Thursday, June 23, 2022 at 11:00 a.m., Toronto time, via live audio webcast online at www.virtualshareholdermeeting.com/CRON2022. The Annual Meeting will be held for the following purposes:
1.    the receipt of the audited consolidated financial statements of the Company as at and for the fiscal year ended December 31, 2021 and the auditors’ reports thereon;
2.    the election to the board of directors of the Company (the “Board of Directors”) of the seven directors named in the attached Proxy Statement;
3.    the adoption of an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement;
4.    the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and to authorize the Board of Directors to fix KPMG LLP’s remuneration; and
5.    such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Board of Directors is not aware of any other business to be presented to a vote of the Shareholders at the Annual Meeting.
The items of business are described more fully in the accompanying Proxy Statement. In order to reduce printing and mailing costs and as a matter of good environmental stewardship, we will this year be providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, on or about May 12, 2022, we are mailing to most of the Company’s Shareholders a notice of availability of proxy materials instead of a paper copy of the Proxy Statement and our Annual Report for the fiscal year ended December 31, 2021. Shareholders that would like to receive a paper copy may do so by following the instructions in the Proxy Statement.
Consistent with last year, given the continued public health impact of the coronavirus disease 2019 (COVID-19), and to mitigate risks to the health and safety of our communities, Shareholders, employees and other stakeholders, we will hold our Annual Meeting in a virtual-only format, which will be conducted via live audio webcast. Registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as a proxyholder, will have an equal opportunity to participate in the Annual Meeting online regardless of their geographic location, including asking questions and voting, all in real time, provided they are connected to the Internet and comply with all of the requirements set out in the attached Proxy Statement.
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The Board of Directors has fixed 5:00 p.m., Toronto time, on April 28, 2022 as the record date for determining the Shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
Non-registered Shareholders who have not duly appointed themselves as a proxyholder will be able to listen to the Annual Meeting as guests, but guests will not be able to ask questions or vote at the Annual Meeting. A registered Shareholder who wishes to appoint a person, other than the Board nominees identified on the proxy card, as a proxy must carefully follow the instructions in the attached Proxy Statement and on such registered Shareholder’s proxy card. These instructions include the additional step of registering such proxyholder with the Company by following the instructions in such registered Shareholder’s proxy card. Failure to register the proxyholder will result in such proxyholder not being able to participate in the Annual Meeting and only being able to listen to the Annual Meeting as a guest.
Registered Shareholders as of 5:00 p.m., Toronto time, on the record date of April 28, 2022 may exercise their right to vote by completing and submitting the proxy card provided to them. To be effective, the proxy must be received by Broadridge prior to 11:59 p.m., Toronto time, on June 21, 2022 or, in the case of any adjournment or postponement of the Annual Meeting, prior to 11:59 p.m., Toronto time, on the date that is two business days before the date of the adjourned or postponed meeting. Registered Shareholders may also vote their Shares by participating in the Annual Meeting. Detailed instructions on how to complete and return proxies or vote by facsimile or electronically using the facsimile and Internet voting procedures are provided in the attached Proxy Statement.
Non-registered Shareholders, including those who hold Shares in the name of a bank, trust company, securities dealer or broker, or other intermediary, will receive a voting instruction form. The voting instruction form contains instructions on how to complete the form, where to return it to and the deadline for returning it, which may be earlier than the deadline for registered Shareholders, and whether facsimile or Internet voting options are available. If you do not receive such voting instructions or are unsure about anything in such voting instructions, contact your bank, trust company, securities dealer or broker, or other intermediary through which you hold your Shares.
WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY WITH YOUR VOTING INSTRUCTIONS. YOU MAY VOTE BY FACSIMILE OR INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM) OR BY MAIL.

By order of the Board of Directors,

Michael Gorenstein
Chairman, President and Chief Executive Officer
Toronto, Ontario
April 29, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 23, 2022.
Our Notice of Annual Meeting, Proxy Statement, Annual Report for the fiscal year ended December 31, 2021 and any other proxy soliciting materials we use are available at https://ir.thecronosgroup.com/financial-information/annual-meeting.
We are making the Proxy Statement and the form of proxy first available on or about May 12, 2022.

When used in this Proxy Statement, the terms “Cronos,” “we,” “our,” “us” and the “Company” refer to Cronos Group Inc., its consolidated subsidiaries and, if applicable, its joint ventures and investments accounted for by the equity method; the term “fiscal year” refers to our fiscal year, which is based on a 12-month period ending December 31 of each year (e.g., fiscal year 2021 refers to the 12-month period ended December 31, 2021); the term “Intermediary” means any bank, trust company, securities dealer or broker, or other intermediary; the term “cannabis” means the plant of any species or subspecies of genus Cannabis and any part of that plant, including all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, and the term “U.S. hemp” has the meaning given to term “hemp” in the U.S. Agricultural Improvement Act of 2018, including hemp-derived cannabidiol (“CBD”).
Unless otherwise specified, the information contained in this Proxy Statement is given as of April 29, 2022, the date of this Proxy Statement. Unless otherwise specified, all references to “dollars” or “$” in this Proxy Statement are to United States dollars and all references to “C$” are to Canadian dollars.

In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on or referred to on these websites is not part of this Proxy Statement.

This Proxy Statement includes forward-looking statements. These statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect the Company’s business, prospects, operations, future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

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CRONOS GROUP INC.
111 Peter Street, Suite 300
Toronto, Ontario, M5V 2H1
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, JUNE 23, 2022
These proxy materials are furnished in connection with the solicitation by the board of directors (the “Board” or our “Board”) of Cronos Group Inc. (“Cronos” or the “Company”), a corporation incorporated under the Business Corporations Act (British Columbia) (“BCBCA”), of proxies to be voted at the 2022 Annual Meeting of the holders (the “Shareholders”) of common shares (“Shares”) of the Company and at any adjournment or postponement of such meeting (the “Annual Meeting”). This proxy statement (this “Proxy Statement”), together with the Notice of Annual Meeting and proxy card or voting instruction form, is first being made available to Shareholders on or about May 12, 2022.
ABOUT THE MEETING

Why am I receiving these materials?
We have made these proxy materials available to you on the Internet or have delivered printed versions of these materials to you by mail in connection with the solicitation, by the Board, of proxies to be voted at the Annual Meeting. You are receiving this Proxy Statement because you were a Shareholder as of 5:00 p.m., Toronto time, on April 28, 2022, the record date for the Annual Meeting. The Notice of Annual Meeting provides notice of the Annual Meeting, and this Proxy Statement describes the proposals presented for Shareholder action and includes information required to be disclosed to Shareholders.
What is included in these proxy materials?
These proxy materials include:
•this Proxy Statement for the Annual Meeting; and
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of proxy materials?
In accordance with the “notice and access” rules of the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to all Shareholders, we have elected to furnish such materials to selected Shareholders by providing access to these documents over the Internet. Accordingly, on or about May 12, 2022, we sent a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to most of our Shareholders.

These Shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice of Internet Availability. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help save natural resources and reduce the cost to print and distribute the proxy materials.
How can I get electronic access to the proxy materials?
For those shareholders who receive a Notice of Internet Availability, the Notice of Internet Availability provides instructions regarding how to:
•view our proxy materials for the Annual Meeting on the Internet;
•vote your Shares after you have viewed our proxy materials;
•request a printed copy of the proxy materials; and
•instruct us to send our future proxy materials to you electronically by email.
Copies of the proxy materials are available for viewing at www.proxyvote.com.
You may elect to receive proxy materials by email by following the instructions contained in the Notice of Internet Availability. If you would like to request an emailed copy of the proxy materials, you may do so prior to June 9, 2022 by (1) visiting www.proxyvote.com, (2) calling 1-800-579-1639 or (3) sending an email to sendmaterial@proxyvote.com. Even if you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. If you do so, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.
When and where is the Annual Meeting?
The Annual Meeting will be held on Thursday, June 23, 2022 at 11:00 a.m., Toronto time, via live audio webcast online at www.virtualshareholdermeeting.com/CRON2022/. We are not holding an in-person meeting.
What matters will be submitted to Shareholders at the Annual Meeting?
At the Annual Meeting, you will be asked to vote on each of the following matters:
Proposal 1:    To elect the seven nominees named in this Proxy Statement to the Board;
Proposal 2:    To adopt an advisory (non-binding) resolution approving the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement; and
Proposal 3:    To appoint KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for fiscal year 2022 and to authorize the Board to fix KPMG’s remuneration.
We will conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board is not aware of any other business to be presented to a vote of the Shareholders at the Annual Meeting.

In addition, the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2021 and the auditors’ reports thereon will be placed before the Shareholders at the Annual Meeting.
Who may vote at the Annual Meeting?
Only record holders of our Shares as of 5:00 p.m., Toronto time, on April 28, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, the Company had 375,579,171 Shares outstanding. Each outstanding Share entitles the holder to one vote on each matter to be voted upon at the Annual Meeting.
How are votes counted and what is the required vote for each proposal?
As of the Record Date, there were 375,579,171 Shares outstanding, each of which entitles the holder to one vote on each matter to be voted upon at the Annual Meeting.
Proposal 1: Election of Directors
You may select “For” or “Withhold” with respect to each nominee for director under Proposal 1. Directors will be elected by a plurality of the votes cast at the Annual Meeting. However, the Board’s majority voting policy (the “Majority Voting Policy”) requires that any nominee for director who does not receive a greater number of votes “for” his or her election as a director than votes “withheld” from voting tender his or her resignation to the Board for consideration by the independent directors of the Company promptly following the Annual Meeting. The independent directors of the Company will consider the resignation and will provide a recommendation to the Board within 45 days following the Annual Meeting. The Board will consider the recommendation of the independent directors of the Company and determine whether to accept such recommendation within 90 days of the Annual Meeting. Absent exceptional circumstances, the Board will accept the resignation, which will be effective upon such acceptance. A news release will be issued promptly by the Company announcing the Board’s determination, including, if applicable, the reasons for rejecting the resignation. A director who tenders his or her resignation will not participate in any meetings to consider whether the resignation shall be accepted. Shares held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”) will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.
Proposal 2: Advisory Vote on the Compensation of Our Named Executive Officers
You may select “For”, “Against” or “Abstain” with respect to Proposal 2. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the approval, on an advisory (non-binding) basis, of the compensation of our NEOs as disclosed in this Proxy Statement. The results of the vote on the proposal are not binding on the Board or the Compensation Committee. Abstentions and broker non-votes will not be included in the total votes cast and will not affect the results.
Proposal 3: Appointment of KPMG LLP
You may select “For” or “Withhold” your vote with respect to Proposal 3. The affirmative vote of a majority of the votes cast at the Annual Meeting is required in order to appoint our independent registered public accounting firm for fiscal year 2022. U.S. (but not Canadian) brokers may exercise discretion and vote on this matter and these will be counted as votes cast. Broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.
What are the Board’s recommendations as to how I should vote on each proposal?
The Board recommends a vote:
•“FOR” the election of each of the seven director nominees named in this Proxy Statement;
•“FOR” the advisory (non-binding) resolution approving the compensation of the NEOs as disclosed in this Proxy Statement; and
•“FOR” the appointment of KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2022 and the authorization of the Board to fix KPMG’s remuneration.
How do I participate in the Annual Meeting?
The Company is holding the Annual Meeting in a virtual only format, which will be conducted via live audio webcast. Shareholders will not be able to attend the Annual Meeting in person. Participating in the Annual Meeting online enables registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as a proxyholder, to ask questions and vote, all in real time. Registered Shareholders and duly appointed proxyholders can vote at the appropriate times during the Annual Meeting. Guests, including non-registered Shareholders who have not duly appointed themselves as a proxyholder, can log in to the Annual Meeting as set out below. Guests can listen to the Annual Meeting but are not able to ask questions or vote at the Annual Meeting.
To log in to the Annual Meeting online, visit www.virtualshareholdermeeting.com/CRON2022 on your smart phone, tablet or computer. If you are a registered Shareholder or a duly appointed proxyholder, you will need to enter the 16 digit Control Number issued in respect of the Shares, your first and last name and your email address. If you are a guest, including a non-registered Shareholder who has not been duly appointed as a proxyholder, you will need to enter your first and last name and your email address. You will need the latest versions of Chrome, Safari, Edge, Firefox or Internet Explorer 11. Please ensure your browser is compatible. For example, some operating systems may experience difficulty accessing the Annual Meeting using Internet Explorer. We recommend that you log in at least 15 minutes before the Annual Meeting starts.
Duly appointed proxyholders must obtain a Control Number as described under “If I have appointed a proxyholder, how can they participate in and vote at the Annual Meeting?”. Without the Control Number, proxyholders will not be able to participate in the meeting.
If you are a registered Shareholder or duly appointed proxyholder that would like to vote in the Annual Meeting, it is important that you are connected to the Internet at all times during the Annual Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Annual Meeting. You should allow ample time to check into the Annual Meeting online and complete the related procedures.

How can I submit questions during the Annual Meeting?
Registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as a proxyholder, will be able to submit questions online by typing questions into the text box where indicated and clicking on the submit button. Questions can be submitted only during the meeting and using the means specified during the Annual Meeting.
We intend to answer properly submitted questions that are pertinent to the Company and Annual Meeting matters, as time permits. Questions sent will be moderated before being sent to the Chairman of the Meeting. The Company reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate.
What if I need technical assistance?
If you encounter any technical difficulties accessing the virtual Annual Meeting during the check-in or the Annual Meeting, please use the phone numbers found on the log-in page to contact technical support.
How do I submit my vote?
Voting by Proxy before the Annual Meeting
If you are a Shareholder of record as of 5:00 p.m., Toronto time, on the Record Date, or a duly appointed proxyholder, you can vote via the Internet, by telephone or, for those Shareholders who receive a paper proxy card in the mail, by completing, dating and signing your proxy card and returning it to Broadridge as follows:
•Through the internet. Visit www.proxyvote.com to vote 24 hours a day, 7 days a week. Have your proxy card handy when you access the website. You will be prompted to enter your Control Number to submit an electronic ballot.
•By telephone. Use any touch-tone telephone to dial 1 (800) 690-6903 to vote 24 hours a day, 7 days a week. Have your proxy card handy when you call. You will be prompted to enter your Control Number and then follow the directions given.
•By mail. Mark, sign and date your proxy card and return it in the postage-paid envelope that is provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
For those Shareholders who receive a Notice of Internet Availability, the Notice of Internet Availability provides information on how to access their proxy on the Internet, which contains instructions on how to vote. If you received a Notice of Internet Availability, you may request a printed copy of your proxy materials by following the instructions contained in the Notice of Internet Availability. If you would like to request a printed copy of the of proxy materials, you may do so prior to June 9, 2022 by (1) visiting www.proxyvote.com, (2) calling 1-800-579-1639 or (3) sending an email to sendmaterial@proxyvote.com.
If you are voting by proxy, you must ensure that the proxy is received no later than 11:59 p.m. (Toronto time) on June 21, 2022, or, in the case of any adjournment or postponement of the Annual Meeting, no later than 11:59 p.m. (Toronto time) on the date that is two business days before the date of the adjourned or postponed meeting. The time limit for the delivery of proxies may also be waived or extended by the Chair of the Annual Meeting at his or her discretion, without notice.
Voting at the Meeting
Registered Shareholders and duly appointed proxyholders can vote at the appropriate times by completing a ballot online during the Annual Meeting. We anticipate that once voting has opened during the Annual Meeting, the resolutions and voting choices will be displayed and you will be able to vote by selecting your voting direction from the options shown on the screen. Confirmation that your vote has been received should then appear. We anticipate that while voting remains open during the Annual Meeting you will be able to change your vote by selecting another voting direction or cancel your vote by pressing the cancel button.
What do I do if I hold my Shares through an Intermediary?
If you hold your Shares through an Intermediary, you can vote by following the instructions in the voting instruction form or in accordance with any other instructions provided by that Intermediary.
Non-registered Shareholders who have not duly appointed themselves as a proxyholder will be able to listen to the Annual Meeting but will not be able to ask questions or vote at the Annual Meeting. This is because the Company and Broadridge do not have a record of the non-registered Shareholders and, as a result, have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as a proxyholder.
The Company has distributed copies of the Notice of Internet Availability to the Intermediaries for onward distribution to non-registered Shareholders. Intermediaries are required to forward the Notice of Internet Availability to non-registered Shareholders unless a non-registered Shareholder has waived the right to receive it. Typically, Intermediaries will use a service company (such as Broadridge) to forward the Notice of Internet Availability to non-registered Shareholders. The Company is a “Participating Issuer” under Broadridge’s Electronic Delivery Procedures. Non-registered Shareholders who have enrolled in Broadridge’s Electronic Delivery Procedures (at www.investordelivery.com) will have received an email notification from Broadridge that the Notice of Meeting, this Proxy Statement and a proxy card or voting instruction form are available electronically, which notification includes a hyperlink to the page on the Internet where the proxy materials can be viewed. Generally, non-registered Shareholders who have not waived the right to receive proxy materials will be given a voting instruction form which must be completed and signed by the non-registered Shareholders in accordance with the directions on the voting instruction form; voting instruction forms sent by the Company and Broadridge permit the completion of the voting instruction form by facsimile or through the Internet at www.proxyvote.com.
The Company will pay for an Intermediary to deliver proxy materials to non-objecting beneficial owners of Shares (“NOBOs”) and objecting beneficial owners of Shares (“OBOs”). Any proxy materials sent to NOBOs and OBOs will be accompanied by a voting instruction form. By returning the voting instruction form in accordance with the instructions noted thereon, a NOBO or OBO is able to instruct the voting of the Shares owned by it. Voting instruction forms, whether provided by the Company or by an Intermediary, should be completed and returned in accordance with the specific instructions noted

thereon. The purpose of this procedure is to permit non-registered Shareholders to direct the voting of the Shares which they beneficially own.
If you are a non-registered Shareholder and wish to vote at the Annual Meeting, you should follow the instructions in the voting instruction form or contact your Intermediary for instructions and must follow all of the applicable instructions, including the deadline, provided by your Intermediary.
Can I appoint a proxyholder not named in the proxy card or voting instruction form?
The persons named in the proxy card or voting instruction form are directors or officers of the Company designated by the Board. A registered Shareholder has the right to appoint as a proxyholder a person or company (who need not be a Shareholder) other than the persons already named by the Board in the proxy card to attend and act on such registered Shareholder’s behalf at the Annual Meeting. Such right may be exercised by inserting the name of the person or company in the blank space provided in the proxy card or by completing a later dated proxy card. The proxyholder does not need to be a Shareholder, but the proxyholder does need to understand that the registered Shareholder’s vote will not be counted unless the proxyholder attends the Annual Meeting and votes the registered Shareholder’s Shares.
If you are a non-registered Shareholder and wish to appoint someone else as your proxyholder, including yourself, to participate in the Annual Meeting, including asking questions and voting, please follow the instructions in the voting instruction form or contact your Intermediary for instructions.
If I have appointed a proxyholder, how can they participate in and vote at the Annual Meeting?
If you are a registered Shareholder and have appointed someone other than the Board’s nominees as your proxyholder, the person you have appointed as your proxyholder must obtain a Control Number to participate in the Annual Meeting as your proxy and vote your Shares. It is the responsibility of the Shareholder to advise his or her proxyholder to contact the appropriate party to obtain a Control Number. Without the Control Number, proxyholders will not be able to participate in the Annual Meeting, including asking questions and voting.
Requests for a Control Number must be made by 11:59 p.m. (Toronto time) on June 21, 2022.
What constitutes a quorum?
The Annual Meeting will be held only if a quorum is present. A quorum will be present if the holders of 33 1/3% of the Shares outstanding as of 5:00 p.m., Toronto time, on the Record Date and entitled to vote on a matter at the Annual Meeting are represented, directly or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards or voting instruction forms either marked “abstain” or “withhold,” or returned without voting instructions, are counted as present and entitled to vote for the purpose of determining whether a quorum is present at the Annual Meeting. If Shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions, those Shares will be counted as represented at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting.

Can I change or revoke my vote after I return my proxy card or voting instruction form?
Yes. In addition to revocation in any manner permitted by law, a registered Shareholder as of 5:00 p.m., Toronto time, on the Record Date who has returned a proxy card may revoke it at any time before it is voted at the Annual Meeting by:
•completing and signing a proxy card bearing a later date, and delivering it to Broadridge in accordance with the instructions (including the submissions deadlines) set out above;
•delivering a written statement expressly revoking such proxy, signed by the registered Shareholder or by the registered Shareholders’ attorney, who is authorized in writing, to:
◦the Corporate Secretary of the Company at 111 Peter Street, Suite 300, Toronto, Ontario, M5V 2H1, at any time up to and including two business days prior to the Annual Meeting, or two business days preceding the day to which the Annual Meeting is adjourned or postponed; or
◦the Chair of the Annual Meeting prior to the start of the Annual Meeting.
If a registered Shareholder has followed the process for participating in and voting at the Annual Meeting online, voting at the Annual Meeting online will revoke all previously submitted proxies.
A non-registered Shareholder who wishes to revoke their voting instructions must complete, sign and submit a voting instruction form bearing a later date or contact their Intermediary in respect of such instructions and comply with any applicable requirements imposed by such Intermediary. An Intermediary may not be able to revoke such instructions if it receives insufficient notice of revocation.
Who will count the votes?
A representative of American Election Services, LLC will act as scrutineer at the Annual Meeting and will count the votes.
Will my vote be kept confidential?
Yes. As a matter of policy, Shareholder proxies, ballots and tabulations that identify individual Shareholders are kept confidential.
Who pays to prepare, mail and solicit the proxies?
The Company pays all the costs of preparing, mailing and soliciting proxies in connection with this Proxy Statement. We may solicit proxies by advertisement, telephone, online or personally by directors or officers or other employees of the Company without additional compensation. Intermediaries may request and forward proxy materials to beneficial owners and seek authority to execute proxies. The Company will reimburse the Intermediaries for their expenses in forwarding the proxy materials to and seeking authority from such beneficial owners. In addition to solicitation by advertisement, telephone, facsimile, email or personal contact by its directors, officers and employees, the Company has retained the services of Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out of pocket expenses. The costs of solicitation will be borne by the Company.
How will my Shares be voted if I sign, date and return my proxy card or voting instruction form?
If you sign, date and return your proxy card or voting instruction form and indicate how you would like your Shares voted, your Shares will be voted or withheld from voting as you have instructed. If you sign, date and return your proxy card or voting instruction form but do not indicate how you would like your Shares voted, your proxy will be voted:
•“FOR” the election of each of the seven director nominees named in this Proxy Statement;
•“FOR” the advisory (non-binding) resolution approving the compensation of the NEOs as disclosed in this Proxy Statement; and
•“FOR” the appointment of KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2022 and the authorization of the Board to fix KPMG’s remuneration.
How will broker non-votes be treated?
A “broker non-vote” occurs when a broker who holds its customer’s Shares in street name submits proxies for such Shares but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their customers. Without specific instructions, Canadian brokers are prohibited from voting their customers’ Shares.
Without specific instructions, U.S. brokers, as the holders of record, are permitted to vote their customers’ Shares on “routine” matters only, but not on other matters. Shares for which U.S. brokers have not received instructions from their customers will only be permitted to vote on the following proposal:
•To appoint KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2022 and to authorize the Board to fix KPMG’s remuneration.
Shares for which U.S. brokers have not received instructions from their customers will not be permitted to vote on the following proposals:
•to elect the seven director nominees named in this Proxy Statement to the Board; or
•to approve, on an advisory (non-binding) basis, the compensation of the NEOs as disclosed in this Proxy Statement.
Does the Company have cumulative voting?
Shareholders have no cumulative voting rights.

What if other matters come up during the Annual Meeting?
If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the proxy card or voting instruction form will vote the proxies held by them in accordance with their best judgment. As of the date of this Proxy Statement, the Board is not aware of any business other than the items referred to in the Notice of Annual Meeting that will be considered at the Annual Meeting.
How do I contact the Corporate Secretary of the Company?
In several sections of this Proxy Statement, we suggest that you should contact the Corporate Secretary of the Company to follow up on various items. You can reach our Corporate Secretary by writing to 111 Peter Street, Suite 300, Toronto, Ontario, M5V 2H1 or by email at corporate.secretary@thecronosgroup.com.
Principal Holders of Voting Securities.
As of the date of this Proxy Statement, to the knowledge of the directors and executive officers of the Company, no person or entity beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company carrying 5% or more of the voting rights attached to any class of outstanding voting securities of the Company entitled to vote at the Annual Meeting, other than Altria Group, Inc. (“Altria”), as indirect beneficial owner of 156,573,537 Shares or approximately 41.7% of the issued and outstanding Shares as of March 31, 2022 (calculated on a non-diluted basis).
Your vote is important.
Because many Shareholders cannot participate in the Annual Meeting, it is necessary that a large number be represented by proxy in order to satisfy that a quorum be present to conduct business at the Annual Meeting. Whether or not you plan to participate in the Annual Meeting, prompt voting will be appreciated. Shareholders can vote their Shares via the Internet or by facsimile. Instructions for using this convenient service are provided on the proxy card or voting instruction form. Of course, you may still vote your Shares at the Annual Meeting. Shareholders who received a paper copy of a proxy card or voting instruction form may complete, sign, date and return the proxy card or voting instruction form promptly in the postage-paid envelope.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to Be Held on Thursday, June 23, 2022:
The Notice and Proxy Statement and Our Annual Report on Form 10-K for the Year Ended December 31, 2021 Are Available Free of Charge at:
https://ir.thecronosgroup.com/financial-information/annual-meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Board of Directors
The Company’s articles provide that the size of the Board will be set at seven directors. Each director will hold office from the date of the Annual Meeting until the close of the next annual meeting of Shareholders or until the successor of such director has been duly elected and/or appointed in accordance with the articles of the Company, the Investor Rights Agreement dated as of March 8, 2019 between the Company and Altria (the “Investor Rights Agreement”), and applicable law.
The Investor Rights Agreement provides that, for so long as Altria, Maple Acquireco (Canada) ULC, Altria Summit LLC and each of their respective controlled affiliates (the “Altria Group”) continues to beneficially own at least 40% of the issued and outstanding Shares, and the size of the Board is seven directors, the Company will nominate for election as directors to the Board four individuals designated by Altria (each, an “Altria Nominee”). In addition, for so long as Altria Group continues to beneficially own greater than 10% but less than 40% of the issued and outstanding Shares, Altria is entitled to designate a number of Altria Nominees that represents Altria Group’s proportionate share of the number of directors comprising the Board (rounded up to the next whole number) based on the percentage of the issued and outstanding Shares beneficially owned by the Altria Group at the relevant time. At least one Altria Nominee must be “independent” as defined in the Investor Rights Agreement (“Investor Rights Agreement Independent”) as long as Altria has the right to designate at least three individuals to be nominated for election as directors to the Board and the Altria Group’s beneficial ownership of the issued and outstanding Shares does not exceed 50%. The meaning of Investor Rights Agreement Independent differs from the meaning of the term “independent” as defined under applicable NASDAQ listing standards and the NASDAQ marketplace rules (the “NASDAQ Rules”) and as defined in National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”). Directors who are not Investor Rights Agreement Independent may still be independent under the applicable NASDAQ Rules and/or NI 58-101. Kendrick Ashton, Jr., Jody Begley, Murray Garnick and Heather Newman are the Altria Nominees. Other than the Altria Nominees, the nominees for election as directors of the Company were selected by a majority of the Board’s independent directors within the meaning of such term under the applicable NASDAQ Rules.
Nominees for Election as Directors at the Annual Meeting
The Board has not established a formal nominating committee. Rather, the Board has determined that compliance with the NASDAQ Rules, which require that director nominees (other than the Altria Nominees) are recommended for the Board’s selection by independent directors within the meaning of such term under applicable NASDAQ Rules constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, with the independence requirements applicable to such directors to be confirmed at such time, adequately encourages an objective nomination process. Individuals are selected with the desired experience and qualifications, taking into account the needs of the Board at the time. In making its recommendations, the Board’s independent directors consider:

•the attributes and skills that the Board considers to be necessary for the Board, as a whole, to possess;
•the attributes and skills that the Board considers each existing director to possess;
•the attributes and skills each new nominee will bring to the boardroom;
•whether or not each new nominee can devote sufficient time and resources to his or her duties as a Board member; and
•diversity criteria, pursuant to the Company’s Diversity Policy as further described below under “– Diversity.”
The following table sets forth certain information regarding the director nominees. Additional biographical information on each of the nominees is included below under the section entitled “Directors and Executive Officers.”

Director Name	Age	Director Since	Residency	Principal Occupation
Michael Gorenstein	35	2015	Miami, FL United States	Chairman, President and Chief Executive Officer of Cronos
Jason Adler(1)(2)(3)	50	2016	Pacific Palisades, CA United States	Co-founder and Managing Member of Gotham Green Partners
Kendrick Ashton, Jr. (1)(2)(3)	46	2021	McLean, VA United States	Co-founder and Co-Chief Executive Officer of The St. James
Jody Begley(1)	50	2019	Midlothian, VA United States	Executive Vice President and Chief Operating Officer of Altria
Murray Garnick(1)	62	2019	Manakin Sabot, VA United States	Executive Vice President and General Counsel of Altria
Heather Newman(1)	45	2019	Midlothian, VA United States	Senior Vice President, Chief Strategy and Growth Officer of Altria
James Rudyk(1)(2)(3)	55	2018	Oakville, ON Canada	Chief Financial Officer of Ag Growth International Inc.
(1) “Independent” within the meaning of such term under the applicable NASDAQ Rules.
(2) “Independent” within the meaning of such term under NI 58-101.
(3) Investor Rights Agreement Independent.
In considering the nominees’ individual experience, qualifications, attributes, skills and past Board participation, the Board’s independent directors have concluded that when considered all together, the appropriate experience, qualifications, attributes, skills and participation are represented for the Board as a whole and for each of the Board’s committees.
There are no family relationships among any directors and executive officers. Each nominee has indicated a willingness to serve and has consented to being named in this Proxy Statement, and the Board has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board unless the proxy specifies the Shares are to be withheld from voting in the election of the directors. Proxies cannot, however, be voted for a greater number of persons than the number of nominees named. Shareholders have no cumulative voting rights with respect to the election of directors.
Required Vote
With regard to the election of the director nominees, you may select “For” or “Withhold”. A plurality of the votes cast at the Annual Meeting is necessary to elect each director nominee.
However, under the Majority Voting Policy, any nominee for director who does not receive a greater number of votes “for” his or her election as a director than votes “withheld” from voting is required to tender his or her resignation to the Board for consideration by the independent directors of the Company promptly following the Annual Meeting. The independent directors of the Company will consider the resignation and will provide a recommendation to the Board within 45 days following the Annual Meeting. The Board will consider the recommendation of the independent directors of the Company and determine whether to accept such recommendation within 90 days of the Annual Meeting. Absent exceptional circumstances, the Board shall accept the resignation which will be effective upon such acceptance. A news release will be issued promptly by the Company announcing the Board’s determination, including, if applicable, the reasons for rejecting the resignation. A director who tenders his or her resignation will not participate in any meetings to consider whether the resignation shall be accepted.
A copy of the Majority Voting Policy is available on the Company’s website at https://ir.thecronosgroup.com/governance/documents-charters.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information regarding each director and current executive officer of the Company.

Name	Age	Position
Michael Gorenstein	35	Chairman, President and Chief Executive Officer
Jason Adler	50	Director
Kendrick Ashton, Jr.	46	Director
Jody Begley	50	Director
Murray Garnick	62	Director
Heather Newman	45	Director
James Rudyk	55	Director
Shannon Buggy	52	Senior Vice President, Global Head of People
Ran Gorelik	61	General Manager, Israel
John Griese	60	Senior Vice President, Head of Operations (North America)
Jeff Jacobson	36	Senior Vice President, Head of Growth (North America)
Robert Madore	57	Chief Financial Officer
Anna Shlimak	36	Senior Vice President, Head of Corporate Affairs and Strategy
Terry Doucet	32	Senior Vice President, Legal, Regulatory Affairs and Corporate Secretary
A brief biography of each director and current executive officer of Cronos is set forth below:
Michael Gorenstein is the Chairman, President and Chief Executive Officer (“CEO”) of Cronos. Mr. Gorenstein is also a co-founder and passive Member of Gotham Green Partners. Before joining the Company, Mr. Gorenstein was the Vice President and General Counsel at Alphabet Partners, LP, a New York City based multi-strategy investment management firm, focused on identifying mispriced assets across various industries, asset classes and geographies. Prior to Alphabet Partners, LP, he was a corporate attorney at Sullivan & Cromwell LLP where he focused on mergers and acquisitions and capital markets transactions. Mr. Gorenstein graduated from the University of Pennsylvania Law School with a Juris Doctor, the Wharton School at University of Pennsylvania with a certificate in Business Economics and Public Policy and the Kelley School of Business at Indiana University with a Bachelor of Science of Business in Finance. The combination of Mr. Gorenstein’s leadership capabilities and business and legal background, as well as his deep knowledge of the cannabis and U.S. hemp business, make him an ideal Chairman of the Board, President and CEO of Cronos.
Jason Adler is the co-founder and Managing Member of Gotham Green Partners, a private equity firm focused primarily on early-stage investing in companies in the cannabis industry. Prior to co-founding Gotham Green, Mr. Adler was the co-founder and Chief Executive Officer of Alphabet Partners, LP, a New York City based multi-strategy investment management firm, focused on identifying mispriced assets across various industries, asset classes and geographies. Prior to Alphabet Partners, LP, Mr. Adler also founded Geronimo, LLC, a broker dealer and member of the American Stock Exchange, that made markets in equity options, and he began his career as a market maker at G&D Trading. Mr. Adler graduated with a Bachelor of Arts from the University of Rhode Island.

Mr. Adler’s extensive experience in the cannabis industry as well as in assisting startup companies to grow into successful, mature companies make Mr. Adler a valuable director.
Kendrick Ashton, Jr. is the Co-Founder and Co-Chief Executive Officer of The St. James, a leading developer and operator of performance, wellness and lifestyle brands, experiences and destinations. Prior to founding The St. James in 2014, Mr. Ashton was a founding member and Managing Director of Perella Weinberg Partners, a boutique financial services firm founded in 2006. Prior to joining Perella Weinberg, Mr. Ashton was an investment banker at Goldman, Sachs & Co. and gained legal experience at Cravath, Swaine & Moore and Wachtell, Lipton, Rosen & Katz. Mr. Ashton received a Juris Doctorate from the University of Chicago Law School, where he was a Merit Scholar and the Earl Dickerson Public Service Scholar, and a Master of Business Administration from the University of Chicago Graduate School of Business, where he was also a Merit Scholar. He earned his A.B. from the College of William and Mary. Mr. Ashton is a member of the Board of Trustees of the Colonial Williamsburg Foundation, the Board of Trustees of the National Urban League, the Board of Directors of Archbishop John Carroll High School and the Board of Directors of the Institute for Responsible Citizenship and is an emeritus member of the Board of Visitors and Foundation Board of the College of William & Mary. Mr. Ashton was appointed a director by Altria.
Jody Begley currently serves as Executive Vice President and Chief Operating Officer for Altria, overseeing the manufacturing, marketing and distribution of Altria’s companies’ tobacco products and various functions supporting those operations. Prior to Mr. Begley’s current role, he served as Senior Vice President, Tobacco Products for Altria, overseeing Altria’s core tobacco businesses as well as Engineering, Quality and Product Development support and Consumer & Marketplace Insights. Mr. Begley also served as President and General Manager of Nu Mark from July 2015 until May 2018, leading the company’s development and marketing of innovative tobacco products for adult smokers and vapers. He joined Philip Morris USA in 1995 and has held various leadership positions at several Altria companies, including Vice President, Brand Management, PM USA; Vice President, Strategy & Business Development; Vice President, Marketing & Promotion Services; Vice President, Brand Management, Smokeless; and Vice President, Customer & Marketing Services. Mr. Begley is a graduate of the University of Tennessee-Knoxville where he received a Bachelor of Science in Industrial Engineering in 1993, and a Master of Business Administration in 1995. He also serves on the Board for the Boys & Girls Clubs in the metro Richmond area. Mr. Begley was appointed a director by Altria.
Murray Garnick serves as Executive Vice President and General Counsel of Altria. In his role since 2017, he leads the company’s Law Department, Regulatory Affairs and Regulatory Sciences. Mr. Garnick previously served as Deputy General Counsel for Altria Client Services, a subsidiary of Altria, which provides professional services and support to Altria and its operating companies. At Altria, Mr. Garnick has led the legal support for sales, marketing, regulation, and product development and intellectual property matters. He has also supervised the management of tobacco, health and all other litigation brought against Altria and its operating companies. Prior to joining Altria in 2008 as Senior Vice President, Litigation and Associate General Counsel, Mr. Garnick served for more than two decades as a senior litigation partner at the law firm of Arnold & Porter in Washington, D.C. Mr. Garnick received his Bachelor of Arts from the University of Georgia and his Juris Doctor (JD) from the University of Georgia School of Law. Mr. Garnick was appointed a director by Altria.

Heather Newman serves as Senior Vice President, Chief Strategy & Growth Officer for Altria. In her role, she oversees Altria’s International & Corporate Development, Strategy and Consumer & Market Insights, and the Digital & Technology organization, including Advanced Analytics, Information Services and Digital Marketing Services. Previously, Ms. Newman served as President and Chief Executive Officer for Philip Morris USA, where she led the company’s efforts to responsibly manufacture and market its brands to adult tobacco consumers in a financially disciplined way. Since 1999, Ms. Newman has held numerous leadership roles in Sales and Brand Management including Vice President & General Manager, Marlboro, the leading cigarette brand in all 50 states. Ms. Newman received her undergraduate business degree from Saint Joseph’s University’s Erivan K. Haub School of Business and completed her M.B.A. at Saint Joseph’s University with a concentration in Marketing in 2005. She serves on the Board of Directors for MENTOR Virginia and the Executive Advisory Council for the University of Richmond Robins School of Business, as well as the Board of Visitors for Saint Joseph’s University. Ms. Newman was appointed a director by Altria.
James Rudyk is currently the Chief Financial Officer at Ag Growth International Inc., a leading global food infrastructure company providing products, systems and solutions to the agriculture and food processing industries, where he is responsible for finance, accounting, business intelligence and information technology. Mr. Rudyk is a seasoned executive with more than 25 years of financial and operational experience, and a track record of supporting ambitious growth plans. Prior to joining Ag Growth International in September 2020, he was the Chief Financial Officer of Sofina Foods Inc. from September 2019 until May 2020, and was the Chief Financial Officer of Roots Corporation from January 2016 until August 2019, where he helped the company grow and transition from a family-led organization to a Canadian public company. Prior to joining Roots Corporation, Mr. Rudyk served as the Chief Financial Officer of Shred-It International Inc. from 2009 to 2015, where he was instrumental in helping the company grow from approximately $200 million to over $700 million in revenue and expand to more than 17 countries around the world. He also served as Chief Financial Officer and Chief Operating Officer of Canada Cartage Systems Limited from 2004 to 2009. He received his Bachelor of Arts and Master of Accounting degree from the University of Waterloo. Mr. Rudyk is also a Chartered Professional Accountant and holds an ICD.D designation from the Institute of Corporate Directors and the University of Toronto’s Rotman School of Management. Mr. Rudyk’s financial and accounting experience, together with his experience with growth companies, make him a valuable director.
Shannon Buggy has been the Senior Vice President, Global Head of People for Cronos since August 2020. Ms. Buggy is responsible for leading the Company’s human resources strategy across its global operations. Prior to Cronos, Ms. Buggy was the Senior Vice President of Global Human Resources for Nielsen from February 2018 until August 2020, where she led the human resources strategy for Nielsen Media, and the Executive Director, Head of Talent Strategy and HR Business Partners for Purdue Pharma L.P. from December 2014 until November 2017. With over 25 years of experience, Ms. Buggy has a proven track record of leading and managing global human resources teams and driving excellence in talent acquisition, development, retention, employee relations, compensation, benefits, talent management and labor relations. Ms. Buggy graduated magna cum laude with a Bachelor of Science degree in Human Resources Management from the Pace University, Lubin School of Business.

Terry Doucet was appointed as the Senior Vice President, Legal, Regulatory Affairs and Corporate Secretary in April 2022. Mr. Doucet has been with Cronos since 2018 and assumed the role of Head of Legal and Regulatory Affairs and Corporate Secretary on an interim basis in December 2021. Throughout his time at Cronos, Mr. Doucet has helped to guide Cronos through significant growth, including the build-out of the Legal and Regulatory Affairs teams, the Altria Investment (as defined below), the Ginkgo Collaboration Agreement (as defined below), and various product commercialization initiatives. Mr. Doucet has been a trusted advisor for Cronos and has a proven track record of leading highly effective teams with understanding, collaboration, and creativity. Prior to joining Cronos, Mr. Doucet was a corporate lawyer at the law firm Davies Ward Phillips & Vineberg LLP in Toronto. Mr. Doucet is an Ontario-qualified lawyer, holding a Juris Doctor from the University of Toronto and a joint honors (first-class) Bachelor of Arts degree from McGill University in Montreal.
Ran Gorelik is the General Manager of Cronos Israel, Cronos’ strategic joint venture with Kibbutz Gan Shmuel, an Israeli agricultural collective settlement, for the production, manufacture and distribution of medical cannabis in Israel, and has worked for the Company since 2017. As the General Manager of Cronos Israel, Mr. Gorelik is responsible for executing Cronos Israel’s strategy as it relates to its sales, marketing and manufacturing operations. Mr. Gorelik’s expertise and experience in licensing, compliance, new business development, and project and resource management have helped Cronos Israel bring medical cannabis to the Israeli market under the Company’s PEACE NATURALS® brand. Prior to Cronos Israel, Mr. Gorelik had broad experience in both Israeli and international markets in the areas of high-tech, real estate, wellness and has served as a director at various companies. Mr. Gorelik received a Bachelor of Science in Mechanical Engineer from the New York Institute of Technology.
John Griese is the Senior Vice President, Head of Operations (North America) for Cronos. Mr. Griese leads the Operations, Quality Assurance, Procurement, and Supply Chain functions for our North America business. Previously, Mr. Griese served as the Vice President, Operations Canada for Cronos. Before joining Cronos, Mr. Griese served as the Chief Operating Officer for The Supreme Cannabis Company, Inc. from November 2019 to February 2021. Prior to Supreme, Mr. Griese was the Chief Operating Officer at global cannabis company Creso Pharma Limited from July 2018 to November 2019. Mr. Griese was the VP, Supply Chain at Sofina Foods Inc from August 2013 to July 2017. Before Sofina, Mr. Griese spent six years at Nestle S.A. as VP, Supply Chain. From 1990 to 2007, Mr. Griese held various roles at PepsiCo-Frito Lay. Mr. Griese has been successful in building and optimizing cannabis operations teams and protocols. He has extensive experience in supply chain, building infrastructure, and navigating complex global operations structures. Mr. Griese holds an Honours Bachelors Degree from University of Guelph.
Jeff Jacobson is the Senior Vice President, Head of Growth (North America) for Cronos. As Senior Vice President, Head of Growth (North America), Mr. Jacobson leads the Marketing, Innovation and Sales teams in North America as well as the Consumer Insights and Data Analytics team for Cronos’ global business. Mr. Jacobson sets the strategy for the Company’s brands and is responsible for leading the Company’s global teams to help execute Cronos’ vision. Mr. Jacobson previously served as Cronos’ General Manager of Canada and Europe. Prior to joining Cronos in December 2016, Mr. Jacobson founded a Toronto based marketing agency and successfully launched and licensed several innovative software products in the mobile industry. As a co-founder of Peace Naturals, Mr.

Jacobson’s expertise and experience in licensing and compliance, new business development, project management and resource management help Cronos lead in domestic and international markets.
Robert Madore has served as Cronos’ Chief Financial Officer since August 2021. Mr. Madore brings to the Company a proven track record of financial leadership spanning an impressive and diverse 30-year career. Mr. Madore most recently served as Chief Financial Officer of MacAndrews & Forbes Incorporated, an operator of a diverse range of businesses, from January 2021 until March 2021. Prior to MacAndrews & Forbes Incorporated, Mr. Madore served as Executive Vice President and Chief Financial Officer of American Eagle Outfitters Inc. from 2016 through 2020. Prior to joining American Eagle Outfitters Inc., Mr. Madore served in a number of key financial and operational roles at Ralph Lauren Corporation beginning in 2004 through 2016, most recently as Senior Vice President and Chief Financial Officer from April 2015 to September 2016. Before joining Ralph Lauren Corporation, Mr. Madore was Executive Vice President and Chief Financial Officer for New York & Company from 2003 to 2004, and served as Chief Operating Officer and Chief Financial Officer of FutureBrand, a division of McCann Erickson, from 2001 to 2003. Before that, he held various executive management positions at Nine West Group, Inc. from 1995 through 2000. Mr. Madore began his career in 1987 at Deloitte & Touche LLP in audit services and worked in the firm’s mergers and acquisitions practice from 1993 until 1995. Mr. Madore received a Bachelor of Science from the Southern Connecticut State University, New Haven.
Anna Shlimak is the Company’s Senior Vice President, Corporate Affairs and Strategy and responsible for managing and directing the organization’s internal and external communications, government affairs, investor relations and corporate strategy. Prior to joining the Company, Ms. Shlimak was the Head of Investor Relations at Quest Partners LLC, a research driven alternative investment firm. Ms. Shlimak was responsible for business development, investor reporting, marketing and communication initiatives for the fund. Previously, Ms. Shlimak held a range of diverse roles at the New York Stock Exchange in both the New York and London offices. Most recently, Ms. Shlimak was on the Investor Relations Team within the Corporate Finance Group, where she was responsible for developing relationships with investors and sell side analysts, as well as creating investor communication and reporting. She received a Master of Business Administration from Columbia Business School and holds a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania.

BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE

Overview
The Board considers good corporate governance practices to be an important factor in the overall success of the Company. Under NI 58-101 and National Policy 58-201 Corporate Governance Guidelines, the Company is required to disclose information relating to its corporate governance practices, which disclosure is set out herein. With respect to the United States, the Company is required to comply with the provisions of the Sarbanes-Oxley Act of 2002 (the “Act”) and the applicable rules adopted by the SEC pursuant to the Act, as well as the NASDAQ Rules.
The Board is responsible for the oversight of the business and affairs of the Company. The Board oversees the development of the Company’s strategic plan and the ability of the executive officers to continue to deliver on the corporate objectives. The Board Mandate is attached as Appendix A to this Proxy Statement.
The independent judgment of the Board in carrying out its responsibilities is the responsibility of all directors. The Board facilitates independent supervision of the executive officers through meetings of the Board and through frequent informal discussions among independent members of the Board and executive officers. In addition, the Board has unrestricted access to the Company’s external auditors, external legal counsel and to the Company’s executive officers and employees.
Meetings
The Board held seven meetings in 2021. Four Board members attended 100% of these meetings, and one Board member, Mr. Ashton, attended 100% of the meetings from the time of his election in June 2021. One Board meeting was convened to consider the acquisition of the Company’s option to purchase shares of common stock of PharmaCann Inc (“PharmaCann”). Mr. Gorenstein and Mr. Adler each hold an indirect interest in PharmaCann by way of their interest in a fund affiliated with Gotham Green Partners, which is a stockholder of PharmaCann. As a result, Mr. Gorenstein and Mr. Adler recused themselves from all Board discussions and considerations of, and voting upon, any such matters. Other than these Board meetings, Mr. Gorenstein and Mr. Adler attended all of the Board meetings in 2021.
Our current Board members who served on the Compensation Committee attended 100% of its eight meetings held in 2021.
The Audit Committee held 19 meetings in 2021. Mr. Rudyk, the Chair of the Audit Committee, attended 100% of the meetings. Mr. Ashton attended 100% of the meetings from the time of his appointment in June 2021. Mr. Adler attended 84% of the meetings.

Director Independence
The Board is currently comprised of seven directors: Michael Gorenstein (Chairman), Jason Adler, Kendrick Ashton, Jr., Jody Begley, Murray Garnick, Heather Newman and James Rudyk. Please see the biographies of our individual directors under “Directors and Executive Officers”.
The Board has determined that three of the seven directors of the Company (or approximately 43% of the nominees), namely Mr. Adler, Mr. Ashton and Mr. Rudyk, have no material relationship with the Company, either directly or indirectly, which could, in the view of the Board, be reasonably expected to interfere with the exercise of such individual’s independent judgment, and are “independent” within the meaning of such term under the applicable NASDAQ Rules and NI 58-101. As Altria is the parent company of Maple Acquireco (Canada) ULC, the beneficial owner of approximately 41.7% of the issued and outstanding Shares as of March 31, 2022 (calculated on a non-diluted basis), for the purposes of NI 58-101, the Company is considered to be “controlled” by Altria. As such, Messrs. Begley and Garnick and Ms. Newman are not “independent” within the meaning of such term under NI 58-101 (but are considered to be “independent” within the meaning of such term under the applicable NASDAQ Rules) as they are the Executive Vice President and Chief Operating Officer, the Executive Vice President and General Counsel and the Senior Vice President, Chief Strategy and Growth Officer, respectively, of Altria. Messrs. Begley and Garnick and Ms. Newman are considered to be “independent” within the meaning of such term under applicable NASDAQ Rules, other than for Audit Committee purposes. Mr. Gorenstein is not “independent” within the meaning of such term under the applicable NASDAQ Rules and NI 58-101 as he is the Chairman of the Board, President and CEO.
While the majority of the directors of the Company are not independent within the meaning of such term under NI 58-101, only Mr. Gorenstein is a member of management, and thus the Board believes that it is able to exercise independent judgment in carrying out its responsibilities. In addition, to facilitate the exercise of independent supervision over executive officers, the Board has provided for the role of an independent lead director (the “Independent Lead Director”) as described further under “Board Leadership Structure and Qualifications” below. This role is currently held by Mr. Rudyk.
The directors who are independent within the meaning of such term under NI 58-101 meet in executive session, without the presence of non-independent directors and executive officers, in conjunction with each regularly scheduled meeting of the Board and at other meetings as appropriate. During 2021, six executive sessions were held. These executive sessions are led by the Independent Lead Director. The Board encourages its independent directors to meet formally or informally without any non-independent directors, including executive officers, being present on an as-needed basis. In addition, the small size of the Board helps to create an atmosphere conducive to candid and open discussion among all directors.
Board Leadership Structure and Qualifications
Each director must have an understanding of the Company’s principal operational and financial objectives, plans and strategies, and financial position and performance. Directors must have sufficient time to carry out their duties and not assume responsibilities that would materially interfere with, or be incompatible with, Board membership. Directors must advise the Chairman of the Board in advance of accepting an invitation to serve on the board of another public corporation.
Currently, Michael Gorenstein serves as our Chairman, President and CEO, and James Rudyk serves as the Independent Lead Director of our Board. The primary focus of the Independent Lead Director is to provide leadership to ensure that the Board functions independently of the executive officers of the Company and non-independent directors and to foster the effectiveness of the Board. The Independent Lead Director acts as a liaison between the independent directors and the Chairman and:
•chairs all Board meetings when the Chairman is not in attendance;
•seeks to stimulate debate;
•seeks to provide adequate time for discussion of issues, facilitate consensus, encourage full participation and discussion by individual directors and confirm that decision-making is reached and accurately recorded;
•works with the Chairman to ensure that the appropriate committee structure is in place and makes recommendations for appointment to such committees; and
•together with the Chairman, ensures that the responsibilities of the Board are effectively carried out in compliance with the Board’s mandate and that the functions of the Board delegated to the committees of the Board are effectively carried out and reported to the Board.
Position Descriptions
The Board has written position descriptions for the Chairman of the Board, Independent Lead Director, chairs of the Board committees and the CEO. The Board Mandate and the charters for the committees set out in writing the responsibilities of the Board and the committees for supervising executive officers of the Company.
Orientation and Continuing Education
All new directors are provided with an initial orientation regarding the nature and operation of the Company’s business and its strategy and as to the role of the Board and its committees, as well as the legal obligations of a director of the Company. Directors are periodically updated on these matters.
In order to orient new directors as to the nature and operation of the Company’s business, they are given an opportunity to meet with executive officers to discuss the Company’s business and activities. In addition, new directors receive copies of Board materials, corporate policies and procedures, and other information regarding the business and operations of the Company.
Board members are expected to keep themselves current with industry trends and developments and are encouraged to communicate with executive officers and, where applicable, auditors and advisors of the Company.

Board members have access to the Company’s external and in-house legal counsel in the event of any questions or matters relating to their corporate and director responsibilities and to keep themselves current with changes in legislation. Board members have full access to the Company’s records. In addition, external counsel and other external advisors of the Company will be regularly invited to present to the Board at Board meetings on topics and trends facing public companies and private companies in the cannabis industry.
The orientation and continuing education process are reviewed on an annual basis by the Board and revised as necessary.
Board Oversight of Risk Management
The role of our Board in our risk oversight is consistent with our leadership structure, with our President and CEO and other executive officers having day-to-day responsibility for assessing and managing our risk exposure and control processes, and our Board and its committees providing oversight of risk management and control processes.
The Company’s executive officers are responsible for reporting to the Board on the principal risks associated with the Company’s business and operations, implementing appropriate systems to manage these risks and reporting to the Board on the operation of, and any material deficiencies in, these systems. Such reports are provided by executive officers to the Board at each regularly scheduled Board meeting.
The Audit Committee is responsible for monitoring procedures relating to financial reporting risk management and reviewing the adequacy of the Company’s internal control over financial reporting. The Compensation Committee has primary responsibility for the Company’s compensation policies, plans and practices regarding both executive compensation and the compensation structure generally and in particular, reviews the Company’s incentive compensation arrangements to ensure these programs do not encourage inappropriate or unintended risk-taking by the Company’s employees.
Committees of Our Board of Directors
The standing committees of our Board consist of the Audit Committee and the Compensation Committee. The responsibilities of these committees are described below. Our Board may also establish various other committees to assist it in its responsibilities. The following table summarizes the current membership of the Board and each of its standing committees:

Director Name	Audit Committee	Compensation Committee
Michael Gorenstein
Jason Adler(1) (2)	Member	Member
Kendrick Ashton, Jr.(1) (2)	Member
Jody Begley(1)		Chair
Murray Garnick(1)
Heather Newman(1)
James Rudyk(1) (2)	Chair	Member
(1) “Independent” within the meaning of such term under the applicable NASDAQ Rules.
(2) “Independent” within the meaning of such term under NI 58-101.
Our Board has adopted a charter for each of the two standing committees that addresses the composition and function of each committee. Copies of such materials are available on our website at https://ir.thecronosgroup.com/governance/documents-charters.
The Investor Rights Agreement also provides that, subject to certain exceptions, for so long as Altria is entitled to designate one or more Altria Nominees, Altria may appoint to each committee established by the Board such number of Altria Nominees that represents Altria’s proportionate share of the number of directors comprising the applicable Board committee based on the percentage of our issued and outstanding Shares beneficially owned by the Altria Group at the relevant time.
Audit Committee
The Company has a separately designated standing Audit Committee established in accordance with the NASDAQ Rules. The Audit Committee is currently comprised of three directors of the Company: James Rudyk (Chair), Jason Adler and Kendrick Ashton, Jr., all of whom are considered to be “independent” within the meaning of such term under applicable NASDAQ Rules.
The Board has determined that James Rudyk, the Chair of the Audit Committee, and Kendrick Ashton, Jr. each qualify as an “audit committee financial expert” for purposes of the SEC’s rules. The SEC has indicated that the designation of each of Messrs. Rudyk and Ashton as an audit committee financial expert does not make either an “expert” for any purpose, impose any duties, obligations or liabilities on either that are greater than those imposed on other members of the Audit Committee and the Board who do not carry this designation or affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

The members of the Audit Committee are appointed by the Board, and each member of the Audit Committee serves at the pleasure of the Board until the member resigns, is removed or ceases to be a member of the Board.
The responsibilities and operation of the Audit Committee are set out in the Audit Committee Charter, a copy of which is available on the Company’s website at https://ir.thecronosgroup.com/governance/documents-charters.
Compensation Committee
The Compensation Committee is currently comprised of three directors of the Company: Jody Begley (Chair), Jason Adler, and James Rudyk. Messrs. Rudyk and Adler are considered to be “independent” within the meaning of such term under applicable NASDAQ Rules and NI 58-101. Mr. Begley is not considered to be “independent” within the meaning of such term under NI 58-101 but is considered to be “independent” within the meaning of such term under applicable NASDAQ Rules. In order to ensure that the compensation process remains objective:
•the Board is required to review and evaluate all recommendations and decisions put forward by the Compensation Committee regarding the design of the Company’s compensation plans, including any equity-based compensation and executive compensation; and
•both the Board and the Compensation Committee hold meetings at which non-independent directors of the Company are not present.
The Compensation Committee is responsible for approval of, or making recommendations to the Board with respect to, the compensation of the executive officers of the Company and making recommendations to the Board with respect to the compensation of the directors of the Company.
The responsibilities and operation of the Compensation Committee are set out in the Compensation Committee Charter, a copy of which is available on the Company’s website at https://ir.thecronosgroup.com/governance/documents-charters.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is or has been one of our officers or employees, and none have any relationships with us of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the Board, Compensation Committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Nomination of Directors
The Board has not established a formal nominating committee. Rather, a majority of the Board’s independent directors recommends director nominees for the Board’s selection in a vote in which only independent directors participate, with the independence requirements applicable to such directors confirmed at such time. The Board adopted a resolution to adopt this director nominee selection process upon determining that compliance with the NASDAQ Rules, which require that director nominees (other than the Altria Nominees) are recommended for the Board’s selection by independent directors within the meaning of such term under applicable NASDAQ Rules constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, with the independence requirements applicable to such directors to be confirmed at such time, adequately encourages an objective nomination process.
Individuals are selected with the desired background and qualifications, taking into account the needs of the Board at the time. In making recommendations, the Board’s independent directors consider:
•the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess;
•the competencies and skills that the Board considers each existing director to possess;
•the competencies and skills each new nominee will bring to the boardroom;
•whether or not each new nominee can devote sufficient time and resources to his or her duties as a Board member; and
•diversity criteria, pursuant to the Diversity Policy (as defined herein) as further described below under “– Diversity”.
See “Proposal No. 1–Election of Directors” above for a discussion of Altria’s right to designate director nominees under the Investor Rights Agreement. The Board’s independent directors will consider director candidates recommended by Shareholders and the Company’s articles contain advance notice provisions setting out advance notice requirements for the nomination of directors of the Company by a Shareholder, as further described below.
Shareholder Recommendations for Director Nominations
The Company’s articles contain advance notice provisions setting out advance notice requirements for the nomination of directors of the Company by a Shareholder (who must also meet certain qualifications outlined in the articles) (the “Nominating Shareholder”) at any annual meeting of Shareholders, or for any special meeting of Shareholders if one of the purposes for which the special meeting was called was the election of directors (the “Advance Notice Requirements”). The following description is a summary only and is qualified in its entirety by the full text of the applicable provisions of the Company’s articles which are available on the Company’s website at https://ir.thecronosgroup.com/governance/documents-charters.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must give timely notice of such nomination in proper written form to the Corporate Secretary of the Company at the principal executive offices of the Company. To be timely, a Nominating Shareholder’s notice to the Corporate Secretary must be made: (i) in the case of an annual meeting of Shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of Shareholders; provided, however, that in the event that the annual meeting of Shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of Shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of Shareholders was made. The Company’s articles also prescribe the proper written form for a Nominating Shareholder’s notice.
The chairperson of the meeting has the power and duty to determine whether a nomination was made in accordance with the notice procedures set forth in the articles and, if any proposed nomination is not in compliance with such provisions, the discretion to declare that such defective nomination will be disregarded.
Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in the Advance Notice Requirements.
Diversity
The Board has adopted a written policy concerning diversity on the Board and with respect to executive officers (the “Diversity Policy”). The Board believes that diversity is important to ensure that Board members and executive officers possess the necessary range of perspectives, experience and expertise required to achieve the Company’s objectives and deliver for its stakeholders. The Company believes that diversity mitigates the risk of group think, ensures that the Company has the opportunity to benefit from all available talent and enhances, among other things, its organizational strength, problem-solving ability and opportunity for innovation. The Diversity Policy states, among other things, that the Board should consider diversity criteria including, but not limited to, any characteristic that can be used to differentiate groups and people from one another such as gender, geographical representation, education, religion, ethnicity, race, nationality, culture, language, aboriginal or indigenous status and other ethnic distinctions, sexual orientation and disability, when determining the composition of the Board. It is an objective of the Company that diversity be considered when hiring executive officers and in connection with succession planning. There is currently one woman on the Board (representing 14% of the directors of the Company) and two women in executive officer positions (representing 29% of the executive officers of the Company).
The Company has not adopted numerical targets regarding the representation of women or persons with other self-identified diversity characteristics, such as race, ethnicity, religion, nationality, disability, sexual orientation or cultural background, on the Board or in executive officer positions. However, the Company monitors the level of representation of women and persons with other self-identified diversity characteristics on the Board and in senior management positions.

Board Diversity Matrix (As of April 28, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	1	4	0	2
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	2
Environmental, Social and Governance: Cronos Style
Since its founding, Cronos has had a mission to improve people’s lives by unlocking the full potential of cannabis. We aspire to be the leading cannabinoid company with brands that connect to consumers, with a winning culture, and industry-leading innovation.
As we strive to improve people’s lives and generate long-term value for our shareholders, we are guided by the following principles:
•People & Community. We believe in fostering the most valuable global cannabis community comprised of passionate and daring people.
•Quality Products. We believe in developing innovative and meaningful products that meet the needs and exceed the expectations of our consumers.
•Integrity & Leadership. We take pride in leading the industry forward responsibly.
Environmental: Utilizing Fermentation as a means of Production
Cannabinoids are naturally occurring compounds found in the cannabis plant. Certain rare cannabinoids naturally occur in the cannabis plant, but in minimal amounts. In partnership with Ginkgo Bioworks Holdings Inc. (“Ginkgo”), one of the world’s leading biotechnology companies, the Company is leveraging fermentation to bring rare cannabinoids to consumers. Conventional methods of cultivating and extracting cannabinoids not only makes access to rare cannabinoids expensive, but the process is also resource intensive, leaving a large carbon footprint.
To measure the potential environmental impact of utilizing fermentation to produce rare cannabinoids, the Company has retained Intertek Health Sciences Inc. (“Intertek”) to carry out a Life Cycle Assessment comparing conventional methods to fermentation for four different cannabinoids: cannabichromene (CBC), cannabigerol (CBG), tetrahydrocannabinol (THC) and tetrahydrocannabivarin (THCV).

Social: Investing in our People
The Company is committed to building disruptive intellectual property by advancing cannabis research, technology and product development and is seeking to develop an iconic brand portfolio. Our employees are critical to achieving this mission. To compete and succeed in our highly competitive and rapidly evolving industry, it is crucial that we continue to attract, develop, motivate and retain skilled, talented and passionate employees. We seek to build a winning team and to foster a community where everyone feels included and empowered to do their best work.
Compensation and Benefits. Our compensation program is designed to attract, motivate and reward talented individuals who possess the skills necessary to support our business objectives, assist in achieving our strategic goals and create long-term value for our Shareholders. We believe we offer competitive compensation and benefits in each of our locations, including long-term equity awards to eligible employees under our equity incentive plans to reward and retain talented individuals and align employee and Shareholder interests.
Safety, Health and Well-being. The safety, health and well-being of our employees are paramount to the Company. We provide our employees and their families with access to a variety of health and welfare programs, including benefits that support their physical and mental health by providing tools and resources to help them improve or maintain their health status. In response to COVID-19, we implemented extensive safety measures throughout the Company to protect our employees from COVID-19, including complying with social distancing and other health and safety standards as required by federal, provincial, state, local and municipal government agencies, taking into consideration guidelines of applicable public health authorities.
As regional public health guidelines adapt and change to the evolving situation, we plan to make modifications in line with regional COVID-19 guidance.
Health and Safety Standards. We have standard operating procedures in place to ensure high standards of workplace safety are met for the safety of our employees. In our Canadian production facilities, Workplace Hazardous Materials Information System and safety training for all staff is conducted annually, and on new hires’ first day they receive training in Good Manufacturing Practices protocol as well as site- and department-specific health and safety and security training.
Employee Engagement, Learning and Development. We are committed to developing our talent and building an agile and resilient organization with the skill sets to effectively adapt to changing business needs to best position the Company for success. We seek to foster a culture of employee learning, innovation and a drive to succeed through a talent development strategy that adapts to changing business needs. Management is an active enabler of our people strategy as we seek to recruit, retain and engage top talent that will maximize our business performance.
Diversity, Equity and Inclusion and Ethical Business Practices. At Cronos, we believe it is our responsibility to foster a diverse, equitable and inclusive team. We know that the best work comes when people from all different walks of life have a seat at the table.

We believe that a diverse, equitable and inclusive work environment mitigates the risk of groupthink, ensures that the Company has the opportunity to benefit from all available talent and enhances, among other things, our organizational strength, problem-solving ability and opportunity for innovation. We continue to focus on understanding our diversity, equity and inclusion strengths and opportunities and executing on a strategy to support further progress. We are committed to hiring, developing and promoting employees with diverse backgrounds.
We seek to ensure this inclusivity is achieved through our regular anti-bias, anti-harassment, and annual Code of Business Conduct and Ethics training and support for our employees. We maintain a whistleblower policy and anonymous hotline for the confidential reporting of any suspected policy violations and provide training and education to our global workforce with respect to our Code of Business Conduct and Ethics and related policies.
Social: Caring for our Community
The Company is committed to responsibly leading the emerging cannabis and U.S. hemp industries by focusing on product quality, limiting access to only adult consumers and transparent practices. In each region where we conduct research, we adhere to local laboratory testing requirements.
Canadian Cannabis Market. In Canada, we sell adult-use and medical cannabis products. Our experience in Canada has prepared us to operate in a strictly regulated environment and provide products that appeal to consumers because of their quality. Our medical cannabis products are available in other markets that permit the sale of these products.
U.S. Hemp-Derived Cannabinoid Market. In the U.S., we currently sell cannabinoid products derived from U.S. hemp. We demonstrate our commitment to responsible marketing by minimizing reach and appeal to those below the legal age of consumption, including through our packaging and our advertising practices.
Marketing Code. At Cronos we recognize there is a clear need for standards. That is why we proactively created our own. The principles in our Marketing Code apply to all marketing activities of all Cronos brands globally and are communicated to all business partners in any work they do on the Company’s behalf. The Marketing Code represents the Company’s commitment to responsible marketing standards. The code standards are:
•Our advertising will be targeted to adults.
•We will highlight responsible cannabis consumption and any people depicted in any imagery will be adults.
•Our brand websites and social media will be designed for adults.
•Our marketing events will be targeted to adults and will promote responsible cannabis consumption.
•We will provide our customers with facts and substantiate our claims.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code”), a written code of business conduct and ethics for the Company’s directors, officers and employees. The Code sets out the Board’s expectations for the conduct of such persons in their dealings on behalf of the Company.

The Board has delegated responsibility for monitoring compliance with the Code and for investigating and enforcing matters related to the Code to the Company’s executive officers, who will report breaches of the Code to the Company’s Legal Department or for matters regarding accounting, internal accounting controls and other auditing matters to the Audit Committee, or for matters involving the CEO or any other senior executive or financial officer of the Company to any member of the Board. The Company’s Legal Department or Audit Committee, as applicable, will promptly address all allegations of non-compliance with the Code and recommend corrective actions to local or head office management, as appropriate. The Company’s Senior Vice President, Legal Regulatory Affairs and Corporate Secretary is responsible for allegations relating to the most serious violations of the Code. Any waivers of the Code can only be granted by the Company’s Senior Vice President, Legal Regulatory Affairs and Corporate Secretary or the CEO and any such waivers are reported to the Audit Committee. The Company’s Senior Vice President Legal, Regulatory Affairs and Corporate Secretary reports regularly to the Board and the Audit Committee regarding serious suspected and confirmed Code violations. Waivers of the Code for executive officers may only be granted by the Board or a Committee of the Board and will be disclosed to Shareholders as required under applicable law.
Directors and executive officers are required by the Code to promptly disclose any potential conflict of interest that may arise. If a director or executive officer has a material interest in an agreement or transaction, he or she is required to declare the interest in writing or request to have such interest entered in the minutes of meetings of directors and, where required by applicable law, abstain from voting with respect to the agreement or transaction. The Code requires the prior approval of the other members of the Board prior to any director accepting an appointment as a director or officer of a competitor or competing business, or becoming otherwise professionally engaged with a competitor or competing business. If we make any amendments to the Code or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website within four days of such amendment or waiver.
A copy of the Code is available on the Company’s website at https://ir.thecronosgroup.com/governance/documents-charters.
Conflicts of Interest Policy
The Board has adopted a Conflicts of Interest Policy (the “Conflicts Policy”) that applies to the Company’s directors, officers and employees. The Conflicts Policy also applies to employees of affiliates and/or joint ventures controlled by or under common control of the Company (other than the Altria Group). The Conflicts Policy establishes the ethical standards and accountability expected of such persons in situations where there may be a conflict of interest. The Conflicts Policy is in addition to any requirements imposed by the Code, the Related Party Transactions Policy (described under “Related Party Transactions” below) and the requirements of the Investor Rights Agreement, which, among other things, requires the prior approval of an Independent Committee (as such term is defined in the Investor Rights Agreement) for any transaction between any member of Altria Group and the Company or any of its subsidiaries, subject to certain exceptions.

The Conflicts Policy sets out the Company’s commitment to avoiding actual or perceived conflicts of interest and the obligation of the Company’s directors, officers and employees to disclose such situations. In addition to the requirements of the Conflicts Policy, directors are required to complete an annual questionnaire (the “Director Questionnaire”) with respect to any material interests or relationships that are, or could be perceived to be, an actual or potential conflict of interest with their obligation to act in the best interests of the Company, including details of the extent and nature of the actual, potential or perceived conflict of interest. Directors are also required to disclose any new actual, potential or perceived conflicts of interest if they become aware of them following the completion of the Director Questionnaire.
Insider Trading Policy; Anti-Hedging; and Anti-Pledging
In addition to the Code, the Company has an insider trading policy (the “Insider Trading Policy”) relating to the trading in securities of the Company by directors, officers and employees of the Company and its subsidiaries, and certain persons related to any such persons.
Among other things, the following transactions by directors and employees of the Company are prohibited by the Insider Trading Policy:
•speculating in securities of the Company;
•pledging securities of the Company as collateral for a loan;
•buying the Company’s securities on margin;
•short sales of the Company’s securities;
•transactions in puts or calls relating to the Company’s securities; and
•purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of securities of the Company held, directly or indirectly by directors or employees, including equity securities granted as compensation.
Related Party Transactions and Related Party Transaction Policy
We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for director, 5% or more beneficial owners of our Shares, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons as “related party transactions.”
Our Board has adopted a written policy governing the review and approval of transactions between us and related parties (the “Related Party Transactions Policy”). Our Related Party Transactions Policy is designed to assist with the proper identification, review and disclosure of related party transactions. Under the Related Party Transactions Policy, the following types of transactions must be approved or ratified by a committee of the Board comprised of at least three independent directors (determined in accordance with NASDAQ rules and subject, in certain circumstances, to additional limitations) (the “Independent Committee”):
•any transaction that exceeds $120,000 in which a related party has or will have a direct or indirect material interest;
•any transaction that would require shareholder approval, a formal valuation or disclosure under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions;
•any transaction pursuant to which a director or officer has a disclosable interest pursuant to Section 147 of the BCBCA or under any similar provision of any other corporate statute applicable to the Company;
•any material amendment, modification, extension or termination of the Investor Rights Agreement;
•any transaction that requires TSX approval under Part V of the TSX Company Manual; and
•any other transaction for which disclosure would be required pursuant to Item 404 of Regulation S-K.
In determining whether or not to approve a related party transaction, the Independent Committee will take into account, among other relevant factors:
•the terms of the transaction including the related party’s interest and the purpose and timing of the transaction;
•whether the Company has demonstrable business reasons to enter into the transaction;
•whether the transaction would impair the independence of a director; and
•any potential reputational or other risk issues.
Certain transactions, including employment relationships, ordinary course sales of products, entering into any of the Commercial Arrangements (as defined below under “Altria Strategic Investment – Commercial Arrangements”) and certain other ordinary course non-preferential transactions, are considered preapproved transactions, and thus do not require specific approval under the Related Party Transactions Policy. The Related Party Transactions Policy is in addition to any requirements imposed by the Code, the Conflicts Policy and the requirements of the Investor Rights Agreement, which, among other things, requires the prior approval of an “Independent Committee” (as such term is defined in the Investor Rights Agreement) for any transaction between any member of Altria Group and the Company or any of its subsidiaries, subject to certain exceptions.

Relationship with Altria
See “Altria Strategic Investment” below for a discussion of the Company’s relationship with Altria.
Share Ownership Guidelines
The Company’s share ownership guidelines establish levels of ownership of Shares at five times the CEO’s salary and two times the salary for other executive officers, which includes each of the named executive officers. Shares held for purposes of the guidelines may include Shares owned outright by the executive officer or his or her spouse and earned but unvested share-based awards, and an executive officer has five years from his or her appointment as an executive officer to achieve the level of Share ownership applicable to such executive officer.
Board and Committee Assessment
The Board is responsible for assessing annually the effectiveness of the Board as a whole, the Board committees and the contribution of individual directors. Assessments of the Board and its committees will consider the Board mandate and the relevant committee charter, as the case may be. Assessments of individual directors will consider the position description and skills and competencies applicable to that individual. The full Board will discuss the collective assessment to determine what, if any, actions should be taken to improve effectiveness.
Director Term Limits
The Board has not adopted a term limit for directors. In light of the tenures of the nominees for election to the Board at the Annual Meeting and the nature of the industry in which the Company operates, the Board does not believe that adopting a term limit for directors is necessary or appropriate at this time.
Cease Trade Orders, Bankruptcies, Penalties or Sanctions
To the knowledge of the Company, none of the director nominees is, as at the date of this Proxy Statement, or was within 10 years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company) that was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days:
(a) that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or
(b) that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer, except that each of the director nominees was a director of the Company and, in the case of Mr. Gorenstein, Executive Chairman of the Company, when the Company was subject to a management cease trade order issued by the Ontario Securities Commission on November 16, 2021 in connection with the Company’s failure to timely file, as required by Ontario securities law, its interim financial statements for the period ended September 30, 2021, together with its related management’s discussion and analysis and certifications. The management cease trade order was revoked on February 23, 2022.
To the knowledge of the Company, none of the director nominees, is, as at the date of this Proxy Statement, or was within 10 years before the date of this Proxy Statement, a director or executive officer of any company that, while the person was acting in that capacity, or within one year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets. To the knowledge of the Company, none of the director nominees has, within 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or has become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of such person.
To the knowledge of the Company, none of the director nominees, has been subject to (i) any penalties or sanction imposed by a court relating to securities legislation or by a securities regulatory authority or entered into a settlement agreement with a securities regulatory authority, or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a director nominee.
Shareholder Communications with the Board of Directors
Shareholders and other interested parties who wish to communicate with our Board may do so by writing to the Corporate Secretary of the Company by email at corporate.secretary@thecronosgroup.com. The non-management directors have established procedures for the handling of communications from Shareholders and other interested parties and have directed our Corporate Secretary to act as their agent in processing any communications received. Communications that relate to matters that are within the scope of the responsibilities of our Board and its committees are forwarded to the Independent Lead Director.
Communications that relate to matters that are within the responsibility of one of the committees are also to be forwarded to the Chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of our Board’s responsibilities, such as customer complaints, are sent to the appropriate Company personnel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of our Shares as of March 31, 2022 for (i) all persons known by us to own beneficially more than 5% of our outstanding Shares, (ii) each of our NEOs named in the Summary Compensation Table included under “Executive Compensation” herein, (iii) each of our directors and (iv) all of our directors, NEOs and other current executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to the Shares beneficially owned by them, subject to applicable community property laws. Except as otherwise indicated, the address for each Shareholder listed below is c/o Cronos Group Inc., 111 Peter Street, Suite 300, Toronto, Ontario, M5V 2H1.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Greater than 5% Shareholders
Altria Group, Inc.(2)	239,973,532	52.30%

Directors, and NEOs
Michael Gorenstein(3)	10,377,030	2.26%
Jason Adler(4)	12,825,999	2.79%
Jody Begley	0	—%
Murray Garnick	0	—%
Heather Newman	0	—%
Kendrick Ashton Jr.	0	—%
James Rudyk	264,362	*
Kurt Schmidt	2,554,660	*
Robert Madore	168,750	*
Anna Shlimak	265,009	*
Shannon Buggy	14,794	*
Ran Gorelik	167,736	*
Jerry Barbato(5)	22,567	*
Xiuming Shum	554,609	*
All directors, NEOs and other current executive officers of the Company as a group (18 persons)	27,656,807	5.95%

*    Less than 1%.
(1)    Amount of Shares shown includes (i) Shares subject to options which may be exercised within 60 days as follows: Gorenstein – 932,719 Shares, Adler – 650,000 Shares, Rudyk – 228,125 Shares, Schmidt – 2,000,000, Madore – 168,750 Shares, Shlimak – 200,000 Shares, Gorelik – 150,000 Shares, Barbato – 22,567 Shares, Shum – 535,568 Shares and all directors, NEOs and other current executive officers of Cronos as a group – 5,246,673 Shares; and (ii) Restricted Share Units that vest within 60 days as follows: Schmidt – 532,934, Shlimak – 28,287 Shares, and all directors, NEOs and other current executive officers of Cronos as a group – 562,781 Shares.

(2)    The amount reported represents 156,573,537 Shares directly held by Maple Acquireco (Canada) ULC and beneficially owned by Altria, with respect to which Altria, Altria Summit LLC, Maple Holdco (Bermuda) Ltd, and Maple Acquireco (Canada) ULC have shared dispositive power and voting power and 83,399,995 Shares receivable upon the exercise of the Altria Warrant directly held by Altria Summit LLC, which is beneficially owned by Altria.
(3)    Excludes 503,478 Shares beneficially owned by Gotham Green 1, L.P. and 2,014,228 Shares beneficially owned by Gotham Green GP 1, LLC, as Michael Gorenstein is a non-managing member of Gotham Green Partners and therefore does not have beneficial ownership of such Shares.
(4)    The amount reported represents 503,478 Shares beneficially owned by Gotham Green Fund 1, L.P., 2,014,228 Shares beneficially owned by Gotham Green Fund 1(Q), L.P. and 10,308,293 Shares beneficially owned by Jason Adler (which includes Shares subject to options which may be exercised within 60 days as set forth in Note 1 above and Shares held by the Rachel Adler 2020 Gift Trust, of which he is the trustee). Gotham Green GP 1, LLC is the general partner of Gotham Green Fund 1, L.P. and Gotham Green Fund 1(Q), L.P., and Mr. Adler is the Managing Member of Gotham Green GP 1, LLC. Mr. Adler may be deemed to have beneficial ownership and shared dispositive and voting power with respect to the Shares beneficially owned by Gotham Green Fund 1, L.P. and Gotham Green Fund 1(Q), L.P. Mr. Adler disclaims that he is the beneficial owner of such Shares.
(5)    Ownership based solely on Form 3 filed by Mr. Barbato on December 31, 2019, which is the most recent public filing disclosing Mr. Barbato’s ownership of equity securities of the Company.
(6)    Ownership based solely on Form 4 filed by Ms. Shum on November 15, 2021, which is the most recent public filing disclosing Ms. Shum’s ownership of equity securities of the Company.
Equity Compensation Plan Information
The following table sets forth information regarding our equity compensation plans as of December 31, 2021 and does not reflect grants made in 2022 for 2021 performance:

Plan Category	(a) Number of Shares to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
Equity compensation plans approved by Shareholders(1)	10,165,200	$6.22	31,893,698
Equity compensation plans not approved by Shareholders(2)	—	—	—
Total	10,165,200	—	31,893,698
(1)     Consists of the 2020 Omnibus Equity Incentive Plan (the “2020 Omnibus Plan”), the 2018 Stock Option Plan (the “2018 Option Plan”) and the Amended and Restated Stock Option Plan (the “2015 Option Plan”). See note 10 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 regarding share-based payments.
(2)    Excludes the Deferred Share Unit Plan for Non-Executive Directors, pursuant to which non-employee directors receive cash-settled Deferred Share Units.

Altria Strategic Investment
As of March 31, 2022, the Altria Group beneficially held 156,573,537 Shares, held the right to acquire up to an additional 83,399,995 Shares on or prior to March 8, 2023 under a warrant held by the Altria Group, which has not been exercised, and had the right to acquire additional Shares under its pre-emptive and top-up rights as discussed below.
Investor Rights Agreement
On March 8, 2019, in connection with the closing of Altria Group’s investment in us (the “Altria Investment”), we entered into the Investor Rights Agreement with Altria pursuant to which Altria received certain governance rights which are summarized below.
Board Representation
See “Proposal No. 1–Election of Directors” above for a discussion of Altria’s right to designate director nominees under the Investor Rights Agreement.
The Investor Rights Agreement also provides that, subject to certain exceptions, for so long as Altria is entitled to designate one or more Altria Nominees, we agree to appoint to each committee established by the Board such number of Altria Nominees that represents Altria’s proportionate share of the number of directors comprising the Board (rounded up to the next whole number) based on the percentage of our issued and outstanding Shares beneficially owned by the Altria Group at the relevant time.
Approval Rights
The Investor Rights Agreement also grants Altria, until the Altria Group beneficially owns less than 10% of our issued and outstanding Shares, approval rights over certain transactions that may be undertaken by us. We have agreed that we will not (and will use our commercially reasonable efforts to cause our affiliates not to), without the prior written consent of Altria:
•consolidate or merge into or with another person or enter into any similar business combination;
•acquire any shares or similar equity interests, instruments convertible into or exchangeable for shares or similar equity interests, assets, business or operations with an aggregate value of more than C$100,000,000, in a single transaction or a series of related transactions;
•sell, transfer, caused to be transferred, exclusively license, lease, pledge or otherwise dispose of any of our or any of our significant subsidiaries’ assets, business or operations in the aggregate with a value of more than C$60,000,000;
•except as required by applicable law, make any changes to our policy with respect to the declaration and payment of any dividends on our Shares;

•subject to certain exceptions, enter into any contract or other agreement, arrangement, or understanding with respect to, or consummate, any transaction or series of related transactions between us or any of our subsidiaries, on the one hand, and any related parties, on the other hand, involving consideration or any other transfer of value required to be disclosed pursuant to Item 404 of Regulation S-K; or
•engage in the production, cultivation, advertisement, marketing, promotion, sale or distribution of cannabis or any Related Products and Services (as those terms are defined in the Investor Rights Agreement) in any jurisdiction, including the U.S., where such activity is prohibited by applicable law as of the date of the Investor Rights Agreement (subject to certain limitations).
Pre-Emptive Rights and Top-Up Rights
Pursuant to the terms of the Investor Rights Agreement, Altria, provided the Altria Group continues to beneficially own at least 20% of our issued and outstanding Shares, will have a right to purchase, directly or indirectly by another member of the Altria Group, upon the occurrence of certain issuances of Shares by us (including issuances of Shares to Ginkgo under the collaboration and license agreement (the “Ginkgo Collaboration Agreement”) dated September 1, 2018 between Gingko and the Company (each, a “Ginkgo Issuance”)) (each, a “Triggering Event”) and subject to obtaining the necessary approvals, up to such number of Shares issuable in connection with the Triggering Event which will, when added to the Shares beneficially owned by the Altria Group immediately prior to the Triggering Event, result in the Altria Group beneficially owning the same percentage of our issued and outstanding Shares that the Altria Group beneficially owned immediately prior to the Triggering Event (in each case, calculated on a non-diluted basis). The price per Share to be paid by Altria pursuant to the exercise of these pre-emptive rights will be, subject to certain limited exceptions, the same price per Share at which the Shares are sold in the relevant Triggering Event; provided that if the consideration paid in connection with any such issuance is non-cash, the price per Share that would have been received had such Shares been issued for cash consideration will be determined by an independent committee (acting reasonably and in good faith); provided further that the price per Share to be paid by Altria pursuant to the exercise of its pre-emptive rights in connection with a Ginkgo Issuance will be C$16.25 per Share.
In addition to (and without duplication of) the aforementioned pre-emptive rights, the Investor Rights Agreement provides Altria with top-up rights, exercisable on a quarterly basis, whereby, subject to obtaining the necessary approvals and for so long as the Altria Group beneficially owns at least 20% of our issued and outstanding Shares, Altria (or another member of the Altria Group to which it has assigned such right) shall have the right to subscribe for such number of Shares in connection with any Top-Up Securities (as defined herein) that we may, from time to time, issue after the date of the Investor Rights Agreement, as will, when added to the Shares beneficially owned by the Altria Group prior to such issuance, result in the Altria Group beneficially owning the same percentage of our issued and outstanding Shares that the Altria Group beneficially owned immediately prior to such issuance. “Top-Up Securities” means any of our Shares issued:
•on the exercise, conversion or exchange of our convertible securities issued prior to the date of the Investor Rights Agreement or on the exercise, conversion or exchange of our convertible securities issued after the date of the Investor Rights Agreement in compliance with the terms of the Investor Rights Agreement, in each case, excluding any of our convertible securities owned by any member of the Altria Group;
•pursuant to any share incentive plan of the Company;
•on the exercise of any right granted by us pro rata to all Shareholders to purchase additional Shares and/or other securities of the Company (other than a right issued in a rights offering in which Altria had the right to participate);
•in connection with bona fide bank debt, equipment financing or non-equity interim financing transactions with our lenders, in each case, with an equity component; or
•in connection with bona fide acquisitions (including acquisitions of assets or rights under a license or otherwise), mergers or similar business combination transactions or joint ventures undertaken and completed by us, in each case, other than (A) Shares issued pursuant to Altria’s pre-emptive right and (B) Shares issued pursuant to the Ginkgo Collaboration Agreement.
The price per Share to be paid by Altria pursuant to the exercise of its top-up rights will be, subject to certain limited exceptions, the volume-weighted average price of our Shares on the TSX for the ten full trading days preceding such exercise by Altria (or another member of the Altria Group to which it has assigned such right); provided that the price per Share to be paid by Altria pursuant to the exercise of its top-up rights in connection with the issuance of Shares pursuant to the exercise of options or warrants that were outstanding on the date of closing of the Altria Investment will be C$16.25 per Share without any setoff, counterclaim, deduction or withholding.
Standstill Covenant
For a period commencing on the date of the Investor Rights Agreement and ending on the earlier of (i) the date on which the Altria Warrant has been exercised in full by Altria, and (ii) the expiry or termination of the Altria Warrant, the Investor Rights Agreement provides that, without the prior approval of an independent committee of the Board, no member of the Altria Group shall, directly or indirectly, acquire our Shares (other than upon settlement of any Shares issued, sold and delivered pursuant to the proper exercise of rights contemplated by the Altria Warrant Certificate or the exercise of pre-emptive rights or top-up rights): (A) on the TSX, the NASDAQ or any other stock exchange, marketplace or trading market on which our Shares are then listed; (B) through private agreement transactions with existing holders of Shares; or (C) in any other manner or take any action which would require any public announcement with respect to any of the foregoing; provided that nothing shall prohibit any member of the Altria Group from making a take-over bid or commencing a tender offer, in each case, to acquire not less than all of our issued and outstanding Shares (other than any such Shares beneficially owned by any member of the Altria Group and its affiliates) in accordance with applicable law.

Registration Rights
The Investor Rights Agreement provides the Altria Group with the right, subject to certain limitations and to the extent permitted by applicable law, to require us to use reasonable commercial efforts to file a prospectus under applicable securities laws and/or a registration statement, qualifying our Shares held by the Altria Group for distribution in Canada and/or the U.S. In addition, the Investor Rights Agreement provides the Altria Group with the right to require us to include our Shares held by the Altria Group in any proposed distribution of Shares in Canada and/or the U.S. by us for our own account.
Commercial Arrangements
In connection with the Altria Investment, we and Altria and/or one or more other members of the Altria Group have entered into certain commercial support arrangements (the “Commercial Arrangements”), pursuant to which Altria provides us with strategic advisory and consulting services on matters which may include research and development, marketing, advertising and brand management, government relations and regulatory affairs, finance, tax planning, logistics and other corporate administrative matters. The services under the Commercial Arrangements are provided on customary terms and for a services fee payable by us that is equal to Altria’s reasonably allocated costs plus 5%.

COMPENSATION DISCUSSION AND ANALYSIS
Throughout this Compensation Discussion & Analysis (“CD&A”), we describe our executive compensation philosophy, program and decisions made in 2021 for our NEOs. For a complete understanding of the executive compensation program, this disclosure should be read in conjunction with the Summary Compensation Table and other executive compensation-related disclosure included in this Proxy Statement.
For 2021, the Company’s NEOs included our President and CEO for 2021, our Chief Financial Officer (“CFO”), our former CFO, our next three most highly compensated executive officers and a former executive officer who would have been among our next three most highly compensated executive officers had she been an executive officer of the Company as of the end of our most recently completed fiscal year. The following individuals are the NEOs for the year ended December 31, 2021:

Name	Position
Kurt Schmidt	President and CEO(1)
Robert Madore	CFO
Jerry Barbato(2)	Former CFO
Anna Shlimak	Senior Vice President, Corporate Affairs and Strategy
Shannon Buggy	Senior Vice President, Global Head of People
Ran Gorelik	General Manager (Israel)
Xiuming Shum(3)	Former Executive Vice President, Legal and Regulatory Affairs
(1)    Mr. Schmidt retired from his role as President and CEO effective March 21, 2022 and continued to be employed by the Company until April 6, 2022.
(2)    Mr. Barbato ceased serving as CFO of the Company on August 9, 2021 and continued to be employed by the Company until September 9, 2021 to assist with the transition of his duties and responsibilities to Mr. Madore as successor CFO of the Company.
(3)    Ms. Shum ceased serving as Executive Vice President, Legal and Regulatory Affairs of the Company on November 30, 2021 and continued to provide consulting services to the Company until December 31, 2021.
Executive Summary
Overview of Executive Compensation Program
The cannabis industry is highly competitive and rapidly evolving due to stringent regulatory frameworks and changes in economic, market and political conditions. As a result, we believe it will take discipline, deliberate strategic growth and flexibility to succeed and create long-term value for our Shareholders.
Our executive compensation program is designed to attract, motivate and retain talented and high-performing executives to lead the Company’s business strategy and objectives, while also effectively aligning the compensation of our executives with the creation of long-term value for our Shareholders. The Compensation Committee is responsible for designing an executive compensation program that ensures an appropriate level of risk-

taking by the Company’s executives. The Compensation Committee designs our executive compensation program to support our compensation philosophy and goals to:
•position the Company competitively among companies against which we compete for talent;
•align the interests of our executives with those of our Shareholders by tying significant portions of pay to performance, paying a substantial portion of compensation in equity and subjecting equity compensation to multi-year vesting periods and, beginning in March 2021, requiring share ownership; and
•tie executive compensation to performance and achievement of the Company’s short- and long-term business goals and ensuring that compensation varies based on business performance and achievement of individual objectives.
Our 2021 annual compensation package for our NEOs (other than Mr. Madore, who joined the Company in August 2021) consists of base salary, short-term incentives based on Company and individual performance, and long-term incentives in the form of restricted share units (“Restricted Share Units”), which, with the exception of the Restricted Share Units granted to Mr. Madore (as described below), vest ratably on an annual basis over three years. In connection with Mr. Madore’s appointment as CFO of the Company, effective August 5, 2021, Mr. Madore received a sign-on bonus in the form of a one-time lump-sum cash payment of $372,000, which will be earned, subject to the terms of Mr. Madore’s employment agreement, on the first anniversary of such employment agreement, a one-time sign-on grant of 900,000 options (“Stock Options”) that vest ratably on a quarterly basis over a four-year period, and 50,000 Restricted Share Units that vest on the third anniversary of the grant date. The one-time lump-sum cash sign-on award is to be earned upon one year of service as a retention tool and is the outcome of a negotiation during the recruiting process. The sign-on awards are one-time in nature, and the sign-on equity award is also intended to align Mr. Madore’s interests with our Shareholders’ interests.
In setting target compensation packages for our NEOs, the Compensation Committee reviewed the total compensation opportunity for each executive compared to compensation offered to executives in comparable positions within the Cronos Peer Group (as defined below), along with other comparative factors. The Company’s short-term incentive compensation program (the “STIC Program”) is designed to reward the achievement of the Company’s short-term goals, primarily related to the Company’s revenues and growth, and each executive’s achievement of individual performance goals. The long-term incentive equity component of compensation is designed to retain our executives and incentivize them to achieve long-term financial and strategic objectives.
On February 18, 2022, the Company filed Amendment No. 1 on Form 10-Q/A to its Quarterly Report for the quarter ended June 30, 2021 pursuant to which the Company restated its interim condensed consolidated financial statements for the period (the “2021 Restatement”). The 2021 Restatement related to the Company’s performance of an interim impairment test on goodwill associated with its U.S. reporting unit, as well as the indefinite-lived intangible asset (Lord Jones® brand), to determine whether the carrying amount of the reporting unit and intangible asset exceeded their respective fair values as of June 30, 2021.

As discussed in more detail below, certain incentive compensation payable to our executive officers is subject to our clawback policy, which applies following a material restatement of all or a portion of the Company’s financial statements. The Company has been responding to requests for information from various regulatory authorities relating to the 2021 Restatement.

The following table summarizes what we do and what we don’t do in connection with executive compensation. The notable features of the Company’s 2021 executive compensation program, which were designed to align with “best practice” compensation governance, are provided below.

What We Do	What We Don’t Do
Make pay decisions aligned with our compensation philosophy	Guarantee short-term cash incentive amounts (other than in limited cases due to special circumstances(1))
Regularly review the competitiveness and appropriateness of pay levels for senior executives versus industry peers	Re-price or back-date equity awards
Deliver the majority of executive compensation in “at risk”, variable incentives	Issue equity awards with an exercise price below the closing price of our Shares on the trading date immediately before the grant date
Pay for performance, with the actual value received from incentive awards directly aligned with key Company operating and financial results and individual goals	Provide any excise tax gross-ups or other payment or reimbursement of excise taxes on severance in connection with a change of control
Grant equity-based long-term incentives which vest over multi-year periods	Offer off-market executive benefits and perquisites
Reinforce an ownership culture, with long-term incentives settled in Shares and Share ownership guidelines adopted in March 2021
Make “single-trigger” payments upon a change of control or maintain any plans that require single-trigger change of control acceleration of equity awards to our NEOs upon a change of control (other than in limited cases due to special circumstances(2))

Prohibit employees, officers and directors and others who could potentially possess material nonpublic information from pledging, hedging and other securities transactions intended to lock in the gain on share price growth	Maintain pay policies and practices that pose a material adverse risk to the Company
Retain external and independent advisors to support the Compensation Committee on executive compensation decisions throughout the year
Maintain a of clawback policy that applies to cash, equity or equity-based incentive or bonus compensation paid to any current or former Company executive officer
(1)Described in more detail under “Employment Agreements—Madore Agreement.”
(2)Described in more detail under “Potential Payments Upon Termination or Change of Control — Long-Term Incentive Awards under the 2020 Omnibus Plan — Mr. Schmidt”.

Say-on-Pay
At our 2021 annual and special meeting of Shareholders, our Shareholders demonstrated their strong support of our executive compensation program, with approximately 98% of votes cast in favor of the advisory “say on pay” proposal, excluding abstentions and broker non-votes. We believe this vote reflected strong support for our executive compensation program design, which focuses on (i) incentives and metrics that align executive officer interests with Shareholder interests, and (ii) recruitment, engagement, motivation and retention of our executive officers. Although no changes were made to our executive compensation program based on the 2021 say-on-pay vote, we continue to evaluate our executive compensation program to ensure alignment of management incentives with Shareholder interests, which alignment we view to be essential to our long-term success.
Also at our 2020 annual and special meeting of Shareholders, we asked our Shareholders to recommend the frequency of future shareholder advisory votes on the compensation of our NEOs. Shareholders recommended an annual non-binding vote, and we continue to follow that recommendation.
Progress Towards Our Strategic Objectives: 2021 Highlights
Our compensation decisions for 2021 were driven by our overarching goal of creating value for Shareholders. We seek to create value for Shareholders by focusing on four core strategic priorities:
•growing a portfolio of iconic brands that responsibly elevate the consumer experience;
•developing a diversified global sales and distribution network;
•establishing an efficient global supply chain; and
•creating and monetizing disruptive intellectual property.
In 2021, we sought to build on our 2020 strategic accomplishments, including, among other things, successfully fermenting cannabigerolic acid (“CBG”), one of the Company’s target cannabinoids under our strategic partnership with Ginkgo (the “Ginkgo Strategic Partnership”), at research scale; Cronos Israel receiving all certifications and licenses required for the cultivation, production and marketing of dried flower, pre-rolls and oils in Israel and commencing sales of PEACE NATURALS® branded dried flower and oil to the Israeli medical market; launching a new U.S. hemp-derived CBD skincare and personal care brand called Happy Dance®, in partnership with Kristen Bell; and Cronos Growing Company (“Cronos GrowCo”), the Company’s strategic joint venture, fully completing construction of its production facility and obtaining the necessary licenses to produce and sell certain cannabis products to other license holders in the wholesale channel in Canada.
In the first quarter of 2021, Cronos Israel successfully launched PEACE NATURALS® branded pre-rolls into the Israeli medical cannabis market. This launch followed the successful introduction of dried flower and oils to the Israeli medical cannabis market in 2020.
In April 2021, the Company announced the launch of its U.S. Cronos Employees Political Action Committee (the “Employees PAC”). The Employees PAC was established to support and educate legislators who are open to responsibly advancing legislation and regulation for U.S. hemp-derived CBD products in the U.S. market and supporting a regulated, safe and legal federal cannabis industry in the U.S.
In May 2021, the Company released a Marketing Code (the “Marketing Code”) as a commitment to consumers and a resource for employees, industry peers, partners and policy makers. The Company recognizes that there is a clear need for standards, which is why the Company proactively created its own guidelines. The principles outlined in the Marketing Code apply to all marketing activities for all brands globally. The Marketing Code represents the Company’s commitment to responsible marketing standards - from our leadership team to our external agencies, the Company expects all such individuals to understand and follow these principles.
In June 2021, the Company announced a strategic investment (the “PharmaCann Investment”) in PharmaCann Inc. (“PharmaCann”), a leading vertically integrated U.S. cannabis company. A wholly owned subsidiary of the Company purchased an option (the “PharmaCann Option”) to acquire an approximately 10.5% ownership stake in PharmaCann on a fully-diluted basis as of the date of the PharmaCann Investment, for total consideration of approximately $110.4 million. On February 28, 2022, PharmaCann closed its acquisition of LivWell Holdings, Inc. (“LivWell”). Based upon the terms of the definitive merger agreement, the Company’s ownership percentage in PharmaCann on a fully-diluted basis decreased to approximately 6.4%. Following the merger, PharmaCann’s operations include over 50 dispensaries and 10 cultivation and production facilities across eight states. Following the exercise of the PharmaCann Option (which will be based upon various factors, including the status of U.S. federal cannabis legalization), the Company and PharmaCann will enter into commercial agreements that would permit each party to offer its products through either party’s distribution channels.
Also in June 2021, the Company launched SOURZ by Spinach™, an exciting new line of cannabis gummies with bold and unique dual flavor combinations, into the Canadian adult-use market. SOURZ by Spinach™ delivers bold fruit flavors in a distinctive “S” shape with a proprietary coating designed to provide a sour and sweet flavor profile, differentiating the product and elevating the consumer experience. SOURZ by Spinach™ has quickly risen to become one of the top performing brands in the Canadian edibles category. In October 2021, the Company announced the launch of its SPINACH FEELZ™ Chill Bliss 2:1 THC|CBG gummy, the first cannabis edible of its kind in Canada to feature THC and cultured CBG.
In the third quarter of 2021, Cronos GrowCo, the Company’s joint venture in Canada, continued to build on the success of its first harvest in the first quarter of 2021. With its processing license in hand, Cronos GrowCo began selling to Canadian license holders in the wholesale market. In addition, the Company began to purchase dried flower from Cronos GrowCo, marking a milestone in the evolution of the Company’s Canadian cannabis supply chain.
In the third quarter of 2021, the Company continued to build on the success of its dried flower portfolio with the introduction of new high potency cultivars, Atomic Sour Grapefruit and Cocoa Bomba, in select markets in Canada. These launches, in addition to the launch of Spinach® GMO Cookies in 2021, further solidified the Company’s strength in the dried flower category in the Canadian adult-use market.

Strategic and Organizational Update
As the Company advances its strategy to build disruptive intellectual property by advancing cannabis research, technology and product development, the Company determined to realign the business around its brands. The organizational and cost initiatives being undertaken are intended to position the Company to drive profitable and sustainable growth over time. The program will consist of the following:
1.Centralizing functions under common leadership to increase efficient distribution of resources, improve strategic alignment and eliminate duplicative roles and costs;
2.Evaluating the Company’s global supply chain and performing product reviews, and pricing and distribution optimization in order to reduce fixed expenses and reduce complexity; and
3.Implementing an operating expense target to optimize cash deployment for activities such as margin accretive innovation and U.S. adult-use market entry.
Following a careful evaluation of the Company’s global supply chain, the Company announced the planned exit of its Peace Naturals Campus in Stayner, Ontario, Canada.
The Company will continue to operate the Peace Naturals Campus with a phased reduction and transition of activities with a planned exit by the end of 2022. Various research and development initiatives, inclusive of cannabinoid formulation, product development, tissue culture and micropropagation will continue across multiple facilities available to the Company.
Continuing to optimize and maintain an agile supply chain is a core element of the Company’s strategy. Importantly, the Company has focused on building joint ventures and partnerships around the world with best-in-class operators, such as Cronos GrowCo, the Company’s joint venture with leading Canadian large-scale greenhouse operators. As Cronos GrowCo has developed its capabilities, it has become an important component of the Company’s biomass supply. The Company looks forward to leveraging Cronos GrowCo’s capabilities in premium flower cultivation and efficient downstream processing, with the intention to improve profitability of the Company’s Canadian operations. The Company intends to obtain a sales license from Health Canada at Cronos GrowCo’s facility to maintain the Company’s customer relationships and ability to continue supplying the Canadian market. In addition to further leveraging its joint venture with Cronos GrowCo, the Company will continue to maintain a network of third-party licensed producers to supplement its cultivation and manufacturing needs.
Appointments
The Company also transitioned a number of key leadership roles during 2021 and in the early part of 2022 to drive its next phase of growth. Mr. Madore was appointed CFO of the Company, succeeding Mr. Barbato. Mr. Madore brings to the Company a proven track record of financial leadership spanning an impressive and diverse 30-year career. In addition to Mr. Madore’s appointment, we further bolstered our finance department with the addition of Carlos Cortez as Vice President and Controller. Mr. Cortez serves as Cronos’ principal accounting officer.
The Company further bolstered its senior leadership team in 2022. On March 21, 2022, the Company appointed Mr. Gorenstein as President and CEO. Mr. Gorenstein will continue to serve as Chairman of the Board.

As of March 21, 2022, Mr. Schmidt retired from the position of President and CEO. To assist with the transition, Mr. Schmidt remained employed by the Company until his retirement on April 6, 2022.
In addition, in January 2022, the Company appointed Mr. Jacobson as Senior Vice President, Head of Growth (North America) and Mr. Griese as Senior Vice President, Head of Operations (North America). In April 2022, the Company appointed Mr. Doucet as Senior Vice President, Legal, Regulatory Affairs and Corporate Secretary.
Governance of Executive Compensation
Framework for Compensation Decisions
Role of Compensation Committee
The Compensation Committee is currently comprised of three directors of the Company, each of whom is considered to be independent under applicable NASDAQ Rules: Jody Begley (Chair), Jason Adler and James Rudyk. See “Board of Directors, Committees and Governance—Committees of Our Board of Directors—Compensation Committee.”
The Compensation Committee is responsible for reviewing and determining the compensation of the executive officers of the Company and for reviewing and making recommendations to the Board concerning the compensation of directors. Based on the recommendations of the Compensation Committee, the Board is responsible for determining the compensation paid to the directors of the Company.
The Compensation Committee considers the performance of the Company and the individual executive officers in executing their responsibilities to determine total compensation for the Company’s executive officers. The Compensation Committee also considers compensation data gathered from the Cronos Peer Group and relevant market data in making compensation decisions. See “Discussion and Analysis of 2021 Compensation— Benchmarking Target Compensation.”
The Compensation Committee’s assessment of corporate performance for executive compensation purposes is based on a number of qualitative and quantitative factors, including execution of ongoing projects and transactions, operational performance, progress on key growth initiatives and the 2021 Restatement. The NEOs do not automatically receive any particular award based on the Compensation Committee’s determination of the overall performance of the Company, but rather the determination establishes the background for the Compensation Committee’s subsequent review of each NEO’s individual performance. See “Discussion and Analysis of 2021 Compensation—Elements of Compensation—Short-Term Incentive Compensation—Performance Measures.” Further, the Compensation Committee makes its final determination of executive compensation in an executive session not attended by the NEOs whose compensation is being deliberated. From time to time, the Compensation Committee delegates certain duties to members of management in accordance with the Compensation Committee Charter.

Role of the CEO and the Senior Vice President, Global Head of People
The Compensation Committee works with our CEO and our Senior Vice President, Global Head of People to formulate the specific compensation plan and award designs, including targets and weightings in support of business performance measures necessary to align our executive compensation program with our business objectives and strategies.
Generally, the CEO and the Senior Vice President, Global Head of People participate in meetings of the Compensation Committee at the Compensation Committee’s request to provide relevant background information regarding the Company’s strategic objectives and to evaluate the performance of and make compensation recommendations for the other executive officers. The Compensation Committee utilizes the information provided by the CEO and Senior Vice President, Global Head of People along with advice from its independent compensation consultant and the knowledge and experience of the Compensation Committee members in making compensation decisions. The CEO and the Senior Vice President, Global Head of People do not review or recommend compensation for themselves or for each other.
Role of Compensation Consultant and Independence
The Compensation Committee first retained Mercer (Canada) Limited (“Mercer”) in 2018 to assist in evaluating our executive compensation program and in setting executive officer compensation. During fiscal 2021, Mercer assisted the Compensation Committee by providing services, including the following:
•reviewing and updating the Cronos Peer Group;
•conducting a comparison of the Company’s executive and director compensation programs to those of the Cronos Peer Group;
•updating the Compensation Committee on evolving compensation trends and best practices;
•advising the Compensation Committee on the competitiveness of our executive compensation program design and award values; and
•participating in Compensation Committee meetings, as requested.
Mercer supported the Compensation Committee in evaluating our executive compensation by developing the Cronos Peer Group, which includes cannabis, biotechnology/pharmaceuticals and consumer-packaged goods companies with similar market capitalizations, geographic footprints, organizational complexity and size or with which we could potentially compete for talent. Mercer benchmarked components of the total compensation package for each of our executive officers to those for comparable positions in the Cronos Peer Group and, in some cases, other relevant market data. The Compensation Committee considers input from Mercer when making compensation decisions; however, the Compensation Committee’s final decisions reflect many factors and considerations.

In 2021, Mercer was engaged directly by the Compensation Committee but regularly consulted with management in performing work requested to be performed by the Compensation Committee. Neither Mercer nor any of its affiliates performed any separate services for management.
The Compensation Committee annually reviews the independence of its compensation consultant. The Compensation Committee has determined that Mercer is independent and that its work with the Compensation Committee during fiscal 2021 did not raise any conflict of interest.
Compensation Governance Features
Share Ownership Guidelines. To reinforce our ownership culture, in March 2021, the Committee adopted share ownership guidelines that require executives to acquire and hold a certain amount of Shares. The Company’s share ownership guidelines establish levels of ownership of Shares at five times the CEO’s salary and two times the salary for other executive officers, which includes each of the currently employed named executive officers. Shares held for purposes of the guidelines may include Shares owned outright by the executive officer or his or her spouse and earned but unvested share-based awards, and an executive officer has five years from his or her appointment as an executive officer to achieve the level of Share ownership applicable to such executive officer. Each executive officer is within the applicable five-year window to achieve the prescribed level of Share ownership.
Prohibition on Insider Trading. The Company’s insider trading policy applies to employees, officers, directors, consultants, secondees, interns and any third party service providers who are in a position to possess inside information in the course of services provided to the Company (the “Covered Personnel”). The insider trading policy prohibits Covered Personnel from trading in our securities (or securities of any other publicly-traded issuer with which the Company does business) while in possession of material nonpublic information or during blackout periods applicable to such Covered Personnel, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy.
Anti-Hedging Policy. As part of the Company’s insider trading policy, Covered Personnel are also prohibited from, directly or indirectly, entering into any speculation, short-selling, hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar or other derivative security.
Anti-Pledging Policy. The Company’s insider trading policy also prohibits Covered Personnel from pledging Shares as collateral for any loan. On a case-by-case basis, the policy’s administrators may grant an exemption to the prohibition, and may subject any such exemption to specific requirements and criteria to prevent any disposition of our securities while Covered Personnel is in possession of inside information.
Anti-Fraud Policy. The Company’s anti-fraud policy sets out the Company’s expectations and requirements relating to the prohibition, recognition, reporting and investigation of suspected fraud, corruption, misappropriation and similar irregularities. Under the anti-fraud policy, any employee or director who violates the terms of such policy may be subject to disciplinary action up to and including termination or removal, as applicable, without notice.

Clawback Policy. The Company’s clawback policy adopted in February 2020 applies to any current or former executive officer of the Company for purposes of Section 16 of the Exchange Act and any other employee who is designated by the Compensation Committee as a covered employee for purposes of the policy. In 2021, in light of the 2021 Restatement, the Compensation Committee expanded the compensation clawback provisions to incorporate all personnel who are subject to our enhanced sub-certification process. The policy permits the Company to clawback any annual or long-term cash, equity or equity-based incentive or bonus compensation paid, provided or awarded to any covered employee on or after February 28, 2020, the effective date of the clawback policy, that either (i) is outstanding and unpaid, whether vested or unvested, that was awarded to the covered employee; or (ii) was paid to and received by the covered employee (including gains realized through the exercise of Stock Options or share appreciation rights) during the three-year period preceding the date of the clawback event. For purposes of the clawback policy, a “clawback event” means the occurrence of any of the following:
•a material restatement of all or a portion of the Company’s financial statements;
•a covered award was awarded to, or received by, the covered employee based on a financial statement, performance goal or metric that was materially inaccurate;
•the indictment, arrest or conviction in a court of law for, or the entering of a plea of guilty or nolo contendere to, (x) a felony offense under U.S. state or federal law, an indictable offense under the Criminal Code (Canada) or a comparable offense under the law of any other jurisdiction or (y) any crime involving moral turpitude, fraud, dishonesty, bribery or theft; or
•engaging in any act (including without restriction, an act of sexual or other harassment as determined by the Company) which is a violation of any law, rule, regulation or the Company’s Code of Business Conduct and Ethics, in each case, that causes material financial, reputational or other harm to the Company, as determined by the Compensation Committee in its sole discretion.
Risk Management. Among other duties, the Compensation Committee is responsible for reviewing the Company’s incentive compensation arrangements and determining whether those arrangements require modification to ensure that they do not encourage inappropriate or unintended risk taking. In its assessment, the Compensation Committee reviewed the Company’s compensation structure and noted numerous ways in which risk is potentially mitigated by practices and policies that include: the balanced mix between short- and long-term incentives; the use of multiple performance measures for short-term cash incentive awards of the NEOs; prohibitions against speculating, short-selling and hedging; the prohibition on pledging of securities; and the existence of anti-fraud and clawback policies. In light of its analysis in 2021, the Compensation Committee believes that the architecture of the Company’s compensation programs provides various safeguards to protect against undue risk-taking and has concluded that none of the Company’s incentive plans are likely to motivate behavior that would result in a material adverse impact to the Company.

Tax and Accounting Considerations
The Compensation Committee structures the Company’s compensation program to attract, retain and motivate executives in a manner that serves the long-term interests of the Company’s Shareholders. The Compensation Committee takes into account a variety of considerations, including tax deductibility and other tax implications when designing the executive compensation program. The Compensation Committee believes that there are certain circumstances where the provision of compensation that is not fully tax deductible, including by reason of Section 162(m) of the Internal Revenue Code (the “Code”), which generally limits the tax deductibility of compensation in excess of $1 million to “covered employees”, is consistent with our compensation philosophy and objectives. The Compensation Committee retains discretion and flexibility to award non-deductible compensation as it deems appropriate and in furtherance of the Company’s compensation philosophy and objectives.
Discussion and Analysis of 2021 Compensation
Compensation Philosophy
The Compensation Committee believes that Shareholder interests are advanced if the Company assembles, motivates and rewards a high-performing management team. To promote this objective, the Compensation Committee developed an executive compensation program with the following goals in mind:
•position the Company competitively among companies against which we compete for talent;
•align the interests of our executives with those of our Shareholders by tying significant portions of pay to performance, paying a substantial portion of compensation in equity and subjecting equity compensation to multi-year vesting periods and, beginning in March 2021, requiring share ownership; and
•tie executive compensation to performance and achievement of the Company’s short- and long-term business goals and ensure that compensation varies based on business performance and achievement of individual objectives.
Benchmarking Target Compensation
Compensation levels for the Company’s NEOs were compared to compensation paid by a group of peer companies approved by the Compensation Committee (the “Cronos Peer Group”). The companies selected to be part of the Cronos Peer Group were cannabis, biotechnology/pharmaceuticals and consumer-packaged goods companies with similar market capitalizations, geographic footprints, organizational complexity as compared to the Company or with which the Company could potentially compete for talent. As a result of acquisition transactions that occurred in 2021, Aphria Inc. and GW Pharmaceuticals Plc have been removed from the Cronos Peer Group for 2021. Trulieve Cannabis Corp and Columbia Care Inc. have been added to the Cronos Peer Group for 2021.

With respect to 2021 NEO pay decisions, the Cronos Peer Group was comprised of the following 16 companies.

Company	Industry	Revenue (last 12 months) ($) (millions)(1)	Market capitalization as of December 31, 2021 ($) (millions)(1)
Amicus Therapeutics, Inc.	Biotechnology	305.5	3,218.4
Aurora Cannabis Inc.(2)	Pharmaceuticals	184.1	1,071.2
Cal-Maine Foods, Inc.	Packaged Foods and Meats	1,431.5	1,807.2
Canopy Growth Corporation(2)	Pharmaceuticals	444.5	3,428.6
Charlotte’s Web Holdings, Inc.	Pharmaceuticals	98.2	184.7
Columbia Care Inc.	Pharmaceuticals	396.9	1,361.9
Curaleaf Holdings, Inc.	Pharmaceuticals	1,209.7	8,000.2
FibroGen, Inc.	Biotechnology	235.5	1,307.2
Intercept Pharmaceuticals, Inc.	Biotechnology	363.5	481.3
J & J Snack Foods Corp.	Packaged Foods and Meats	1,222.1	3,015.3
Medifast, Inc.	Personal Products	1,526.1	2,424.0
Reata Pharmaceuticals, Inc.	Pharmaceuticals	11.5	959.7
The Simply Good Foods Company	Packaged Foods and Meats	1,055.7	3,992.1
Tilray, Inc.	Pharmaceuticals	589.3	3,336.3
Trulieve Cannabis Corp.	Pharmaceuticals	801.5	6,039.2
USANA Health Sciences, Inc.	Personal Products	1,229.7	1,969.5
Cronos Group Inc.	Pharmaceuticals	74.4	1,859.0
(1)    All financials in the table above are from S&P Capital IQ as of December 31, 2021.
(2)    Revenue values were converted from C$ to USD using the Bank of Canada exchange rate of C$1.00 to $0.7980 for the 12-month period ended December 31, 2021. Market capitalization values were converted from C$ to USD using the December 31, 2021 Bank of Canada exchange rate of C$1.00 to $0.7888.
Elements of Compensation
Rather than strictly applying formulas and weightings to forward-looking performance objectives, which may lead to unintended consequences for compensation purposes, the Compensation Committee exercises its discretion and uses its sound judgment in making compensation determinations. For this reason, the Compensation Committee does not measure performance using pre-set formulas in determining compensation awards for NEOs.
The Compensation Committee’s comprehensive assessment of the overall business performance of the Company, including corporate performance against objectives (both quantitative and qualitative), business circumstances and, where appropriate, relative performance against peers, provides the context for individual NEO evaluations for total direct compensation.
The NEOs provide services under employment agreements, described in more detail below, which provide for fixed base salaries and certain benefits. Under their employment agreements, the NEOs are also eligible to receive performance-based incentive compensation. Fixed compensation and performance-based incentive compensation together represent total direct compensation.

Given the highly regulated and rapidly evolving nature of the cannabis industry, markets and products, it is challenging to design a compensation structure to attract and retain the kind of executive talent required to support the Company’s growth and expansion plans. Industry practices are variable and therefore compensation data analysis requires significant business judgment and interpretation of underlying business conditions. The Compensation Committee considers the Company’s business strategy, the expertise of its executives, and the ongoing evolution of industry and competitive compensation practices in establishing a tailored pay program that will attract and retain its executive talent.
In determining appropriate compensation levels, the Compensation Committee considers, in addition to market data and practices:
•the executive’s experience, performance, contributions and job proficiency;
•retention risks and succession planning considerations;
•best practices and regulatory considerations;
•internal equity relative to other executives; and
•the then-current trading price of Company Shares.
Base Salary
Base salaries for our NEOs are intended to reflect the scope of their responsibilities, performance, skills and experience as compared with relevant and comparable market talent. Base salaries are fixed pursuant to each NEO’s employment agreement and are reviewed periodically by the Compensation Committee. Occasionally, we may make adjustments to base salaries during the year to align with comparable base salaries among the Cronos Peer Group or in recognition of significant contributions to the Company.

Current NEO	Base Salary as of 12/31/2020	Base Salary as of 12/31/2021	Percentage Change(1)
Robert Madore	—	$450,000	—
Anna Shlimak	$230,000	$230,000	0%
Shannon Buggy	$300,000	$300,000	0%
Ran Gorelik	—	$278,460(2)	—

Former NEO	Base Salary as of 12/31/2020	Base Salary as of 12/31/2021	Percentage Change(1)
Kurt Schmidt	$520,000	$520,000	0%
Jerry Barbato(5)	$223,710(3)	$223,514(4)	0%
Xiuming Shum(5)	$279,638(3)	$299,063(4)	0%
(1)    Percentage change excludes changes resulting solely from changes in exchange rates.
(2)    The amounts reported for Mr. Gorelik are converted from Israeli New Shekels to USD using the Bloomberg average exchange rate of ILS1.00 to $0.3094 for the 12-month period ended December 31, 2021.

(3)    The amounts reported for each of Mr. Barbato and Ms. Shum are converted from C$ to USD using the Bloomberg average exchange rate of C$1.00 to $0.7457 for the 12-month period ended December 31, 2020. The Company’s 2021 proxy statement reported Mr. Barbato’s base salary as of December 31, 2020 using the Bloomberg average exchange rate of C$1.00 to $0.7450 for the 12-month period ended June 30, 2020, but the amount reported herein was calculated using the correct 12-month average exchange rate of C$1.00 to $0.7457 for the 12-month period ended December 31, 2020.
(4)    The amount reported for Ms. Shum is converted from C$ to USD using the Bloomberg average exchange rate of C$1.00 to $0.7975 for the 12-month period ended December 31, 2021. For fiscal year 2021, Mr. Barbato’s base salary was paid in USD based on the average exchange of C$1.00 to $0.7450 for the 12-month period ended June 30, 2020.
(5)    Mr. Barbato and Ms. Shum resigned from their positions as CFO and Executive Vice President, Legal and Regulatory Affairs, respectively, in 2021. Accordingly, the amounts reported for Mr. Barbato and Ms. Shum for 2021 reflect their respective base salaries as of immediately prior to the date that each resigned.
Short-Term Incentive Compensation
Short-term cash incentives are intended to reward executives for achieving the Company’s financial and business objectives (the “Business Performance”) and each executive’s own individual performance (the “Individual Performance”). The 2021 short-term cash incentive target as a percentage of base salary for each NEO was determined by the Compensation Committee after consideration of the executive’s position, scope of responsibilities, ability to influence Company results and competitive pay practices among the Cronos Peer Group and relevant market data. Short-term cash incentives are paid only after both the Business Performance and the Individual Performance results are assessed against targeted levels of performance. No individual is guaranteed a short-term incentive bonus amount, except Mr. Madore, whose employment agreement provides for a sign-on bonus payable on the first anniversary of the commencement of his employment with the Company, subject to his continued employment with the Company through such date, as described in more detail below. See “Employment Agreements—Madore Agreement.”
Target Incentive Amounts
The table below shows the target 2021 short-term incentive opportunities for each of our NEOs, expressed as a percentage of base salary and in dollars (each, a “Target Incentive Amount”).

Current NEO	2021 Base Salary	2021 Short-Term Incentive Target as Percentage of Base Salary	2021 Target Incentive Amount
Robert Madore	$450,000	—%	$ —(1)
Anna Shlimak	$230,000	86%	$197,800
Shannon Buggy	$300,000	50%	$150,000
Ran Gorelik(2)	$299,901	35%	$ 104,966

Former NEO	2021 Base Salary	Short-Term Incentive Target as Percentage of Base Salary	2021 Target Incentive Amount
Kurt Schmidt	$520,000	150%	$780,000
Jerry Barbato	$223,514(3)	100%	$223,514
Xiuming Shum	$299,063(3)	100%	$299,063(4)

(1)    Per the terms of the Madore Agreement, Mr. Madore will be eligible to participate in the Company’s annual cash bonus plan beginning in fiscal year 2022. Mr. Madore was not eligible to participate in the Company’s annual cash bonus plan for fiscal year 2021.
(2)    The amounts reported for Mr. Gorelik are converted from Israeli New Shekels to USD using the Bloomberg average exchange rate of ILS1.00 to $0.3094 for the 12-month period ended December 31, 2021. Mr. Gorelik’s short term incentive compensation target amount is based off of his base salary plus ILS69,300, which is a portion of the car allowance paid to Mr. Gorelik.
(3)    Mr. Barbato and Ms. Shum resigned from their positions as CFO and Executive Vice President, Legal and Regulatory Affairs, respectively, in 2021. Accordingly, the amounts reported for Mr. Barbato and Ms. Shum for 2021 reflect their respective base salaries as of immediately prior to the date that each resigned.
(4)    The amount reported is converted from C$ to USD using the Bloomberg average exchange rate of C$1.00 to $0.7975 for the 12-month period ended December 31, 2021.

Performance Measures
For 2021, 60% of an NEO’s short-term incentive compensation payout under the 2021 STIC Program (the “NEO 2021 Bonus Amount”) is based on the Company’s Business Performance results as compared to performance targets (the “Business Performance Rating”), with quantitative Business Performance results adjusted based on qualitative Business Performance factors. The remaining 40% of the NEO 2021 Bonus Amount is based on Individual Performance results (the “Individual Performance Rating”).

2021 Short-Term Incentive Payout
The amount of an NEO’s 2021 short-term incentive payout will be determined by the following formula, subject to a maximum payout equal to 142% of the Target Incentive Amount:

Target Incentive Amount ($) X Business Performance Rating (%) X Business Performance Weighting (60%) = Business Performance Portion of NEO 2021 Bonus Amount ($)

+

Target Incentive Amount ($) X Business Performance Rating (%) X Individual Performance Weighting (40%) = Individual Performance Portion of NEO 2021 Bonus Amount ($)

=

NEO 2021 Bonus Amount ($)

Business Performance Rating
The metrics used to determine the Business Performance Rating for an NEO were based on the NEO’s scope of responsibilities. The Company used separate corporate metrics for Cronos Global, U.S. Segment and Rest of World Segment and, with respect to Mr. Gorelik, corporate metrics applicable to Cronos Israel (each, a “Business Performance Component”). The Cronos Global Business Performance Component was evaluated using net revenue and adjusted EBITDA (“Adjusted EBITDA”), each of which were weighted equally and are described in more detail below. Adjusted EBITDA is a non-GAAP measure which excludes non-cash items or items that do not reflect the Company’s assessment of on-going business performance. Management defines Adjusted EBITDA as net income (loss) before interest, tax expense, depreciation and amortization adjusted for: share of loss from equity accounted investments; impairment loss on goodwill and intangible assets; impairment loss on long-lived assets; gain on revaluation of derivative liabilities; gain on revaluation of financial instruments; transaction costs related to strategic projects; other, net; loss from discontinued operations; share-based payments; and review and investigation costs related to the restatements of the Company’s 2019 and 2021 interim financial statements, including costs related to the Company’s responses to the reviews of such financial statements by various regulatory authorities and legal costs defending shareholder class action complaints brought against the Company as a result of the 2019 restatement. A reconciliation of Adjusted EBITDA to net income (loss) is included in Appendix B.

Management believes that Adjusted EBITDA provides the most useful insight into underlying business trends and results and provides a more meaningful comparison of year-over-year results. Management uses Adjusted EBITDA for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets.
Each of the U.S. and Rest of World Business Performance Components were evaluated using the applicable operating company’s net revenue and adjusted direct profit (“Adjusted Direct Profit”), which is a non-GAAP measure derived from gross profit (loss) less direct sales and marketing costs. Each of net revenue and Adjusted Directed Profit were weighted equally and are described in more detail below. Management believes Adjusted Direct Profit provides valuable insight into each applicable geographic unit’s efficiency of operations and performance. Targets for the measures for each Business Performance Component were aligned to what we believed to be the expectations of our investors at the time of setting the Company’s 2021 annual budget. The rating for each Business Performance Component is calculated by taking the average of the ratings for each measure. The Business Performance Rating is calculated by taking the average of the ratings for each Business Performance Component and, subject to the sole discretion of the Compensation Committee, adjusting this result up or down based on qualitative Business Performance factors identified by the Compensation Committee. The Compensation Committee did not adjust the Business Performance Rating for any executive officer for 2021. A reconciliation of Adjusted Direct Profit to gross profit (loss) is included in Appendix B.
For 2022, the Compensation Committee has implemented a change to our STIC Program such that each NEO’s Business Performance Component will be evaluated using net revenue and Adjusted EBITDA of Cronos Global which is intended to further align the Company’s “one team” mindset.
The Business Performance Components for 2021 are:
•Cronos Global Metrics.
▪Corporate net revenue for purposes of the Cronos Global Business Performance Component is the Company’s net revenue on a consolidated basis, which the Company considers to be a key measure of growth and expansion of the Company’s business.
▪Adjusted EBITDA* for purposes of the Cronos Global Metrics Business Performance Component is the Company’s net income (loss) before interest, tax expense, depreciation and amortization adjusted for: share of loss from equity accounted investments; impairment loss on goodwill and intangible assets; impairment loss on long-lived assets; gain on revaluation of derivative liabilities; gain on revaluation of financial instruments; transaction costs related to strategic projects; other, net; loss from discontinued operations; share-based payments; and review and investigation costs related to the restatements of the Company’s 2019 and 2021 interim financial statements, including costs related to the Company’s responses to the reviews of such financial statements by various regulatory authorities and legal costs defending shareholder class action complaints brought against the Company as a result of the 2019 restatement.

•U.S. Segment Metrics.
▪Net revenue for purposes of the U.S. Metrics’ Business Performance Component is the net revenue for the Company’s U.S. segment.
▪Adjusted Direct Profit* for purposes of the U.S. Metrics Business Performance Component is derived from gross profit (loss) for the U.S. segment, less direct sales and marketing costs. Direct sales and marketing costs include costs associated with the sales, marketing and client care cost centers but does not include costs associated with the consumer insights cost center.
•Rest of World Metrics.
▪Net revenue for purposes of the Rest of World Metrics’ Business Performance Component is the net revenue for the Company’s Rest of World segment, excluding net revenue attributable to Cronos Israel.
▪Adjusted Direct Profit* for purposes of the Rest of World Metrics’ Business Performance Component is derived from gross profit (loss) for the Rest of World segment, less direct sales and marketing costs. Direct sales and marketing costs include costs associated with the sales, marketing and client care cost centers but does not include costs associated with the consumer insights cost center.

* Adjusted EBITDA and Adjusted Direct Profit are non-GAAP financial measures. Please refer to Appendix B for the reconciliation of Adjusted EBITDA to net income (loss) and Adjusted Direct Profit to gross profit (loss).
Mr. Gorelik, as General Manager (Israel), had his Business Performance Component rating for 2021 determined by the net revenue and Adjusted Direct Profit attributable to Cronos Israel, weighted equally.
Under the 2021 STIC Program, each Business Performance Component rating may range from 0% to 150%, where achieving the Target corresponds to a 100% rating for the Business Performance Component. Each of the Business Performance Components is subject to a minimum performance threshold (the “Threshold”) and a maximum performance level (the “Maximum”). If a Threshold is not met for a particular Business Performance Component, it will be scored as 0% when calculating the Business Performance Rating. Actual Business Performance results that meet or exceed the Maximum will result in a score of 150% for the corresponding Business Performance Component.

For 2021, the rating for each Business Performance Component was calculated as follows:

Business Performance Component Actual Result	Business Performance Component Rating Calculation (expressed as a % of target)
Below Threshold	0
Greater than Threshold, less than Target	((actual result – Threshold) / (Target – Threshold)) * 100
Equal to Target	100
Greater than Target, less than Maximum	(((actual result – Target) / (Maximum – Target)) * 50) + 100
Equal to or greater than Maximum	150
    The table below shows the (i) Threshold, (ii) Target and (iii) Maximum targets for each measure of each Business Performance Component established by the Compensation Committee for the 2021 STIC Program, each of which were set in the first quarter of 2021, (iv) the actual results achieved for each measure in 2021, (v) the rating for each measure for each Business Performance Component, and (vi) the combined ratings for each Business Performance Component.

Business Performance	Threshold (in millions)	Target (in millions)	Maximum (in millions)	2021 Actual	Measure Rating	Component Rating
Cronos Global
Net revenue	$49.2	$82.0	$114.8	$74.4	76.95	77.57
Adjusted EBITDA*	$(190.3)	$(152.2)	$(133.2)	$(160.5)	78.19
U.S.
Net revenue	$12.4	$20.6	$28.8	$9.9	0.00	0
Adjusted Direct Profit*	$(19.9)	$(15.9)	$(14.0)	$(24.1)	0.00
Rest of World
Net revenue	$36.8	$61.4	$86.0	$64.6	106.53	71.38
Adjusted Direct Profit*	$(38.5)	$(30.8)	$(27.0)	$(35.7)	36.23
*     Adjusted EBITDA and Adjusted Direct Profit are non-GAAP financial measures. Please refer to the definitions set forth above and Appendix B for the reconciliation of Adjusted EBITDA to net revenue and Adjusted Direct Profit to gross profit (loss).
Based on the Business Performance Component ratings above, the overall quantitative Business Performance Rating was 77.57%. The Compensation Committee retains the ability to make adjustments to the Business Performance Ratings based on qualitative achievements of the Company but did not do so in 2021.
Individual Performance Measures
Incentive awards are differentiated based on Individual Performance, with 40% of the Target Incentive Amount for our executives based on Individual Performance. For each NEO, the Individual Performance Rating can range from 0% to 130%.
Individual Performance factors were specific to each NEO’s job function. In determining the Individual Performance of our NEOs, the Compensation Committee noted the highlights of the 2021 performance of each NEO who received an Individual Performance rating in respect of 2021 as described below.

•Ms. Shlimak led our internal and external communication, government affairs, corporate strategy and investor relation functions. Ms. Shlimak oversaw the efforts to build a government affairs engagement program across North America establishing the Company’s credibility, reputation and influence with key governmental and regulatory stakeholders, including through membership in various industry trade groups. Ms. Shlimak led corporate strategic planning, strategic business and corporate development initiatives, including the Company’s transaction with PharmaCann. Ms. Shlimak oversaw the roll out of the Marketing Code to help build the Company’s reputation in innovation and responsibility in the industry. Ms. Shlimak continued to oversee and manage the Company’s engagement with the investment and sell-side community by helping analysts better understand the Company’s fermentation and innovation strategy.
•Ms. Buggy led our human resources function, including overseeing the building of a customized people strategy to maximize the Company’s ability to recruit, retain and engage top talent to drive business strategy. Ms. Buggy further oversaw the launch of an engagement survey and equipped the Company’s people managers with the tools to bring engagement discussions to all levels of the organization. Ms. Buggy also built a diversity, equity and inclusion strategy to attract, recruit and retain outstanding diverse talent and demonstrate the Company’s commitment to diversity, equity and inclusion. Ms. Buggy implemented a global human resources information system to help to translate people data into actionable insights that improve leadership decision making. Ms. Buggy established a global compensation structure with a focus on meritocracy by rewarding high performers and those that demonstrate high potential, including by implementing a rating distribution that allows for pay differentiation based on employee performance.
•Mr. Gorelik led Cronos Israel’s operations and contributed to its strong performance in 2021. Mr. Gorelik led the efforts to establish the PEACE NATURALS® brand and win market share in the Israeli medical market. Mr. Gorelik developed and began executing a plan to hire personnel for market execution, quality assurance, cultivation and manufacturing. Mr. Gorelik also began working to optimize manufacturing operations processes with a view towards balancing the growing and procurement of raw materials to demand and implemented a robust sales and operations planning process.
Mr. Schmidt retired from his role as President and CEO effective March 21, 2022 and did not receive an Individual Performance Rating. Mr. Barbato and Ms. Shum resigned from their positions as CFO and Executive Vice President, Legal and Regulatory Affairs, respectively, in 2021 and also did not receive an Individual Performance Rating. Mr. Madore did not receive a performance rating due to his third quarter start date.
NEO 2021 Bonus Amounts
Based on the considerations described above, the Compensation Committee approved the following NEO 2021 Bonus Amounts:

Current NEO	2021 Target Incentive Amount	Business Performance Rating	Individual Performance Rating	Actual NEO 2021 Bonus Amount Approved
Robert Madore	$—(1)	N/A	—%	—
Anna Shlimak	$197,800	77.57	115%	$183,048
Shannon Buggy	$150,000	77.57	115%	$138,813
Ran Gorelik(2)	$104,966	139.95(3)	115%	$136,424

Former NEO	2021 Target Incentive Amount	Business Performance Rating	Individual Performance Rating	Actual NEO 2021 Bonus Amount Approved
Kurt Schmidt	$780,000	77.57	—(4)	$675,028(5)
Jerry Barbato(6)	$223,514(7)	N/A	—	—
Xiuming Shum(6)	$299,063(8)	N/A	—	$274,141(9)
(1)    Per the terms of the Madore Agreement, Mr. Madore will be eligible to participate in the Company’s annual cash bonus plan beginning in fiscal year 2022. Mr. Madore was not eligible to participate in the Company’s annual cash bonus plan for fiscal year 2021.
(2)    The amount reported for Mr. Gorelik are converted from Israeli New Shekels to USD using the Bloomberg average exchange rate of ILS1.00 to $0.3094 for the 12-month period ended December 31, 2021. Mr. Gorelik’s short term incentive compensation target amount is based off of his base salary plus ILS69,300, which is a portion of the car allowance paid to Mr. Gorelik.
(3)    Mr. Gorelik’s Individual Performance Rating was determined using objective performance and operations metrics applicable to Cronos Israel.
(4)    Mr. Schmidt retired from his role as President and CEO effective March 21, 2022 and did not receive an Individual Performance Rating.
(5)    Payment is contingent on the conclusion of any SEC investigation into the Company in respect of the 2021 Restatement, and provided that such investigations do not result in a penalty being levied or an order by the SEC against Mr. Schmidt personally or against the Company on account of any misconduct, mismanagement or failure to supervise by Mr. Schmidt.
(6)    Mr. Barbato and Ms. Shum resigned from their positions as CFO and Executive Vice President, Legal and Regulatory Affairs, respectively, in 2021.
(7)    Contingent on the conclusion of the SEC and OSC investigations into the Company that were pending as of August 6, 2021, and provided that such investigations do not result in a penalty being levied or an order by the SEC and/or the OSC against Mr. Barbato personally or against the Company on account of any misconduct, mismanagement or failure to supervise by Mr. Barbato, the Company will provide Mr. Barbato with an annual bonus in respect of the Company’s 2021 fiscal year in the amount of $130,585 (which is based on target performance and prorated based on the number of complete months of such fiscal year during which Mr. Barbato was employed in 2021).
(8)    The amount reported is converted from C$ to USD using the Bloomberg average exchange rate of C$1.00 to $0.7975 for the 12-month period ended December 31, 2021.
(9)    Under the terms and conditions of Ms. Shum’s separation agreement, the Company agreed to provide Ms. Shum with an annual bonus in the amount of C$343,750, which was based on target performance and prorated based on the number of complete months of the 2021 fiscal year prior to the date of Ms. Shum’s resignation, on the same date on which the Company paid annual bonuses to other NEOs.

Long-Term Incentive Compensation
Long-term incentives are intended to attract, retain and motivate our executive officers, align the interests of our executive officers with Shareholders, and promote ownership of the Company’s equity by our executives. Through ownership in our Shares, executive officers are able to benefit from share price appreciation resulting from the achievement of positive and long-term business results.
The Compensation Committee is responsible for approving equity grants for executive officers. Prior to 2019, equity grants to executive officers were generally made in the form of Stock Options and determined on an ad hoc basis. Beginning in 2020, the Company introduced grants of long-term incentives in the form of Restricted Share Units, intended to reinforce share ownership and retention of participants. The Restricted Share Units complement outstanding grants of Stock Options to provide a balanced focus on Shareholder value creation and share price appreciation. Equity awards approved by the Compensation Committee are granted after the end of any scheduled blackout period following such approval to ensure that equity grants are made in coordination with the release of material non-public information.
Restricted Share Unit grants for 2021 (other than to Mr. Madore) will vest ratably over three years and settle in newly issued Shares from treasury. The actual value of the compensation received from Restricted Share Units will be dependent on the value of the Share price on the date that a participant elects to sell his or her Shares. This relationship reinforces direct alignment with the interests of our Shareholders. In 2021, the Compensation Committee considered equity compensation practices of the Cronos Peer Group and general industry market data.
In connection with Mr. Madore’s appointment as CFO, he received one-time grants of 900,000 Stock Options that vest ratably on a quarterly basis over a four-year period following the date of grant and 50,000 Restricted Share Units that vest on the third anniversary of their grant date and settle in Shares on a one-for-one basis. For more information on Mr. Madore’s one-time sign-on grants, see “Employment Agreements—Madore Agreement.”
NEO 2021 Long-Term Equity Awards
Based on the considerations described above, the Compensation Committee approved the following long-term incentive grant values for NEOs in 2021:

Current NEO	Number of Restricted Share Units	Number of Options	2021 Long-Term Incentive Grant Value ($)(1)
Robert Madore(2)	50,000	900,000	4,492,000
Anna Shlimak	22,009	0	230,000
Shannon Buggy	11,961	0	125,000
Ran Gorelik	19,138	0	200,000

Former NEO	Number of Restricted Share Units	Number of Options	2021 Long-Term Incentive Grant Value ($)(1)
Kurt Schmidt	124,401	0	1,300,000
Jerry Barbato(3)	0	0	0
Xiuming Shum	30,075	0	315,078(4)
(1)    These are calculated based on grant date fair value including, solely with respect to the Stock Options granted to Mr. Madore, a Black-Scholes valuation.
(2)    Reflects Mr. Madore’s one-time sign-on grants.
(3)    Contingent on the conclusion of the SEC and OSC investigations into the Company that were pending as of August 6, 2021, and provided that such investigations do not result in a penalty being levied or an order by the SEC and/or the OSC against Mr. Barbato personally or against the Company on account of any misconduct, mismanagement or failure to supervise by Mr. Barbato, the Company will provide Mr. Barbato with a 2021 long-term incentive award grant in the form of Restricted Share Units of $298,480. The number of Restricted Share Units granted will be calculated using the closing price of the Company’s Shares on NASDAQ on the trading day immediately preceding the date on which the foregoing investigations are concluded, as determined by the Board in its sole discretion.
(4)    Amount shown is grant date fair value in Canadian dollars as translated into U.S. dollars using the grant date spot rate of C$1.00 to 0.7877 on March 1, 2021.
Employment Agreements
Each of the NEOs provides services pursuant to an employment agreement. The severance and change of control provisions of our NEOs’ employment agreements and other arrangements are described in detail in the section entitled “Potential Payments Upon Termination or Change of Control.”
Schmidt Agreement
Cronos USA Client Services LLC (“Cronos USA”) and the Company entered into an employment agreement dated September 9, 2020 with Kurt Schmidt (the “Schmidt Agreement”). Pursuant to the Schmidt Agreement, Mr. Schmidt acted in the capacity of President and CEO of the Company until March 21, 2022. The Schmidt Agreement provided for an annual base salary of $520,000, less applicable deductions and withholdings, for acting in such capacity plus reasonable travel and other out-of-pocket expenses incurred in connection with Mr. Schmidt’s duties. Mr. Schmidt was eligible to participate in the employee benefit programs of Cronos USA or the Company, as applicable, and in the Company’s annual cash bonus plan as may be in effect from time to time. Mr. Schmidt’s annual target bonus opportunity was initially 150% of base salary, provided that the actual bonus amount, if any, was determined pursuant to the terms of the applicable annual bonus plan. Mr. Schmidt was eligible to receive annual grants of equity-based awards with an initial target incentive opportunity of $1,300,000 (based on the grant date fair value of such awards), provided that the actual amount, if any, of the grants was determined by the Board or the Compensation Committee, as applicable, at its sole discretion.
In connection with his appointment as the Company’s President and CEO in 2020, Mr. Schmidt received a one-time sign-on grant of equity-based awards, comprised of (a) 2,000,000 Stock Options that were scheduled to vest ratably on an annual basis over a five-year period following the date of grant; and (b) 450,000 Restricted Share Units that were scheduled to vest on the third anniversary of the grant date and settle in Shares.
Mr. Schmidt retired from his position as the Company’s President and CEO effective March 21, 2022 and from employment with the Company on April 6, 2022. As part of Mr. Schmidt’s separation agreement, the Company agreed, contingent on the conclusion of any SEC investigation into the Company in respect of the 2021 Restatement, and provided that any such investigation does not result in a penalty being levied or an order by the SEC against Mr. Schmidt personally or against the Company on account of any misconduct, mismanagement or failure to supervise by Mr. Schmidt, to provide Mr. Schmidt with an annual bonus in respect of the Company’s 2021 fiscal year in the amount of $675,027.60. In addition, Mr. Schmidt’s outstanding equity awards, including his sign-on grants, vested in connection with his retirement.
Madore Agreement
Cronos USA and the Company entered into an employment agreement, dated August 6, 2021, with Mr. Madore (the “Madore Agreement”). Pursuant to the terms and conditions of the Madore Agreement, Mr. Madore acts in the capacity as CFO of the Company. The Madore Agreement provides for annual base salary of $450,000, less applicable deductions and withholdings for acting in such capacity plus reasonable travel and other out-of-pocket expenses incurred in connection with Mr. Madore’s duties. Mr. Madore is eligible to participate in the employee benefit programs of Cronos USA or the Company, as applicable, and beginning in the 2022 fiscal year in the Company’s annual cash bonus plan as may be in effect from time to time. Mr. Madore’s annual target bonus opportunity is initially 125% of base salary, provided that the actual bonus amount, if any, will be determined pursuant to the terms of the applicable annual bonus plan. Mr. Madore is eligible to receive annual grants of equity-based awards with an initial target incentive opportunity of $787,500 starting in the 2022 fiscal year, provided that the actual amount, if any, of the grants will be determined by the Board or the Compensation Committee, as applicable, at its sole discretion.
In connection with Mr. Madore’s appointment as CFO, Mr. Madore will receive a one-time sign-on bonus in the form of a one-time lump-sum cash payment of $372,000, which will be earned, subject to the terms of the Madore Agreement, on the first anniversary of the date of the Madore Agreement, unless Mr. Madore provides notice of resignation for any reason other than Good Reason (as defined in the Madore Agreement), or the Company terminates Mr. Madore’s employment for Just Cause (as defined in the Madore Agreement), in either case before the first anniversary of the date of the Madore Agreement, in which case Mr. Madore will forfeit the sign-on bonus in its entirety. In addition, Mr. Madore received a one-time sign-on grant of equity-based awards, comprised of (a) 900,000 Stock Options that vest ratably on a quarterly basis over a four-year period following the date of grant and have an exercise price of $7.31 and (b) 50,000 Restricted Share Units that vest on the third anniversary of the grant date and settle in Shares on a one-for-one basis. Mr. Madore’s sign-on grants of equity-based awards are subject to the terms and conditions set forth in the 2020 Omnibus Plan and the applicable award agreements, which provide that the unvested portion of such awards will be forfeited for no consideration in the event that, prior to the applicable final vesting date, Mr. Madore’s employment is terminated by Cronos USA for Just Cause, or he resigns without Good Reason (each, as defined in the Madore Agreement (see “Potential Payments Upon Termination or Change of Control—Employment Agreements—Madore Agreement”)).
Barbato Agreement
Hortican Inc. (“Hortican”) and the Company entered into an employment agreement dated April 2, 2019 with Jerry Barbato (the “Barbato Agreement”). Pursuant to the Barbato Agreement, Mr. Barbato acted in the capacity of CFO until August 6, 2021. The Barbato Agreement provided for an annual base salary of C$300,000 less applicable deductions and withholdings for acting in such capacity plus reasonable travel and other out-of-pocket expenses incurred in connection with Mr. Barbato’s duties. For fiscal year 2021, Mr. Barbato’s base salary was paid in U.S. dollars based on the average exchange for the 12-month period ended December 31, 2020. Mr. Barbato was also eligible to participate in the Company’s benefits programs and in the Company’s annual cash bonus plan as may be in effect from time to time. Mr. Barbato’s annual target bonus opportunity was initially 100% of base salary, provided that the actual bonus amount, if any, was determined pursuant to the terms of the applicable annual bonus plan. Mr. Barbato was eligible to receive annual grants of equity-based awards with an initial target incentive opportunity of C$400,000 (based on the grant date fair value of such awards), provided that the actual amount, if any, of the grants are determined by the Board at its sole discretion.
Shum Agreement
Hortican and the Company entered into an employment agreement dated May 18, 2019 with Xiuming Shum (the “Shum Agreement”). Pursuant to the Shum Agreement, Ms. Shum acted in the capacity of Executive Vice President, Legal and Regulatory Affairs of the Company until November 30, 2021. The Shum Agreement originally provided for an annual base salary of C$300,000, less applicable deductions and withholdings, plus reasonable travel and other out-of-pocket expenses incurred in connection with Ms. Shum’s duties. The Compensation Committee determined to increase her annual base salary to C$375,000, less applicable deductions and withholdings, effective on November 7, 2020 to align her base salary with comparable base salaries among the Cronos Peer Group and in recognition of her contributions to the Company. Ms. Shum was also eligible to participate in the Company’s benefits programs and in the Company’s annual cash bonus plan as may be in effect from time to time. Ms. Shum’s annual target bonus opportunity was initially 100% of base salary, provided that the actual bonus amount, if any, was to be determined pursuant to the terms of the applicable annual bonus plan. Ms. Shum was eligible to receive annual grants of equity-based awards with an initial target incentive opportunity of C$400,000 (based on the grant date fair value of such awards), provided that the actual amount, if any, of the grants would be determined by the Board at its sole discretion.
Shlimak Agreement
Cronos USA and the Company entered into an employment agreement dated February 20, 2020 with Anna Shlimak (the “Shlimak Agreement”). Pursuant to the Shlimak Agreement, Ms. Shlimak acts in the capacity of Senior Vice President, Communications, Investor Relations and Government Affairs of the Company. Ms. Shlimak’s official title is Senior Vice President, Head of Corporate Affairs and Strategy. The Shlimak Agreement provides for an annual base salary of $230,000, less applicable deductions and withholdings, plus reasonable travel and other out-of-pocket expenses incurred in connection with Ms. Shlimak’s duties. The Shlimak Agreement also provided for a monthly payment of $1,348.81 as reimbursement for out-of-pocket expenses incurred by Ms. Shlimak in respect of her health and dental insurance premiums until June 30, 2020, which reimbursement was not utilized by Ms. Shlimak. Ms. Shlimak is eligible to participate in Cronos USA’s benefits programs and in the Company’s annual cash bonus plan as may be in effect from time to time. Ms. Shlimak’s annual target bonus opportunity is initially 86% of base salary, provided that the actual bonus amount, if any, will be determined pursuant to the terms of the applicable annual bonus plan. Ms. Shlimak is eligible to receive annual grants of equity-based awards with an initial target incentive opportunity of $230,000 (based on the grant date fair value of such awards), provided that the actual amount, if any, of the grants will be determined by the Board at its sole discretion.
Effective as of February 17, 2022, the Company and Ms. Shlimak entered into a letter agreement increasing Ms. Shlimak’s base salary to $270,000 to align her base salary with comparable base salaries among the Cronos Peer Group and in recognition of her contributions to the Company. Ms. Shlimak’s annual target bonus opportunity will remain 86% of base salary, and Ms. Shlimak’s target incentive opportunity with respect to equity-based awards will be 100% of her new base salary.
Buggy Agreement
Cronos USA and the Company entered into an employment agreement dated August 31, 2020 with Shannon Buggy (the “Buggy Agreement”). Pursuant to the Buggy Agreement, Ms. Buggy acts in the capacity of Senior Vice President, Global Head of People of the Company. The Buggy Agreement provides for an annual base salary of $300,000, less applicable deductions and withholdings, plus reasonable travel and other out-of-pocket expenses incurred in connection with Ms. Buggy’s duties. Ms. Buggy is eligible to participate in Cronos USA’s benefits programs and in the Company’s annual cash bonus plan as may be in effect from time to time. Ms. Buggy’s annual target bonus opportunity is initially 50% of base salary, provided that the actual bonus amount, if any, will be determined pursuant to the terms of the applicable annual bonus plan. Ms. Buggy is eligible to receive annual grants of equity-based awards with an initial target incentive opportunity of $125,000 (based on the grant date fair value of such awards), provided that the actual amount, if any, of the grants will be determined by the Board at its sole discretion.
Gorelik Agreement
    Cronos Israel G.S. Cultivation Ltd. and the Company entered into an employment agreement dated August 16, 2020 with Ran Gorelik (the “Gorelik Agreement”). Pursuant to the Gorelik Agreement, Mr. Gorelik acts in the capacity of General Manager, Cronos Israel. The Gorelik Agreement provides for a monthly base salary of ILS75,000 (or $278,460 per year based on the Bloomberg average exchange rate of ILS1.00 to $0.3094 for the 12-month period ended December 31, 2021), less applicable deductions and withholdings, plus reasonable travel and other out-of-pocket expenses incurred in connection with Mr. Gorelik’s duties. Mr. Gorelik is eligible to participate in the Company’s annual cash bonus plan as may be in effect from time to time. Mr. Gorelik’s annual target bonus opportunity is 35% of base salary, provided that the actual bonus amount, if any, will be determined pursuant to the terms of the applicable annual bonus plan. Additionally, the Company and Mr. Gorelik have opened and maintain a

Keren Hishtalmut, a savings and investment plan, pursuant to which the Company contributes an amount equal to 7.5% of Mr. Gorelik’s base salary and Mr. Gorelik contributes an amount equal to 2.5% of his base salary. Mr. Gorelik is eligible to receive annual grants of equity-based awards with an initial target incentive opportunity of $200,000 (based on the grant date fair value of such awards), provided that the actual amount, if any, of the grants will be determined by the Board at its sole discretion.
COMPENSATION COMMITTEE REPORT
The members of the Compensation Committee have reviewed and discussed the contents of the CD&A with management. Based on such review and discussion with management and our compensation consultants, and subject to the limitations on the role and responsibility of the Compensation Committee, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement issued in connection with our Annual Meeting and incorporated into our Form 10-K for the year ended December 31, 2021.
Compensation Committee
Jody Begley, Chairman
Jason Adler
James Rudyk

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(1)(5)	Total ($)(1)
Kurt Schmidt President and CEO	2021	520,000	—	1,300,000	—	—	—	1,820,000
	2020	146,000	—	2,376,000	7,349,600	243,616	—	10,115,216
Robert Madore CFO(6)	2021	164,423		365,500	4,576,500	—	—	5,106,423
Jerry Barbato Former CFO(7)	2021	176,949	—	—	—	—	123,887	300,836
	2020	239,535	—	—	—	—	9,708	249,243
	2019	156,536	—	—	301,392	—	79,536	537,464
Xiuming Shum Former EVP, Legal and Regulatory Affairs(8)	2021	291,370	—	315,078	—	274,141	24,922(5)	904,717
	2020	247,372	—	366,288(9)	—	227,510	—	841,964
	2019	189,873	—	—	301,392	157,373	305	648,943
Anna Shlimak SVP, Head of Corporate Affairs and Strategy	2021	230,000	—	230,000	—	183,048	8,979	652,027
	2020	191,077	197,800	460,000(10)	—	195,767	38,660	1,083,303
Shannon Buggy, SVP, Global Head of People	2021	300,000	—	125,000	—	138,813	—	563,813
Ran Gorelik, General Manager (Israel)	2021	278,460	—	200,000	—	136,424	129,340	744,224
(1)    The amounts reported for each of Mr. Barbato (in 2019 and 2020 only) and Ms. Shum are converted from C$ to USD using the Bloomberg average exchange rate (a) for 2021 of C$1.00 to 0.7975 for the 12-month period ended December 31, 2021, (b) for 2020 of C$1.00 to $0.7457 for the 12-month period ended December 31, 2020 and (c) for 2019 of C$1.00 to $0.7537 for the 12-month period ended December 31, 2019. The amounts reported for Mr. Gorelik are converted from Israeli New Shekels to USD using the Bloomberg average exchange rate of ILS1.00 to $0.3094 for the 12-month period ended December 31, 2021. Amounts reported as Salary include lump-sum payments made for unused and accrued vacation days (i) as of December 31, 2020 as follows: for Mr. Barbato, $15,918; and for Ms. Shum, $17,209 and (ii) as of December 31, 2021 as follows: for Mr. Barbato, $14,741; and for Ms. Shum, $7,261.
(2)    Amounts set forth for Mr. Madore reflect a one-time cash signing bonus in connection with his appointment in August 2021. Amounts set forth for Ms. Shlimak reflect a one-time cash signing bonus in connection with her appointment in February 2020.
(3)    The amounts in these columns represent the aggregate grant date fair value of the relevant award(s) presented, as determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). See note 10 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying valuation of equity awards. Amounts set forth for Mr. Schmidt reflect his one-time sign-on grants of 2,000,000 Stock Options and 450,000 Restricted Share Units in 2020, and an annual grant of 124,401 Restricted Share Units made in 2021. Amounts set forth for Mr. Madore reflect his one-time sign-on grants of 900,000 Stock Options and 50,000 Restricted Share Units as described in more detail above. Amounts for Mr. Barbato exclude an expected 2020 long-term incentive award grant in the form of Restricted Share Units of $298,480 and a 2021 long-term incentive award grant in the form of Restricted Share Units of $298,480, each of which will be granted as soon as practicable following, and subject to, satisfaction of the Barbato Payment Condition (as defined below). In each case, the number of Restricted Share Units granted to Mr. Barbato will be calculated using the closing price of the Company’s Shares on NASDAQ on the trading day immediately preceding the date on which the investigations relating to the Barbato Payment Condition are concluded, as determined by the Board in its sole discretion. See “Potential Payments Upon Termination or Change of Control—Employment Agreements—Barbato Separation Agreement.”
(4)    Incentive plan amounts determined as more specifically discussed under “—Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Compensation.” The amounts in this column represent short-term cash incentive awards earned based on performance in a particular year to be paid in the subsequent year. Amounts for Mr. Barbato for each year exclude an expected (a) annual bonus in respect of the Company’s 2019 fiscal year in the amount of $155,762; (b) annual bonus in respect of the Company’s 2020 fiscal year in the amount of $201,411; and (c) annual bonus in respect of the Company’s 2021 fiscal year in the amount of $130,585 (which is based on target performance and prorated based on the number of complete months of such fiscal year during which Mr. Barbato was employed in 2021), each of will be paid contingent on the Barbato Payment Condition. See “Potential Payments Upon Termination or Change of Control—Employment Agreements—Barbato Separation Agreement.”
(5)    The items comprising “All Other Compensation” for 2021 are:

Name	Perquisites and Other Personal Benefits ($)	Severance Payment ($)	Tax Preparation and Consulting Fees ($)	Consulting Services ($)	Tax Gross Up ($)	Company Contribution to Deferred Compensation Plan	Total ($)
Jerry Barbato	20,966(a)	91,525	11,396	—	—	—	123,887
Anna Shlimak	—	—	8,979	—	—	—	8,979
Xiuming Shum	—	—	—	24,922	—	—	24,922
Ran Gorelik	76,672(b)	—	—	—	21,477(c)	31,191(d)	129,340
    (a) “Perquisites and Other Personal Benefits” for Mr. Barbato represent moving expenses and reimbursements for tax preparation expenses paid for by Mr. Barbato.
    (b) “Perquisites and Other Personal Benefits” for Mr. Gorelik include car allowance in the amount of $42,242, cell phone, gift and meal allowances, health and wellness benefits, and supplemental pension, severance and education payments in the amount of $30,991.
    (c) Represents certain employee taxes assessed under Israeli law that the Company pays for Mr. Gorelik.
    (d) Represents Company contributions to pension, severance and education defined contribution plans for Mr. Gorelik.
(6)    Mr. Madore commenced employment as CFO effective August 6, 2021.
(7)    Mr. Barbato resigned from his position as CFO effective August 6, 2021.
(8)    Ms. Shum resigned from her position as Executive Vice President, Legal and Regulatory Affairs effective November 30, 2021.
(9)    In addition to receiving her annual grant of equity-based awards in 2020 with a value of C$400,000, Ms. Shum received an additional one-time retention award on November 6, 2020 in the form of Restricted Share Units with a value of C$91,200. The amount reported is converted from C$ to USD using the Bloomberg average exchange rate of C$1.00 to $0.7457 for the 12-month period ended December 31, 2020.
(10)    Includes $230,000 of Restricted Share Units in respect of services provided by Ms. Shlimak during 2019 when she was a consultant for the Company, which were granted in 2020.

Grants of Plan-Based Awards in 2021
The table below summarizes the equity and non-equity awards granted to the NEOs in 2021.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Target ($)(2)	Maximum ($)(2)
Kurt Schmidt	3/1/2021	780,000	1,107,600	124,401	—	—	1,300,000
Robert Madore(3)	8/9/2021	—	—	—	900,000	7.31	4,576,500
	8/9/2021		—	50,000	—	—	365,500
Jerry Barbato(4)		223,514	317,390	—	—	—	—
Xiuming Shum(5)	3/1/2021	299,063	424,670	30,075	—	—	315,078(6)
Anna Shlimak	3/1/2021	197,800	280,876	22,009	—	—	230,000
Shannon Buggy	3/1/2021	150,000	213,000	11,961	—	—	125,000
Ran Gorelik	3/1/2021	104,966(7)	149,051	19,138	—	—	200,000
(1)    The aggregate grant date fair value of awards presented in this column is calculated in accordance with ASC 718.
(2)    Represents the target and maximum applicable to short-term incentives. As described under “—Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Compensation” above, 60% of the funding of the short-term cash incentive is based on Business Performance results as compared to pre-established goals; the remaining 40% of the Target Incentive Amount is based on Individual Performance results. The Compensation Committee retains discretion to pay short-term incentive amounts above or below the estimated range shown in the table above.
(3)    Mr. Madore commenced employment as CFO effective August 6, 2021, and will be eligible for an annual short-term incentive beginning in 2022.
(4)    Subject to the satisfaction of the Barbato Payment Condition, the Company agreed to provide Mr. Barbato with an annual bonus in the amount of $130,585 (which is based on target performance and prorated based on the number of complete months of such fiscal year during which Mr. Barbato was employed in 2021). See “Potential Payments Upon Termination or Change of Control—Employment Agreements—Barbato Separation Agreement.”
(5)    Under the terms and conditions of Ms. Shum’s separation agreement, the Company agreed to provide Ms. Shum with an annual bonus in the amount of C$343,750, which was based on target performance and prorated based on the number of complete months of the 2021 fiscal year prior to the date of Ms. Shum’s resignation, on the same date on which the Company made awards to the other NEOs. The amount reported is a percentage of the 2021 base salary converted from C$ to USD using the Bloomberg average exchange rate of C$1.00 to $0.7975 for the 12-month period ended December 31, 2021.
(6)    Amount shown is grant date fair value in Canadian dollars as translated into U.S. dollars using the grant date spot rate of C$1.00 to 0.7877 on March 1, 2021.
(7)    The amount reported for Mr. Gorelik is converted from Israeli New Shekels to USD using the Bloomberg average exchange rate of ILS1.00 to $0.3094 for the 12-month period ended December 31, 2021. Mr. Gorelik’s short term incentive compensation target amount is based off of his base salary plus ILS69,300, which is a portion of the car allowance paid to Mr. Gorelik.

Additional Information about Grants of Plan-Based Awards
2020 Omnibus Equity Incentive Plan
Employees (including prospective employees), non-employee directors and consultants of the Company, including each of the NEOs, are eligible to participate in the 2020 Omnibus Plan, which was adopted by the Board on March 29, 2020 and approved by Shareholders on June 25, 2020, and replaced the 2018 Stock Option Plan (the “2018 Option Plan”), the Amended and Restated Stock Option Plan (the “2015 Option Plan”) and the Cronos Group Inc. Employment Inducement Award Plan #1 (collectively, the “Predecessor Plans”). The terms and conditions of the Predecessor Plans continue to remain in effect with respect to awards that were granted under the Predecessor Plans.
The 2020 Omnibus Plan provides for grants of Stock Options (both Stock Options intended to meet the requirements of “incentive stock options” under Section 422 of the Code and “non-qualified stock options” that do not meet such requirements), share appreciation rights, restricted shares, restricted share units, dividend equivalent rights and performance-based and other share-based or cash-based awards. The 2020 Omnibus Plan is administered by the Compensation Committee. Restricted Share Units and Stock Options reported in the Summary Compensation Table as compensation for the 2020 and 2021 fiscal years were granted under the 2020 Omnibus Plan.
As discussed under “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation” above, annual awards of Restricted Share Units granted for 2021 generally vest on an annual basis over three years. Restricted Share Units granted to Mr. Madore vest on the third anniversary of the grant date of August 9, 2021, and Stock Options granted to Mr. Madore vest in quarterly equal installments over a four-year period beginning on November 9, 2021. Restricted Share Units granted to Mr. Schmidt in 2020 were scheduled to vest on the third anniversary of the grant date, and Stock Options granted to Mr. Schmidt in 2020 were scheduled to vest on an annual basis over five years beginning on September 10, 2021 and expire seven years from the date of the grant.
2018 Option Plan
The 2018 Option Plan is administered by the Board and was last approved by Shareholders on June 28, 2018, replacing the 2015 Option Plan. Stock Options granted between June 28, 2018 and March 29, 2020 were granted under the 2018 Option Plan. The term of each outstanding Stock Option award under the 2018 Option Plan was established by the Board and set out in the Stock Option grant agreement, provided that, pursuant to the terms of the 2018 Option Plan, the term of a Stock Option may not exceed seven years from the date of the grant. Stock Options that would expire during a trading black-out period may be exercised within 10 business days following the end of such trading black-out period, unless such Stock Options are held by holders who are U.S. taxpayers, if the Stock Options have an exercise price that is less than the fair market value of the Shares on the date of the proposed extension.
The 2018 Option Plan also provided for the issuance of “share appreciation rights” in tandem with Stock Options. Such “share appreciation rights” are not separate grants of equity-based awards, but rather reflect the participant’s right to cashless exercise of the Stock Options. Under the terms of the 2018 Option Plan, each “share appreciation right” entitles the holder to surrender to the Company, unexercised, the right to subscribe for Shares pursuant to the related Stock Option and to receive from the Company a number of Shares, rounded down to the next whole Share, with a fair market value on the date of exercise of each such that is equal to the difference between such fair market value and the exercise price under the related Stock Option, multiplied by the number of Shares that cease to be available under the Stock Option as a result of the exercise of the “share appreciation right,” subject to satisfaction of applicable withholding taxes and other source deductions.
Each unexercised “share appreciation right” terminates when the related Stock Option is exercised or the Stock Option terminates, including upon a Change of Control (as discussed below). Upon each exercise of a “share appreciation right,” in respect of a Share covered by a Stock Option, such Stock Option shall be cancelled and shall be of no further force or effect in respect of such Share. If any Stock Option is cancelled in connection with the exercise of the related “share appreciation right,” the aggregate number of Shares that may be issued pursuant to the 2018 Option Plan shall be reduced by the number of Stock Options cancelled in connection with the exercise of such “share appreciation right.”
2015 Option Plan
Stock Options granted prior to June 28, 2018 were granted under the 2015 Option Plan. On May 18, 2018, the Board approved amendments to the terms of all outstanding Stock Option grants under the 2015 Option Plan to reflect certain of the provisions of the 2018 Option Plan. Specifically, the Stock Option grants were amended to incorporate the automatic extension of the expiry date of a Stock Option where the original expiry date of a Stock Option falls during a trading black-out period and the termination of employment and change of control provisions of the 2018 Option Plan. Under the 2015 Option Plan, Stock Options can similarly be exercised on a cashless basis pursuant to the issuance of tandem “share appreciation rights.”

Outstanding Equity Awards at 2021 Fiscal Year-End
As of December 31, 2021, our NEOs held outstanding equity-based awards of the Company as listed in the table below.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Kurt Schmidt	400,000(2)	1,600,000(2)	$5.28	9/10/27	—	—
	—	—	—	—	450,000(3)	1,480,500
	—	—	—	—	124,401(9)	487,652
Robert Madore	56,250(11)	843,750(11)	$7.31	8/9/2028	—	—
	—	—	—	—	50,000(12)	196,000
Jerry Barbato	18,806(6)	18,806(6)	C$20.65	5/11/2024	—	—
Xiuming Shum	263,000(4)	—	C$2.42	8/24/2022	—	—
	223,958(5)	26,042(5)	C$7.57	5/17/2023	—	—
	18,806(6)	11,283(6)	C$20.65	5/11/2024	—	—
	—	—	—	—	38,754(7)	151,916
	—	—	—	—	30,075(9)	117,894
Anna Shlimak	179,166(6)	20,833(6)	C$7.57	5/17/2023	—	—
	—	—	—	—	56,584(8)	221,809
	—	—	—	—	22,009(9)	86,275
Shannon Buggy	—	—	—	—	46,312(10)	181,543
	—	—	—	—	11,961(9)	46,887
Ran Gorelik	150,000(4)	—	C$2.42	8/24/2022	—	—
	—	—	—	—	22,714(13)	89,039
	—	—	—	—	19,138(9)	75,021
(1)    Amounts in these columns reflect a closing price of our Shares on Nasdaq of $3.92 on December 31, 2021 (the last business day in 2021).
(2)    Stock Options were scheduled to vest ratably on an annual basis over a five-year period from the grant date of September 10, 2020.
(3)    Restricted Share Units were scheduled to vest on the third anniversary of the grant date of September 10, 2020.
(4)    Stock Options vested on a monthly basis over a four-year period following the grant date of August 24, 2017.
(5)    Stock Options vest on a monthly basis over a four-year period following the grant date of May 17, 2018.
(6)    Stock Options vest every three months over a four-year period following the grant date of May 11, 2019.
(7)    Restricted Share Units vest ratably on an annual basis over a three-year period from the grant date of November 6, 2020.
(8)    Restricted Share Units vest ratably on an annual basis over a three-year period from the grant date of May 11, 2020.
(9)    Restricted Share Units vest ratably on an annual basis over a three-year period from grant date of March 1, 2021.
(10)    Restricted Share Units vest ratably on an annual basis over a three-year period from grant date of September 1, 2020.
(11)    Stock Options vest quarterly over a four-year period beginning on November 9, 2021.
(12)    Restricted Share Units vest on the third anniversary of the grant date of August 9, 2021
(13)     Restricted Share Units vest ratably on an annual basis over a three-year period from grant date of August 7, 2020.

2021 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kurt Schmidt	0	0	0	0
Robert Madore	0	0	0	0
Jerry Barbato	0	0	0	0
Xiuming Shum	0	0	19,376	103,298(1)
Anna Shlimak	0	0	28,287	208,758(2)
Shannon Buggy	0	0	17,175	113,527(3)
Ran Gorelik	100,000	846,969(4)	11,357	83,020(5)
(1)    Value realized is based on the closing price of the Company’s common shares on November 5, 2021 of C$6.64 as reported by TSX. The amount reported is converted from C$ to USD using the Bloomberg closing exchange rate of C$1.00 to $0.8029 for November 5, 2021, the day prior to vesting.
(2)    Value realized is based on the closing price of the Company’s common shares on May 11, 2021 of $7.38 as reported by NASDAQ.
(3)    Value realized is based on the closing price of the Company’s common shares on August 31, 2021 of $6.61 as reported by NASDAQ.
(4)    Value realized is based on the closing price of the Company’s common shares on March 11, 2021 of C$13.11 as reported by TSX and an exercise price of C$2.42. The amount reported is converted from C$ to USD using the Bloomberg closing exchange rate of C$1.00 to $0.7923 for March 11, 2021, the day prior to Mr. Gorelik’s exercise.
(5)    Value realized is based on the closing price of the Company’s common shares on August 6, 2021 of $7.311 as reported by NASDAQ.
2021 Pension Benefits
The Company does not maintain any defined benefit pension plans.
2021 Nonqualified Deferred Compensation
The Company makes contributions to a pension and severance defined contribution plan and an education defined contribution plan for Mr. Gorelik. The funds are chosen by Mr. Gorelik and are not administered or managed by the Company.

NEO	Executive Contributions in 2021 ($)	Company Contributions in 2021 ($)
Ran Gorelik	—	31,191(1)
(1)    The Company contributes to a pension and severance fund and education fund on behalf of Mr. Gorelik. The funds are chosen by Mr. Gorelik and are not administered or managed by the Company. The amount reported is converted from Israeli

New Shekels to USD using the Bloomberg average exchange rate of ILS1.00 to $0.3094 for the 12-month period ended December 31, 2021.
Potential Payments Upon Termination or Change of Control
Employment Agreements
Schmidt Agreements
Under the Schmidt Agreement, in the event Mr. Schmidt’s employment was terminated by Cronos USA without Just Cause or he resigned for Good Reason (each, as defined below), subject to the execution of a release in favor of the Company, he was entitled to:
(i)a lump-sum severance payment in the amount of his annual base salary;
(ii)employee benefit continuation for up to one year following termination; and
(iii)a pro-rated annual bonus for the year of termination.
Upon a termination of employment without Just Cause or a resignation for Good Reason, treatment of any outstanding equity-based awards would be governed by the terms and conditions of any applicable plan and award agreement.
In the event of Mr. Schmidt’s employment ceased due to death or Disability, Mr. Schmidt was entitled to a pro-rated annual bonus for the year of termination.
For purposes of the Schmidt Agreement, “Just Cause” generally means (i) any act or omission constituting “just cause” under applicable law; (ii) Mr. Schmidt’s repeated failure or refusal to perform his principal duties and responsibilities; (iii) misappropriation of the funds or property of Cronos USA; (iv) use of alcohol or drugs in violation of Cronos USA’s policies or that interferes with Mr. Schmidt’s obligations under the Schmidt Agreement; (v) the indictment, arrest or conviction in a court of law for, or the entering of a plea of guilty or nolo contendere to, a summary or indictable offence or any crime involving moral turpitude, fraud, dishonesty or theft; (vi) engaging in any act which is a violation of any law, regulation or Company policy, that, if violated, injures or could reasonably be expected to injure the reputation, business or business relationships of the Company, Cronos USA and their respective affiliates (excluding Altria and its subsidiaries) (the “Group”); (vii) engaging in any act which is a violation of any Company policy with respect to sexual harassment, discrimination or similar or related policies; or (viii) any willful or intentional act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Group.
For purposes of the Schmidt Agreement, “Good Reason” generally means the occurrence of any of the following events without Mr. Schmidt’s consent: (i) the assignment to Mr. Schmidt of duties materially different than the duties under the Schmidt Agreement; (ii) a material diminution in title, status, seniority, reporting relationship, responsibilities or authority; (iii) a material reduction in base salary; or (iv) relocation of Mr. Schmidt’s primary work location more than 35 miles from its current location.
For purposes of the Schmidt Agreement, “Disability” generally means a physical or mental incapacity of Mr. Schmidt that has prevented Mr. Schmidt from performing his duties for 180 calendar days, whether or not consecutive, out of any 12 consecutive months and that in the opinion of the Board or any committee thereof is likely to continue to a similar degree.
As discussed above, Mr. Schmidt retired from his position as the Company’s President and CEO effective March 21, 2022 and from employment with the Company on April 6, 2022. As part of Mr. Schmidt’s separation agreement, the Company agreed to pay Mr. Schmidt a lump sum payment of $520,000, which represents one year of Mr. Schmidt’s annual base salary, and to pay Mr. Schmidt a lump sum payment of $11,990.49, which is equal to one year of the portion of Mr. Schmidt’s benefits premium, in lieu of the continuation of group insured benefits following Mr. Schmidt’s retirement. The Company also agreed, contingent on the conclusion of any SEC investigation into the Company in respect of the 2021 Restatement, and provided that any such investigation does not result in a penalty being levied or an order by the SEC against Mr. Schmidt personally or against the Company on account of any misconduct, mismanagement or failure to supervise by Mr. Schmidt, to provide Mr. Schmidt with an annual bonus in respect of the Company’s 2021 fiscal year in the amount of $675,027.60. The Company also agreed to accelerate the vesting of any outstanding and unvested equity awards in accordance with their terms, and any Stock Options held by Mr. Schmidt will remain exercisable until (1) September 10, 2027 in respect of any Stock Options that vested before the date of Mr. Schmidt’s retirement, and (2) April 6, 2023 in respect of any unvested Stock Options as of immediately prior to the date of Mr. Schmidt’s retirement.
Madore Agreement
Under the Madore Agreement, in the event Mr. Madore’s employment is terminated by Cronos USA without Just Cause or he resigns for Good Reason (each, as defined below), subject to the execution of a release in favor of the Company, he would be entitled to:
(iv)a lump-sum severance payment in the amount of his annual base salary;
(v)employee benefit continuation for up to one year following termination; and
(vi)a pro-rated annual bonus for the year of termination and, if such termination occurs prior to the first anniversary of the Madore Agreement, a pro-rated amount of the one-time lump-sum cash payment of $372,000 that Mr. Madore would have earned, subject to the terms of the Madore Agreement, on such first anniversary.
Upon a termination of employment without Just Cause or a resignation for Good Reason, treatment of any outstanding equity-based awards will be governed by the terms and conditions of any applicable plan and award agreement.

For purposes of the Madore Agreement, “Just Cause” generally has a substantially similar meaning as the term used in the Schmidt Agreement.
For purposes of the Madore Agreement, “Good Reason” generally means the occurrence of any of the following events without Mr. Madore’s consent: (i) the assignment to Mr. Madore of duties materially different than the duties under the Madore Agreement; (ii) a material diminution in title, status, seniority, responsibilities or authority and/or a requirement to report to any person other than the Company’s CEO; (iii) a material reduction in base salary, target bonus opportunity or target long-term incentive opportunity; (iv) relocation of Mr. Madore’s primary work location more than 35 miles from its current location; or (v) a material breach by the Company of the terms of the Madore Agreement.
Shlimak Agreement
Pursuant to the employment agreement with Ms. Shlimak (the “Shlimak Agreement”), upon a termination by the Company of the Ms. Shlimak’s employment without Just Cause at any time or a resignation by Ms. Shlimak for Good Reason within 24 months of the occurrence of a Change of Control, subject to Ms. Shlimak’s execution of a release in favor of the Company, the Company would be required to:
(i)in lieu of notice, pay Ms. Shlimak the greater of (a) one month of base salary in effect at the time of termination for each completed year of service with the Company, up to a maximum of 12 months of base salary, and (b) the minimum termination pay and severance pay entitlements of Ms. Shlimak pursuant to applicable employment standards legislation; and
(ii)continue Ms. Shlimak’s group insured benefits, if any, until the end of the severance period calculated under (i) above or the date on which Ms. Shlimak obtains alternate benefit coverage, whichever occurs first, subject to the minimum requirements of applicable employment standards legislation.
Upon a qualifying termination as described above, Ms. Shlimak’s entitlements in respect of equity-based awards will be determined in accordance with the terms and conditions of the applicable plan and award agreement.
For purposes of the Shlimak Agreement, actions constituting “Just Cause” include (i) any act or omission constituting “just cause” for dismissal without notice under applicable law; (ii) Ms. Shlimak’s repeated failure or refusal to perform her principal duties and responsibilities after notice from the Board, the CEO or other officer of the Company, as applicable; (iii) misappropriation of the funds or property of the Company; (iv) use of alcohol or drugs in violation of the Company’s policies on such use or that interferes with Ms. Shlimak’s obligations under the applicable agreement, continuing after a single warning; (v) the indictment, arrest or conviction in a court of law for, or the entering of a plea of guilty to, a summary or indictable offense or any crime involving moral turpitude, fraud, dishonesty or theft; (vi) the misuse of Company computers or computer network systems for non-Company business; (vii) engaging in any act (including, without restriction, an act of sexual harassment as determined by the Company) which is a violation of any law, regulation or Company policy; or (viii) any willful or intentional act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company.

For purposes of the Shlimak Agreement, “Good Reason” has a substantially similar meaning as the term used in the Schmidt Agreement, although the definitions vary in some respects among the other NEO employment agreements and are described in greater detail in such agreements.
For purposes of the Shlimak Agreement, “Disability” generally has a substantially similar meaning as the term used in the Schmidt Agreement, except the determination is made by the Company instead of the Board or a committee thereof.
Buggy Agreement
    Pursuant to the employment agreement with Ms. Buggy, upon a termination by the Company of Ms. Buggy’s employment without Just Cause at any time or a resignation by Ms. Buggy for Good Reason, subject to Ms. Buggy’s execution of a release in favor of the Company, the Company would be required to:
(i)in lieu of notice, pay Ms. Buggy the greater of (a) six months of base salary in effect at the time of termination, and (b) the minimum termination pay and severance pay entitlements of Ms. Buggy pursuant to applicable employment standards legislation;
(ii)continue Ms. Buggy’s group insured benefits, if any, until the end of the period noted under (i) above or the date on which Ms. Buggy obtains alternate benefit coverage, whichever occurs first, subject to the minimum requirements of applicable employment standards legislation; and
(iii)subject the terms and conditions of the Company’s annual cash bonus plan in effect at such time, provide Ms. Buggy with an annual performance bonus in respect of the fiscal year in which her employment terminates, prorated based on the number of complete months during which Ms. Buggy was actively employed up to the date of her termination of employment, as specified in the Company’s written notice of termination.
Upon a qualifying termination as described above, Ms. Buggy’s entitlements in respect of equity-based awards will be determined in accordance with the terms and conditions of the applicable plan and award agreement.
For purposes of the Buggy Agreement, actions constituting “Just Cause” include (i) any act or omission constituting “just cause” for dismissal without notice under applicable law; (ii) Ms. Buggy’s repeated failure or refusal to perform her principal duties and responsibilities after notice from the Board, the CEO or other officer of the Company, as applicable; (iii) misappropriation of the funds or property of the Company; (iv) use of alcohol or drugs in violation of the Company’s policies on such use or that interferes with Ms. Buggy’s obligations under the applicable agreement, continuing after a single warning; (v) the conviction in a court of law for, or the entering of a plea of guilty to, a summary or indictable offense or any crime involving moral turpitude, fraud, dishonesty or theft; (vi) engaging in any act (including, without restriction, an act of sexual harassment) which is a violation of any law, regulation or Company policy; or (viii) any willful or intentional act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company.

For purposes of the Buggy Agreement, “Disability” generally has a substantially similar meaning as the term used in the Schmidt Agreement, except the determination is made by the Company instead of the Board or a committee thereof.
For purposes of the Buggy Agreement, “Good Reason” has a substantially similar meaning as the term used in the Schmidt Agreement, although the definition varies in some immaterial respects.
Gorelik Agreement
    Pursuant to the employment agreement with Mr. Gorelik (the “Gorelik Agreement”), upon a termination of employment, Mr. Gorelik would be entitled to receive the greater of (i) one month full base salary for each completed year of service with the Company, subject to a maximum of 12 months and (ii) six months full base salary.
NEO Agreement Restrictive Covenants
Each of the NEOs is subject to indefinite confidentiality provisions, as well as non-competition and customer non-solicitation requirements for a period of one year immediately following termination of employment for any reason and employee non-solicitation requirements for a period of two years immediately following termination of employment for any reason for Messrs. Schmidt and Madore and Ms. Shlimak and one year for Ms. Buggy and Gorelik.
Barbato Separation Agreement
On August 6, 2021, Hortican and the Company entered into a separation agreement with Mr. Barbato (the “Barbato Separation Agreement”), pursuant to which his employment with Hortican terminated effective September 9, 2021 (the “Separation Date”). Pursuant to the terms of the Barbato Separation Agreement and subject to Mr. Barbato’s entering into a release of claims in favor of the Company and its affiliates and related entities, following the Separation Date, Mr. Barbato was entitled to a lump-sum payment equal to six months’ base salary and benefit continuation for six months. Mr. Barbato also was reimbursed for expenses incurred for annual tax return services for the 2019, 2020 and 2021 tax years in an amount not to exceed $15,000 per tax year and relocation expenses in an amount not to exceed $20,000.
Mr. Barbato will remain eligible to receive (a) annual bonuses of $155,762 for the Company’s 2019 fiscal year, $201,411 for the Company’s 2020 fiscal year and $130,585 for the Company’s 2021 fiscal year (based on target performance and prorated based on the number of complete months of such fiscal year of employment prior to the Separation Date) and (b) annual grants of Restricted Share Units equal to $298,480 for the Company’s 2020 fiscal year and $298,480 for the Company’s 2021 fiscal year. The foregoing annual bonuses and equity awards Mr. Barbato is eligible to receive under the Barbato Separation Agreement are contingent on the conclusion of the currently pending investigations by the SEC and OSC into the Company, and such investigations not resulting in a penalty being levied by the SEC and/or the OSC against Mr. Barbato personally or against the Company on account of any misconduct, mismanagement or failure to supervise by Mr. Barbato (the “Barbato Payment Condition”). The

above-referenced Restricted Share Unit grants will vest according to their original vesting schedules, based on the vesting dates applicable to grants in respect of the 2020 and 2021 fiscal years made to other Company NEOs (and that any portion of the awards that would have vested prior to the date of grant in accordance with such vesting schedules will be deemed to vest on the date of grant). Any outstanding equity-based awards that were held by Mr. Barbato as of the Separation Date remained outstanding and will vest and be settled on the times set forth in the applicable award agreements, subject to the Barbato Payment Condition and Mr. Barbato’s compliance with his post-employment obligations. Subject to the Barbato Payment Condition, any unvested or unpaid amounts of the above- referenced Restricted Share Unit grants will vest and be settled immediately upon a Change of Control of the Company (as defined in the 2018 Stock Option Plan).
Shum Separation Agreement
On November 26, 2021, Hortican and the Company entered into a separation agreement with Ms. Shum (the “Shum Separation Agreement”), pursuant to which her employment with Hortican terminated effective November 30, 2021 (the “Shum Resignation Date”). Following the Resignation Date, pursuant to the terms of the Shum Separation Agreement and subject to Ms. Shum’s entering into a release of claims in favor of the Company and its affiliates and related entities, Ms. Shum will be entitled to (1) an annual bonus of C$343,750 for Cronos’ 2021 fiscal year (or $274,141 based on the Bloomberg average exchange rate of C$1.00 to $0.7975 for the 12-month period ended December 31, 2021), based on target performance and prorated based on the number of complete months of the fiscal year up to the Shum Resignation Date, and (2) continued vesting and exercisability of any outstanding and unvested equity awards.
Long-Term Incentive Awards under the 2020 Omnibus Plan
Mr. Schmidt
Terms of awards granted to Mr. Schmidt under the 2020 Omnibus Plan were set forth in his award agreements. Pursuant to the terms of his award agreements, in the event of the termination of Mr. Schmidt’s employment due to death, unvested outstanding Stock Options and Restricted Share Units would vest immediately, and Stock Options would be exercisable by his estate within six months from the date of such termination. In the event that his employment is terminated due to Disability, the Stock Options and the Restricted Share Units would remain outstanding, continue to vest in accordance with their applicable vesting schedule, and all vested Stock Options may be exercised by Mr. Schmidt within 12 months from the date of such termination. In the event that Mr. Schmidt’s employment terminates without Just Cause or he resigns for Good Reason, the Stock Options and Restricted Share Units would vest, and the Stock Options would be exercisable at any time within 12 months from the date of such termination (subject to the Stock Options’ expiration date).
Although the Company does not typically provide for single-trigger acceleration of equity awards upon a change of control, in order to attract the type of executive talent required to support the Company’s growth and expansion plans, the Company determined in this particular instance to grant one-time equity awards that vest in part upon a change of control. In the event of a Change of Control involving the purchase of the Company’s securities described in Rule 13e-3 to the Exchange Act, 4/5 of the Stock Options and Restricted Share Units would vest immediately, and the remaining 1/5 of the Stock Options and Restricted Share Units would vest on the earlier of the 12-month anniversary of such Change of Control and the final vesting date of such Stock Options or Restricted Share Units, as applicable (the “Final Vesting Date”); provided that, if the Company ceases to be publicly-traded following the Change of Control, then (i) 4/5 of the Stock Options would immediately become fully vested and converted in the right to receive an amount equal to the spread value based on the per share merger consideration, and (ii) the remaining 1/5 of the Stock Options would become vested and converted into the right to receive an amount equal to the spread value based on the per share merger consideration, payable on the earlier of the 12-month anniversary of the Change of Control and the Final Vesting Date; provided further that if Mr. Schmidt’s employment terminates without Just Cause or for Good Reason, or due to death or Disability, prior to the Final Vesting Date, then the remaining 1/5 of the Stock Options and Restricted Share Units would vest on the date of such termination.
If Mr. Schmidt’s employment would have terminated for any other reason, unvested Stock Options and Restricted Share Units would have been forfeited.
As discussed above, Mr. Schmidt retired from his position as the Company’s President and CEO effective March 21, 2022 and from employment with the Company on April 6, 2022. In connection with Mr. Schmidt’s retirement, the Company also agreed to accelerate the vesting of any outstanding and unvested equity awards in accordance with their terms, and any Stock Options held by Mr. Schmidt will remain exercisable until (1) September 10, 2027 in respect of any Stock Options that vested before the date of Mr. Schmidt’s retirement, and (2) April 6, 2023 in respect of any unvested Stock Options as of immediately prior to the date of Mr. Schmidt’s retirement.
Mr. Madore
Terms of awards granted to Mr. Madore under the 2020 Omnibus Plan are set forth in his award agreements. Pursuant to the terms of his award agreements, in the event of the termination of Mr. Madore’s employment due to death or Disability (as defined in the Madore Agreement), the Stock Options and the Restricted Share Units will remain outstanding, will continue to vest in accordance with their applicable vesting schedule, and all vested Stock Options may be exercised by Mr. Madore within 6 months from the date of such termination. In the event that Mr. Madore’s employment terminates without Just Cause or he resigns for Good Reason, (i) 50% of the Stock Options and Restricted Share Units will vest immediately if such termination occurs on or before the first anniversary of the grant date, (ii) an additional 50% (i.e., 75% in the aggregate) of the Stock Options and Restricted Share Units will vest if such termination occurs after the first anniversary of the grant date but before the second anniversary of the grant date and (iii) the Stock Options and Restricted Share Units shall become fully vested if such termination occurs after the second anniversary of the grant date. In the event of a Change of Control involving the purchase of the Company’s securities described in Rule 13e-3 to the Exchange Act and Mr. Madore’s employment terminates without Just Cause or for Good Reason within 24 months of such Change of Control, Mr. Madore’s Stock Options and Restricted Share Units will become fully vested immediately, and all vested Stock Options may be exercised at any time within six months of the date of such termination.

Restricted Share Unit Agreements
Terms of Restricted Share Units granted to Mses. Shum, Shlimak and Buggy and Mr. Gorelik under the 2020 Omnibus Plan are set forth in their respective award agreements. In the event that the NEO’s employment terminates because of death, all unvested Restricted Share Units will vest. In the event that the NEO’s employment terminates due to Disability, unvested Restricted Share Units will continue to vest in accordance with their vesting schedule set forth in the agreements. In the event that the NEO’s employment terminates without Just Cause or the NEO resigns for Good Reason, in each case, on or within one year after a Change of Control, all unvested Restricted Share Units will become fully vested. This reflects the Company’s determination to generally structure accelerated vesting of equity awards in connection with a change of control to be “double trigger” in order to align our executive compensation program with good governance practices. If the NEO’s employment terminates for any other reason, unvested Restricted Share Units will be forfeited.
For purposes of the 2020 Omnibus Plan, “Change of Control” means:
(a) the consummation of any transaction or series of transactions, including any reorganization, recapitalization, statutory share exchange, consolidation, amalgamation, arrangement, merger or issue of voting shares in the capital of the Company, the result of which is that any person or group of persons acting jointly or in concert for purposes of such transaction or series of transactions, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities in the capital of the entity resulting from such transaction or series of transactions or the entity that acquired all or substantially all of the business or assets of the Company in a transaction or series of transactions described in paragraph (b) below (in each case, the “Surviving Company”) or the ultimate parent entity that has beneficial ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), measured by voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) rather than the number of securities (but does not include the creation of a holding company or other transaction that does not involve any substantial change in the proportion of direct or indirect beneficial ownership of the voting securities of the Company prior to the consummation of the transaction or series of transactions); provided that the exercise by Altria Summit LLC (or any of its affiliates) of the Purchased Warrant (as defined in the Subscription Agreement, by and among the Company, Altria Summit LLC and Altria, dated as of December 7, 2018) shall not constitute a Change of Control as described in this clause (a);
(b) the direct or indirect sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the business or assets of the Company, taken as a whole, to any person or group acting jointly or in concert for purposes of such transaction or series of transactions (other than to any affiliates of the Company); or

(c) Incumbent Directors during any consecutive 12-month period ceasing to constitute a majority of the Board (for this purpose, “Incumbent Director” means any member of the Board who is a member of the Board immediately prior to the occurrence of a contested election of directors of the Company).
Stock Option Plans
In the event of the termination of a participant’s employment, the treatment of Stock Options under the 2018 Option Plan and the 2015 Option Plan is subject to the discretion of the Board on a case-by-case basis. In the event of the termination of the participant’s employment with the Company for cause, each vested and unvested Stock Option granted to that participant immediately terminates and ceases to be exercisable, subject to the discretion of the Board. If a participant’s employment with the Company is terminated other than for cause (as defined in an employment agreement with the participant), each Stock Option granted to such participant that has not vested will immediately terminate, subject to the discretion of the Board, and each Stock Option that has vested may be exercised at any time within six months of the date of termination, death or termination date, as the case may be.
If the Company proposes to undertake a Change of Control, the Board may, in its discretion, accelerate the vesting of all outstanding Stock Options such that each outstanding Stock Option will be fully vested and either (as determined by the Board in its discretion) conditionally (i) exercisable for Shares or (ii) surrendered for a cash payment equal to the difference between the per Share consideration receivable by Shareholders in connection with the transaction resulting in the Change of Control and the exercise price of such Stock Option multiplied by the number of Shares that may be acquired under the particular Stock Option, upon (or where permitted by the Board, prior to) the completion of the Change of Control, provided that the Board may not, in any case, authorize the exercise or surrender of Stock Options beyond the expiration of the original exercise term of the Stock Options.
If, in connection with a Change of Control, the Board does not accelerate the vesting of Stock Options in accordance with the foregoing paragraph and the Stock Options continue, or are assumed, or rights equivalent to the Stock Options are substituted for the Stock Options, by the Surviving Company or Parent Company, or an affiliate thereof, and a participant’s employment is terminated by the Company or the Surviving Company or Parent Company or an affiliate of the Company or a successor thereto without cause in the 24-month period following the Change of Control, all unvested Stock Options or substituted rights outstanding on the participant’s termination date shall immediately vest, and the participant may exercise such vested Stock Options or substituted rights until the earlier of the expiration of the original exercise term of such Stock Option (or the Stock Option for which the right was substituted) and 12 months following the participant’s termination date, following which any unexercised Stock Options or substituted rights shall terminate and cease to be exercisable.
For the purposes of the 2015 Option Plan and the 2018 Option Plan, “Change of Control” generally has the same meaning as in the 2020 Omnibus Plan, except that the proviso in prong (i) regarding exercise by Altria Summit LLC (or any of its affiliates) of the Purchased Warrant does not apply to the 2015 Option Plan.

Potential Payments Upon Termination or Change of Control
The following table and footnotes describe certain potential payments that each NEO would receive upon certain terminations of employment and/or Change of Control, assuming that the termination event and/or Change of Control was effective as of December 31, 2021 and the value of our Shares is $3.92, which was the closing price of our Shares on Nasdaq on December 31, 2021, the last business day in 2021.

NEO(1)	Cash Severance ($)(1)	Group Insured Benefits ($)	Accelerated Stock Options ($)	Accelerated Restricted Share Units ($)	Total ($)
Kurt Schmidt
Termination without Just Cause or resignation for Good Reason (absent a Change of Control)	1,300,000	10,851	5,879,680	2,251,652	9,442,183
Termination without Just Cause or resignation for Good Reason in connection with a Change of Control	1,300,000	10,851	4,408,760	2,251,652	7,972,263
Termination due to death or Disability after a Change of Control	780,000	—	5,879,680	2,251,652	8,911,332
Change of Control	—	—	5,879,680	1,411,200	7,290,880
Death	780,000	—	5,879,680	2,251,652	8,911,332
Disability	780,000	—	—	—	780,000
Robert Madore
Termination without Just Cause or for Good Reason within 24 months of a Change of Control	574,000	9,993	4,290,469	196,000	5,070,462
Termination without Just Cause or for Good Reason	574,500	9,993	2,288,250	98,000	2,970,243
Death or Disability	—	—	—	—	—
Anna Shlimak
Termination without Just Cause (absent a Change of Control)	236,133	3,853	—	—	239,986
Termination without Just Cause in connection with a Change of Control	236,133	3,853	60,385	308,073	608,444
Resignation for Good Reason in connection with a Change of Control	236,133	3,853	—	308,073	548,059
Death				308,073	308,073
Disability	—	—	—	—	—
Shannon Buggy

Termination without Just Cause or for Good Reason	300,000	513	—	—	300,513
Termination without Just Cause or for Good Reason within one year of a Change of Control	300,000	513	—	181,543	482,056
Death	—	—	—	181,543	181,543
Disability	—	—	—	—	—
Ran Gorelik(2)
Termination without Justifiable Cause within one year of a Change of Control	139,230	—	—	164,060	303,290
Termination	139,230	—	—	—	139,230
Death	—	—	—	164,060	164,060
Disability	—	—	—	—	—
(1)    Mr. Barbato and Ms. Shum each resigned from their respective positions as CFO and Executive Vice President, Legal and Regulatory Affairs, respectively, in 2021. See “Potential Payments Upon Termination or Change of Control—Employment Agreements—Barbato Separation Agreement and Potential Payments Upon Termination or Change of Control—Employment Agreements—Shum Separation Agreement.”
(2)    The amounts reported for Mr. Gorelik are converted from Israeli New Shekels to USD using the Bloomberg average exchange rate of ILS1.00 to $0.3094 for the 12-month period ended December 31, 2021.

CEO PAY RATIO

Set forth below is disclosure regarding the ratio of the annual total compensation of Mr. Schmidt for the 2021 fiscal year to that of our median employee (excluding Mr. Schmidt but including Mr. Gorenstein, our then Executive Chairman).
•For 2021, our last completed fiscal year, the annual total compensation of Mr. Schmidt was $1,820,000, which amount equals the CEO’s compensation as reported in the “Summary Compensation Table”;
•the annual total compensation of the median Cronos employee (excluding Mr. Schmidt but including Mr. Gorenstein, our then Executive Chairman) was $48,260; and
•the ratio of our CEO’s annual total compensation on an annualized basis to that of the median Cronos employee was 38 to 1.
To identify the median employee, we used the following methodology:
•We used the same median employee that was used for purposes of calculating the CEO pay ratio in 2021 for fiscal year 2020 as no significant changes to the Company’s workforce or compensation structure occurred in 2021 that would warrant a change in the median employee from what was used for fiscal year 2020.
•In 2020, we used our entire employee population as of December 18, 2020. The jurisdictions included in the analysis were Canada, the United States and Israel.
•We calculated the amount of annual total cash compensation paid to all of our employees (other than our CEO) using a consistently applied compensation measure defined as the sum of base pay and bonuses and other cash wages and allowances.
•Employees with partial year earnings were annualized to full year earnings, assuming consistent earnings.
•All figures shown are in U.S. dollars. The amounts originally in non-U.S. dollars were converted to U.S. dollars using the Bloomberg average exchange rate of C$1.00 to $0.7975 and ILS 1 to $0.3094, as applicable, in each case for the 12-month period ended December 31, 2021.
After identifying the median employee, we then determined the median employee’s total annual compensation for the year ended December 31, 2021 in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K).
The pay ratio described above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies, including companies in the Cronos Peer Group, may not be comparable to the pay ratio reported above.

Other companies may have different employment and compensation practices, different geographic breadth, perform different types of work, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided for informational purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

DIRECTOR COMPENSATION
Framework for Director Compensation
On August 7, 2019, the Board adopted a remuneration policy for its directors (the “Board Remuneration Policy”), pursuant to which each non-employee director (other than Altria nominees) receives $39,875 (C$50,000) per year for services as a director, an additional $11,963 (C$15,000) per year for the chair of the Audit Committee, and an additional $11,963 (C$15,000) per year for the chair of the Compensation Committee. Cash fees with respect to Board membership or service as a committee chair are paid assuming 12 consecutive months of service from the date the particular membership or service commences and are paid in quarterly installments. Directors who are executive officers of the Company, within the meaning of such term under the applicable NASDAQ Rules, and Altria nominees do not receive compensation from the Company for their service as directors. In 2020, the Compensation Committee conducted a review of our director compensation program against director compensation programs of companies in the Cronos Peer Group with the assistance of Mercer, its independent compensation consultant, in order to assess whether it is aligned with the market.
Under the Board Remuneration Policy, each director, other than directors who are executive officers and Altria nominees, is required to hold Shares and/or equity awards, including Deferred Share Units (as defined below), with a market value equal to three times such director’s annual cash retainer within five years of such director’s appointment or election to the Board.
Deferred Share Unit Plan
On August 7, 2019, the Board adopted the Deferred Share Unit Plan for Non-Executive Directors, pursuant to which each non-employee director (other than Altria nominees) received in 2019, 2020 and 2021 an annual equity grant in the form of cash-settled deferred share units (“Deferred Share Units”) with a grant date fair value (as determined for financial reporting purposes) of $119,625 (C$150,000) in 2021.
Incentive Plan Awards
All directors were entitled to participate in the 2020 Omnibus Plan, the 2018 Option Plan and the 2015 Option Plan. During the year ended December 31, 2021, other than with respect to Mr. Gorenstein’s exercise of 3,501,041 Stock Options in respect of the 2015 Stock Option Plan and Mr. Adler’s exercise of 1,283,334 Stock Options in respect of the 2015 Option Plan, no Stock Options were granted to, and no Stock Options were exercised by, non-employee directors (other than Altria nominees) under either the 2018 Option Plan or the 2015 Option Plan. No equity awards were granted to any non-employee director under the 2020 Omnibus Plan in 2021.
Pursuant to the 2020 Omnibus Plan, each non-employee director (other than Altria nominees) may not be granted (in any calendar year) total compensation with a value in excess of $500,000, with the value of any equity-based awards based on the accounting grant date value, except for the calendar year in which a non-employee director (other than Altria nominees) is newly appointed as a member of the Board or is designated the Chairman of the Board or Lead Director, when the limit is $1,000,000.

2021 Compensation for our then Executive Chairman
The Company paid Mr. Gorenstein for his role as Executive Chairman in 2021 $380,448 as base salary and $8,699 for tax preparation expenses. Pursuant to his amended and restated employment agreement entered into in connection with his transition to the role of Executive Chairman, Mr. Gorenstein was eligible to receive an annual cash bonus equal to $591,000 and an annual grant of restricted share units equal to $985,000 for the 2021 fiscal year, each subject to the conclusion of the SEC investigation into the Company that was pending as of the effective date of the Gorenstein Agreement, as determined by the Board in its reasonable discretion, provided that such investigation does not result in a penalty being levied by the SEC against Mr. Gorenstein personally or against the Company on account of any misconduct or mismanagement by Mr. Gorenstein. Additionally, Mr. Gorenstein was eligible to receive a payment amount equal to 12 months of base salary and target bonus after the completion of his initial 18 month term as Executive Chairman.
In connection with Mr. Gorenstein’s appointment as President and CEO on March 21, 2022, the Company, Cronos USA and Mr. Gorenstein entered into an amended and restated executive employment agreement (the “Gorenstein Agreement”) setting forth the terms of Mr. Gorenstein’s employment. The Gorenstein Agreement provides for annual base salary of $775,000, annual target bonus opportunity of 150% of base salary, annual long-term target incentive opportunity of $1,937,500, and participation in the employee benefit programs of Cronos USA or the Company, as applicable. In addition, Mr. Gorenstein received a one-time sign-on grant of 3,000,000 Restricted Share Units that vest on the third anniversary of the grant date.
Additionally, the Gorenstein Agreement provides, consistent with Mr. Gorenstein’s then-existing employment agreement, that Mr. Gorenstein remains eligible to receive annual bonuses in respect of the Company’s 2019 fiscal year, 2020 fiscal year, and 2021 fiscal year and long-term incentive award grants in respect of the Company’s 2020 fiscal year, 2021 fiscal year, and 2022 fiscal year, each of which will be released upon, and subject to, the conclusion of the SEC investigation into the Company that was pending as of the effective date of the Gorenstein Agreement, as determined by the Board in its reasonable discretion, provided that such investigation does not result in a penalty being levied by the SEC against Mr. Gorenstein personally or against the Company on account of any misconduct or mismanagement by Mr. Gorenstein.
2021 Director Compensation Table
The following table lists the individuals who received compensation in 2021 for their service as directors of the Company.

Name	Amounts Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Michael Gorenstein	389,146		389,146
Jason Adler	39,875	119,625	159,500
Kendrick Ashton, Jr.	39,875	119,625	159,500
Jody Begley	—	—	—
Murray Garnick	—	—	—
Heather Newman	—	—	—
James Rudyk	51,838	119,625	171,463
(1)    The amounts in this column represent annual cash retainers and committee chair fees and, for Mr. Gorenstein $8,699 for tax preparation services in 2021. Amounts are converted from C$ to USD using the Bloomberg average exchange rate of C$1.00 to $0.7975 for the 12-month period ended December 31, 2021.
(2)    Pursuant to the Company’s Deferred Share Unit Plan for Non-Executive Directors, non-employee directors (other than Altria nominees) receive an annual equity grant in the form of Deferred Share Units with a grant date fair value of $119,625 (C$148,369.49), which are settled in cash upon a director’s departure from the Board. As of December 31, 2021, Mr. Adler held 44,068.70 Deferred Share Units, Mr. Ashton Jr. held 16,304.34 Deferred Share Units and Mr. Rudyk held 44,068.70 Deferred Share Units. The amounts in this column represent the grant date fair value of Deferred Share Units computed in accordance with stock-based compensation accounting rules (per ASC Topic 718) for 2021.
(3)    As of December 31, 2021, (a) Mr. Gorenstein held 806,953 vested options and 427,297 unvested options, (b) Mr. Adler held 1,934,375 vested options and 15,625 unvested options, and (c) Mr. Rudyk held 209,375 vested options and 18,750, unvested options. No other director held any equity-based awards as of December 31, 2021 (other than Deferred Share Units as disclosed above).

AUDIT COMMITTEE REPORT
The Audit Committee, which consists entirely of directors who meet the independence requirements of applicable SEC regulations and the NASDAQ Rules for audit committee members, has furnished the following report:
Report of the Audit Committee
The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on August 5, 2020. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing the Company’s internal control over financial reporting.
Management conducted an assessment of the effectiveness of the Company’s internal control over financial reporting at December 31, 2021. Based on that evaluation, management concluded that, as of December 31, 2021, due to the existence of material weaknesses in the Company’s internal control over financial reporting described below, the disclosure controls and procedures were not effective to provide reasonable assurance that the information required to be disclosed by the Company in reports it files or submits under the Exchange Act were recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and to ensure that the information required to be disclosed by the Company in reports that it files or submits under the Exchange Act, is accumulated and communicated to management, including the principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.
The following material weaknesses in internal control over financial reporting existed as of December 31, 2021:
Control Environment:
The Company did not maintain an effective control environment. Specifically, the Company’s control environment (i) did not ensure that senior personnel in the Company’s accounting function engaged consistently in appropriate professional conduct and conduct consistent with the Company’s Code of Business Conduct and Ethics; and (ii) lacked personnel in the Company’s accounting function with appropriate level of knowledge and experience in U.S. GAAP sufficient to properly assess evidence and interpret accounting rules.
Goodwill and Indefinite-lived Intangible Asset Impairment Testing:

The Company did not design and maintain effective controls to assess goodwill and indefinite-lived intangible assets for potential impairment as changes in the performance of and prospects for the Company’s U.S. reporting unit occurred. Specifically, the Company did not design and maintain effective controls to sufficiently assess the overall financial performance of and expectations for the Company’s U.S. reporting unit and certain macroeconomic, industry and market conditions when evaluating goodwill associated with the Company’s U.S. reporting unit and its Lord Jones® brand indefinite-lived intangible asset for potential impairment.
In light of these material weaknesses, the Company has begun taking and will continue to take the following actions:
•The Company’s CEO and CFO have reinforced and will continue to reinforce on an ongoing basis the importance of adherence to the Company’s policies, procedures and standards of conduct, including identifying misconduct and raising and communicating concerns;
•All accounting personnel that engaged in unprofessional conduct have been terminated or resigned from the Company and have been replaced with qualified personnel;
•The Company has enhanced its sub-certification process to include additional certifications regarding certain complex accounting topics and to include additional employees to increase accountability amongst Company personnel;
•The Company has expanded its compensation clawback provisions to incorporate all personnel who are subject to our enhanced sub-certification process;
•The Company has identified and is in the process of implementing organizational enhancements including (i) evaluating the sufficiency, experience and training of personnel within its accounting function and (ii) hiring accounting personnel with appropriate knowledge and experience in U.S. GAAP;
•The Company is in the process of developing and implementing a training program for accounting and finance personnel to enhance their knowledge of U.S. GAAP outlined in the Company’s accounting policies, which are used in the preparation of the Company’s consolidated financial statements; and
•The Company has evaluated and will continue to regularly evaluate its policies and procedures relating to certain complex accounting topics and has begun implementing improvements in those policies and procedures.
The Audit Committee is focused on the Company remediating the identified material weaknesses in internal control over financial reporting and implementing enhanced controls to ensure a proper control environment. The Audit Committee is also focused on hiring new accounting personnel with expertise in U.S. GAAP, retaining existing accounting personnel and improving the work environment and morale of the accounting department.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board and the SEC. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors’ independence.
The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements and internal control over financial reporting have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

James Rudyk (Chair)	Jason Adler	Kendrick Ashton, Jr.

PRINCIPAL ACCOUNTANT FEES
The following table presents fees for professional audit services rendered by KPMG for the audits of the Company’s annual consolidated financial statements as of and for the fiscal years ended December 31, 2021 and 2020 and internal control over financial reporting as of December 31, 2021 and 2020 and fees billed for other services rendered by KPMG during those periods.

	2021(1)	2020(1)
Audit Fees	$ 3,106,704	$ 2,026,663
Audit-Related Fees	—	—
Tax Fees(2)	91,272	209,240
Total	$ 3,197,976	$ 2,235,903

(1)    The amount reported for the fees are converted from C$ to USD using the Bloomberg average exchange rate of C$1.00 to $0.7457 for the 12-month period ended December 31, 2020 and C$1.00 to $0.7975 for the 12-month period ended December 31, 2021.
(2)    Tax fees relate to tax compliance and tax advisory services and preparation of U.S. federal and state income tax returns.
PRE-APPROVAL POLICY
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services expected to be performed by the Company’s independent registered public accounting firm. Pursuant to such policy, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services to the Company unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002.
During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.
All fees and services described in the table above were pre-approved pursuant to this policy.

PROPOSAL NO. 2—ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

As required by federal securities laws, we are seeking a vote on an advisory (non-binding) basis to approve the compensation of the NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives Shareholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies. At the Annual Meeting, Shareholders will be asked to consider, and if thought advisable, to approve, on an advisory (non-binding) basis, with or without variation, the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the proxy statement, dated April 29, 2022, is hereby approved on an advisory basis.”
As described under “Compensation Discussion and Analysis” above, we believe that our executive compensation program and policies are designed to support the Company’s success by achieving the following objectives:
•positioning the Company competitively among companies against which we compete for talent;
•aligning the interests of our executives with those of our Shareholders by tying significant portions of pay to performance, paying a substantial portion of compensation in equity and subjecting equity compensation to multi-year vesting periods and, beginning in March 2021, requiring share ownership; and
•tying executive compensation to performance and achievement of the Company’s short- and long-term business goals and ensure that compensation varies based on business performance and achievement of individual objectives.
We urge Shareholders to read the section entitled “Compensation Discussion and Analysis” and the related narrative and tabular compensation disclosure included in this Proxy Statement. The section entitled “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program and policies, as well as the compensation of the NEOs.
Required Vote
With regard to the advisory (non-binding) resolution approving the compensation of the NEOs as disclosed in this Proxy Statement, you may select “For”, “Against” or “Abstain”. Approval of the resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

While this advisory vote on the compensation of the NEOs is not binding on us, our Board or the Compensation Committee, we value the opinions of our Shareholders. Accordingly, our Board and the Compensation Committee will consider the outcome of this advisory vote when making future compensation decisions for our NEOs.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NON-BINDING) RESOLUTION APPROVING THE COMPENSATION OF THE NEOs AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3—APPOINTMENT OF KPMG LLP
The Audit Committee has recommended to the Board that KPMG be nominated for appointment by the Shareholders to serve as the Company’s independent auditors and to audit the consolidated financial statements of the Company as of and for the fiscal year ending December 31, 2022. KPMG was first appointed to serve as the Company’s independent auditors effective May 18, 2018 and has audited the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019.
All audit and non-audit services provided by KPMG to the Company and its subsidiaries in fiscal years 2020 and 2021 are described above under “Principal Accountant Fees”. All fees and services described under “Principal Accountant Fees” were pre-approved pursuant to the Audit Committee’s pre-approval policy. In addition, the Audit Committee is responsible for audit fee negotiations with KPMG. KPMG has advised the Audit Committee that it is “independent” of the Company within the meaning of the SEC’s rules and regulations, and those of the Public Company Accounting Oversight Board. Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from Shareholders.
The Company is asking Shareholders to appoint KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and to authorize the Board to fix KPMG’s remuneration. If the Shareholders do not appoint KPMG, KPMG will continue to act as the Company’s independent auditors until a successor auditor is appointed.
Required Vote
With regard to the appointment of KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and the authorization of the Board to fix KPMG’s remuneration, you may select “For” or “Withhold”. The affirmative vote of a majority of votes cast at the Annual Meeting is necessary to appoint KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and authorize the Board to fix KPMG’s remuneration. U.S. (but not Canadian) brokers may exercise discretion and vote on this matter and these will be counted as votes cast. Broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.
THE BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022 AND TO AUTHORIZE THE BOARD TO FIX KPMG’S REMUNERATION.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company.  Directors, officers and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater-than-ten-percent beneficial owners were complied with on a timely basis for fiscal year 2021, except that (a) a delinquent Form 4 filing for Xiuming Shum was filed on November 15, 2021 and (b) a delinquent Form 3 filing for Ran Gorelik was filed on April 29, 2022.
OTHER BUSINESS
If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the accompanying proxy card or voting instruction form will vote the proxies held by them in accordance with their best judgment. As of the date of this Proxy Statement, Cronos is not aware of any business other than the items referred to in the Notice of Annual Meeting that will be considered at the Annual Meeting.
SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
Cronos is subject to both the rules of the SEC under the Exchange Act and the provisions of the BCBCA with respect to Shareholder proposals. As clearly indicated under the BCBCA and the rules of the SEC under the Exchange Act, simply submitting a Shareholder proposal does not guarantee its inclusion in the proxy materials.
Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2023 annual meeting of Shareholders must submit their proposals to the Corporate Secretary of the Company on or before January 12, 2023 (which is 120 calendar days before the anniversary of the date this Proxy Statement was first sent to Shareholders), to be eligible for inclusion in our proxy statement and proxy card or voting instruction form relating to that meeting. In the event that we hold our 2023 annual meeting of Shareholders more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which Shareholders’ proposals must be received by any means reasonably calculated to inform Shareholders.
Shareholders who, in accordance with the BCBCA, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2023 annual meeting of Shareholders must submit their proposals on or before March 23, 2023 (which is three months before the anniversary of the Annual Meeting).

A Shareholder may also nominate a person for election as a director of Cronos at an annual meeting of Shareholders, other than pursuant to a Shareholder proposal under the rules of the SEC under the Exchange Act and the provisions of the BCBCA, by complying with the procedures set forth in the Company’s Advance Notice Requirements.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, Shareholders who intend to solicit proxies in support of director nominees (other than the Company’s nominees) must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 24, 2023.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Intermediaries and other holders of record may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials may have been sent to multiple Shareholders in your household. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your Intermediary or other holder of record, or you may contact the Corporate Secretary of the Company. However, please note that if you received a Notice of Internet Availability and want to receive a paper proxy or voting instruction form or other proxy materials with respect to the Annual Meeting, you should follow the instructions to request such materials included in the Notice of Internet Availability of Proxy Materials that was sent to you.
DISTRIBUTION OF CERTAIN DOCUMENTS
This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at https://thecronosgroup.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is being made available with this Proxy Statement to our Shareholders. Shareholders are referred to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021 and related management’s discussion and analysis contained therein, for financial and other information about us. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is not part of this Proxy Statement.
We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at https://thecronosgroup.com, on the SEC’s website at www.sec.gov and on the Company’s profile on SEDAR at www.sedar.com. We will furnish copies of our filings (without exhibits), including this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, without charge to any Shareholder upon request to Investor Relations at 111 Peter Street, Suite 300, Toronto, Ontario, M5V 2H1, or by e-mail request to investor.relations@thecronosgroup.com.

By order of the Board of Directors,

Michael Gorenstein Chairman, President and Chief Executive Officer

APPENDIX A—BOARD MANDATE
CRONOS GROUP INC.
BOARD MANDATE
This Mandate was approved by the Board of Directors of Cronos Group Inc. as of March 25, 2021.
1.Purpose
The Board of Directors (the “Board”) has the duty to supervise the management of the business and affairs of Cronos Group Inc. (the “Corporation”). The Board, directly and through its committees and the chair of the Board (the “Chair”) or, if applicable, the independent director appointed as “Lead Director” (as discussed herein), shall provide direction to senior management, generally through the President and Chief Executive Officer, to pursue the best interests of the Corporation.
2.Composition
General
The composition and organization of the Board, including the number, qualifications and remuneration of directors, the number of Board meetings, quorum requirements, meeting procedures and notices of meetings are governed by the Business Corporations Act (British Columbia), applicable Canadian securities laws, applicable stock exchange rules and policies and the articles of the Corporation, in each case as they may be amended and/or replaced from time to time, subject to any exemptions or relief that may be granted from such requirements.
Each director should seek to have an understanding of the Corporation’s principal operational and financial objectives, plans and strategies, and financial position and performance. Directors should seek to have sufficient time to carry out their duties and not assume responsibilities that would materially interfere with, or be incompatible with, Board membership. Directors who experience a significant change in their personal circumstances, including a change in their principal occupation, are expected to advise the Chair.
Independence
A majority of the Board must be independent. “Independent” shall have the meaning, as the context requires, given to it under applicable NASDAQ listing standards, as the same may be amended and/or replaced from time to time. From time to time the Board shall establish independence standards for the Board in accordance with the binding requirements of any stock exchanges on which the Corporation’s securities are listed and all other applicable laws, and, at least annually, shall determine the independence of each director in accordance with these standards and review the Board’s and the Board’s committees’ ability to act independently from management in fulfilling their responsibilities.
Chair of the Board
The Chair shall act as the effective leader of the Board and ensure that the Board’s agenda will enable it to successfully carry out its duties. If the Chair of the Board is not independent, then the independent directors may select from among their number a director who will act as Lead Director and who will assume responsibility for providing leadership to the Board complementary to that of the Chair to, among other things, enhance the effectiveness and independence of the Board.
3.Duties and Responsibilities
The Board shall have the specific duties and responsibilities outlined below.
Strategic Planning
(a)Strategic, Business and Capital Plans
The Board shall adopt a strategic plan for the Corporation. At least annually, the Board shall review and, if advisable, approve the Corporation’s strategic planning process and annual strategic, business and capital plans, as well as policies and processes generated by management relating to the authorization of major investments and significant allocations of capital. In discharging this responsibility, the Board shall review the plan in light of management’s assessment of emerging trends, the competitive environment, the opportunities for the business of the Corporation, risk issues, and significant business practices and products.
(b)Monitoring
At least annually, the Board shall review management’s implementation of the Corporation’s strategic, business and capital plans. The Board shall review and, if advisable, approve any material amendments to, or variances from, these plans.
Risk Management
(a)General
The Board shall periodically review reports provided by management of principal risks associated with the Corporation’s business and operations, review the implementation by management of appropriate systems to manage these risks, and review reports by management relating to the operation of, and any material deficiencies in, these systems.
(b)Compliance with Laws
The Board shall periodically review legal and regulatory compliance matters that may have a material impact on the Corporation, the effectiveness of the Corporation’s compliance policies, and any material communications from regulators, as well as management’s plans to remediate any deficiencies identified.

Human Resource Management
(a)Succession Review
The Board shall periodically review the succession plans of the Corporation for the Chair, the Lead Director, the Chief Executive Officer and other executive officers, including the appointment, training and monitoring of such persons.

(b)Integrity of Senior Management
The Board shall review the integrity of the Chief Executive Officer and other executive officers of the Corporation and encourage the Chief Executive Officer and other senior officers strive to create a culture of integrity throughout the Corporation.

Corporate Governance
(a)Director Independence
At least annually, the Board shall review the director independence standards established by the Board and the Board’s ability to act independently from management in fulfilling its duties.
(b)Ethics Reporting
The Board has adopted a written Code of Business Conduct and Ethics (the “Code”) applicable to directors, officers and employees of the Corporation. At least annually, the Board shall review the Code. Any material change to the Code must be approved by the Board.
(c)Board of Directors Mandate Review
At least annually, the Board shall review and assess the adequacy of this Mandate to ensure compliance with any rules or regulations promulgated by any regulatory body and approve any material modifications to this Mandate as considered advisable.

Financial Information
(a)General
The Board shall, in conjunction with the Audit Committee, review the effectiveness of the Corporation’s internal control over financial reporting and disclosure controls and procedures.
(b)Financial Statements
The Board shall review the recommendation of the Audit Committee with respect to the annual and interim financial statements. After completing its review, if advisable, the Board shall approve the filing of such financial statements with regulatory authorities.
Communications
(a)General
The Board has adopted a Disclosure Policy for the Corporation. The Board shall periodically review the Corporation’s overall Disclosure Policy, including measures for receiving feedback from the Corporation’s stakeholders and management’s compliance with such policy. The Board shall, if advisable, approve material changes to the Corporation’s Disclosure Policy.

(b)Shareholders
The Corporation endeavors to keep its shareholders informed of its progress through an annual report, quarterly interim reports and periodic press releases. In addition, the Corporation shall maintain a website that is regularly updated and provides investors with relevant information on the Corporation and an opportunity to communicate with the Corporation.
4.Committees of the Board
The Board has established the following committees: the Compensation Committee and the Audit Committee. Subject to applicable law and regulations, the Board may establish other Board committees or merge or dispose of any such Board committee.
Committee Charters
The Board has approved charters for each Board committee and shall approve charters for each new Board committee. The Board shall periodically review each committee charter and approve any changes it considers appropriate.
Delegation to Committees
The Board has delegated to the applicable committee those duties and responsibilities set out in each Board committee’s charter.
Consideration of Committee Recommendations
As required by applicable law, by the applicable committee charter or as the Board may consider advisable, the Board shall consider for approval the specific matters delegated for review to Board committees.
Board/Committee Communication
To facilitate communication between the Board and each Board committee, each committee chair shall provide a report to the Board on material matters considered by the committee at the first Board meeting after the committee’s meeting.
5.Meetings
The Board will meet at least once in each quarter, with additional meetings held as deemed advisable. The Chair (in conjunction with the Lead Director, as applicable) is primarily responsible for the agenda and for supervising the conduct of the meeting. Any director may propose the inclusion of items on the agenda.
Meetings of the Board shall be conducted in accordance with the Corporation’s constating documents.
Secretary and Minutes
The Corporation’s Secretary, his or her designee or any other person the Board requests shall act as secretary of Board meetings. Minutes of Board meetings shall be recorded and maintained by the Secretary or his or her designee and subsequently presented to the Board for approval.

Meetings Without Management
The independent members of the Board shall hold regularly scheduled meetings, or portions of regularly scheduled meetings, at which non-independent directors and members of management are not present.
Access to Management and Outside Advisors
In discharging the forgoing duties and responsibilities, the Board shall have unrestricted access to management and employees of the Corporation and to the relevant books, records and systems of the Corporation as considered appropriate. The Board shall have the authority to retain legal counsel, consultants or other advisors to assist it in fulfilling its responsibilities. The Corporation shall provide appropriate funding, as determined by the Board, for the services of these advisors.
Service on Other Boards and Audit Committees
Directors may serve on the boards of other public companies so long as these commitments do not materially interfere and are compatible with their ability to fulfill their duties as a member of the Board. Directors must advise the Chair in advance of accepting an invitation to serve on the board of another public corporation.
6.Responsibilities of Individual Directors
Responsibilities Set out in the Mandate

A director shall review and participate in the work of the Board necessary in order for the Board to discharge the duties and responsibilities set out in accordance with this mandate and under applicable law.

Meeting Preparation and Attendance

In connection with each meeting of the Board and each meeting of a committee of the Board of which the director is a member, it is expected each director will review the material provided to the director in connection with the meeting, provided that such review is practicable in the view of the time at which such material was delivered to the director.

Other Responsibilities

A director shall perform such other functions as may be delegated to that director by the Board or any committee of the Board from time to time.

7.Management
Position Descriptions for Directors

The Board has approved position descriptions for the Chair and the chair of each Board committee. The Board shall periodically review such position descriptions.

Position Descriptions for CEO

The Board has approved a position description for the Chief Executive Officer, which includes delineating management’s responsibilities. The Board shall periodically review such position description.

8.Director development and evaluation
Each new director shall participate in the Corporation’s initial orientation program and each director shall participate in any of the Corporation’s continuing director development programs. The Board shall periodically review the Corporation’s initial orientation program and continuing director development programs.

The Board will conduct an annual self-assessment to assess the effectiveness of the Board as a whole, its committees and the contribution of individual directors. The ability of individual directors to contribute to the Board shall be considered in connection with the re-nomination process.

9.No Rights Created
This Mandate is a statement of broad policies and is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Corporation. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Corporation’s articles, it is not intended to establish any legally binding obligations, create any rights of shareholders or others to enforce this Mandate or create any other third-party beneficiary rights.

APPENDIX B – RECONCILIATION OF FINANCIAL RESULTS

Adjusted EBITDA

(in thousands of U.S. dollars)	Year ended December 31, 2021
Cronos Global
Net income (loss)	$ (397,204)
Interest income, net	(9,071)
Income tax benefit	(431)
Share of loss from equity accounted investments	6,313
Impairment loss on goodwill and indefinite-lived intangible assets(i)	236,056
Impairment loss on long-lived assets(ii)	127,619
Gain on revaluation of derivative liabilities(iii)	(151,360)
Gain on revaluation of financial instruments(iv)	(8,611)
Transaction costs(v)	3,801
Other, net(vi)	(730)
Loss from discontinued operations(vii)	500
Share-based payments(viii)	10,151
Financial statement review costs(ix)	7,102
Depreciation and amortization	15,402
Adjusted EBITDA	$ (160,463)
(i)For the year ended December 31, 2021, impairment loss on goodwill and indefinite-lived intangible assets relates to impairment on goodwill and intangible assets related to our U.S. segment and impairment on an indefinite-lived trademark related to our Rest of World segment. See Note 6 “Goodwill and Intangible Assets, net” of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
(ii)For the year ended December 31, 2021, impairment loss on long-lived assets relates to impairment charges on property, plant and equipment and definite-lived intangible assets in the Canadian asset group, impairment charges for the differences between the consideration paid to Ginkgo Bioworks Holdings Inc (“Ginkgo”). for the achievement of two equity milestones in connection with the collaboration and license agreement dated September 1, 2018 between Ginkgo and the Company, and the fair values of the exclusive license for cannabigerolic acid and the exclusive license for cannabigerovarinic acid as well as impairment on leased premises in the U.S. segment. See Note 5 “Property, Plant and Equipment, net” and Note 6 “Goodwill and Intangible Assets, net” of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
(iii)For the year ended December 31, 2021, the gain on revaluation of derivative liabilities represents the fair value changes on the derivative liabilities. See Note 8 “Derivative Liabilities” of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
(iv)For the year ended December 31, 2021, gain on revaluation of financial instruments relates primarily to our unrealized holding gain on our mark-to-market investment in Cronos Australia Limited as well as revaluations of financial liabilities resulting from deferred share units. See Note 3 “Investments” of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
(v)For the year ended December 31, 2021, transaction costs represent legal, financial and other advisory fees and expenses incurred in connection with various strategic investments.
(vi)For the year ended December 31, 2021, other, net is primarily related to (gain) loss on reclassification of held-for-sale assets and (gain) loss on disposal of assets.
(vii)For the year ended December 31, 2021, loss from discontinued operations relates to the discontinuance of Original B.C. Ltd. See Note 16 “Held-For-Sale Assets and Discontinued Operations” of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
(viii)For the year ended December 31, 2021, share-based payments relates to the vesting expenses of share-based compensation awarded to employees under our share-based award plans. See Note 10 “Share-based Payments” of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
(ix)For the year ended December 31, 2021, financial statement review costs include costs related to the restatements of our 2019 and second quarter 2021 interim financial statements, costs related to our responses to requests for information from various regulatory authorities relating to such restatements and legal costs defending shareholder class action complaints brought against us as a result of the 2019 restatement.

B-1

Adjusted Direct Profit

(in thousands of U.S. dollars)	Year ended December 31, 2021
	United States	Rest of World
Gross profit (loss)	$ 59	$ (17,593)
Direct sales and marketing(i)	24,146	18,127
Adjusted direct profit	$ (24,087)	$ (35,720)
(i)Direct sales and marketing costs include costs associated with sales, marketing and client care cost centers and excludes costs associated with consumer insights cost center.

B-2

CRONOS GROUP

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O CRONOS GROUP INC.
111 PETER STREET, SUITE 300
TORONTO, ONTARIO, CANADA MV5 2H1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Toronto Time on June 21, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRON2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Toronto Time on June 21, 2022. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D79243-P66005 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRONOS GROUP INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Jason Adler	☐	☐
1b. Kendrick Ashton, Jr.	☐	☐
1c. Jody Begley	☐	☐
1d. Murray Garnick	☐	☐
1e. Michael Gorenstein	☐	☐
1f. Heather Newman	☐	☐
1g. James Rudyk	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Adoption of an advisory (non-binding) resolution to approve the compensation of the Company's named executive officers as disclosed in the proxy statement dated April 29, 2022.	☐	☐	☐
	For		**Withhold**
3. Appointment of KPMG LLP to serve as the Company's registered independent public accounting firm for fiscal year 2022 and to authorize the board of directors of the Company to fix their remuneration.	☐		☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Guidelines and Conditions:

1. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

2. THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE PROXY MATERIALS PRIOR TO VOTING.

3. If you appoint the Management Nominees to vote your common shares, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the recommendations of the Board of Directors highlighted for each resolution on the reverse. If you appoint someone else to vote your common shares, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.

4. This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice accompanying the proxy or such other matters which may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

5. Each shareholder has the right to appoint a person other than the Management Nominees specified herein to represent them at the Annual Meeting of Shareholders or any adjournment or postponement thereof. Such right may be exercised by inserting in the blank space in the first paragraph of this proxy, the name of the person to be appointed, who need not be a shareholder of the Company.

6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the Company.

7. To be valid, this proxy must be received by the Company before the deadline of 11:59 p.m. (Toronto time) on June 21, 2022 or in the case of any adjournment or postponement of the Annual Meeting of Shareholders prior to 11:59 p.m. (Toronto time) on the date that is two business days before the date of the adjourned or postponed meeting.

8. If the shareholder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the shareholder may be required to provide documentation evidencing the signatory's power to sign the proxy.

Notice and Access

Disclosure regarding each matter or group of matters to be voted on is in the Proxy Statement dated April 29, 2022. You should review the Proxy Statement dated April 29, 2022 before voting.

Cronos Group Inc. has elected to utilize notice and access and provide you with the following information on how to access the proxy materials:

The proxy materials are available electronically at www.sedar.com and www.sec.gov/edgar and also at www.proxyvote.com. If you wish to receive a paper copy of the meeting materials or have questions about notice and access, please visit www.proxyvote.com, call 1-800-579-1639 or email sendmaterial@proxyvote.com.

D79244-P66005

CRONOS GROUP INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
June 23, 2022

The shareholder(s) hereby appoint(s) Michael Gorenstein, Chairman, President and Chief Executive Officer of the Company and Robert Madore, Chief Financial Officer of the Company (the "Management Nominees"), or either of them, as proxies, or instead of any of them, the following appointee: [______________________________], each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, of the common shares of Cronos Group Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., Toronto time on Thursday, June 23, 2022, by virtual meeting, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF YOU DO NOT SPECIFY A CHOICE WITH RESPECT TO VOTING ON THE MATTERS ON THE REVERSE SIDE OF THIS PROXY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side